As filed with the Securities and Exchange Commission on December 23, 2011
Registration No. _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLATINUM STUDIOS, INC.
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	2721 (Primary Standard Industrial Classification Code Number)	20-5611551 (I.R.S. Employer Identification Number)

2029 South Westgate Avenue
Los Angeles, California 90025
(310) 807-8100
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Scott Mitchell Rosenberg
Chief Executive Officer
Platinum Studios, Inc.
2029 South Westgate Avenue
Los Angeles, California 90025
(310) 807-8100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher H. Dieterich, Esq.
Dieterich & Associates
11835 West Olympic Blvd., Suite 1235E
Los Angeles, California 90064
(310) 312-6888

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated file" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.001 par value per share	98,000,000	0.0044	$431,200	$500

(1) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, using the average of the high and low prices as reported on the OTC Bulletin Board on November 7, 2011

(3)  Estimated assuming that all 98,000,000 shares are sold at the same price.  This number of shares is limited by Rule 415, however the share prices may increase over the life of the agreements and this registration, such that prices could cumulate to $10,000,000 (the contractual limitation) if a large number of shares are sold at significantly higher prices than currently exist.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated December__, 2011

Prospectus

98,000,000 Shares
Common Stock

This prospectus relates to the offer and resale of up to 98,000,000 shares of our common stock, par value $0.0001 per share, by the selling stockholder, Dutchess Opportunity Fund II, LP, or "Dutchess". Of such shares, (i) Dutchess has agreed to purchase up to 98,000,000 shares pursuant to the investment agreement dated November 1, 2011, between Dutchess and us, and (ii) no shares were issued to Dutchess in consideration for the investment. Subject to the terms and conditions of such investment agreement, which is referred to in this prospectus as the "Investment Agreement," we have the right to put up to $10,000,000 in shares of our common stock to Dutchess. This arrangement is sometimes referred to as an "Equity Line." For more information on the selling stockholder, please see the section of this prospectus entitled "Selling Stockholder".

We will not receive any proceeds from the resale of these shares of common stock offered by Dutchess. We will, however, receive proceeds from the sale of shares to Dutchess pursuant to the Equity Line. When we put an amount of shares to Dutchess, the per share purchase price that Dutchess will pay to us in respect of such put will be determined in accordance with a formula set forth in the Investment Agreement. Generally, in respect of each put, Dutchess will pay us a per share purchase price equal to ninety-five percent (95%) of the daily volume weighted average price of our common stock during the five (5) consecutive trading day period beginning on the trading day immediately following the date of delivery of the applicable put notice.

Dutchess may sell the shares of common stock from time to time at the prevailing market price on the Over-the Counter (OTC) Bulletin Board, or on an exchange if our shares of common stock become listed for trading on such an exchange, or in negotiated transactions. Dutchess is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in connection with the resale of our common stock under the Equity Line. For more information, please see the section of this prospectus entitled "Plan of Distribution".

Our common stock is quoted on the OTC Bulletin Board under the symbol "PDOS". The last reported sale price of our common stock on the OTC Bulletin Board on December 22, 2011 was $0.0025 per share.

Investing in the offered securities involves a high degree of risk, including those risks set forth in the "Risk Factors" section of this prospectus, as well as those set forth in any prospectus supplement.

We will be responsible for all fees and expenses incurred in connection with the preparation and filing of this registration statement, provided, however, we will not be required to pay any underwriters' discounts or commissions relating to the securities covered by the registration statement.

You should read this prospectus and any prospectus supplement carefully before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 23, 2011

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation on behalf of the Company that is different from that contained in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered by this prospectus under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sales of these securities. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus may be used only in jurisdictions where it is legal to sell these securities.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are "forward-looking statements". These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are sometimes identified by language such as "believe," "may," "could," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect," "appear," "future," "likely," "probably," "suggest," "goal," "potential" and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include, but are not limited to, those noted under the caption "Risk Factors" beginning on page 13 of this prospectus. Readers should carefully review this information as well the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise.

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before buying shares of our common stock. You should read the entire prospectus and any prospectus supplements carefully, especially the sections entitled "Caution Regarding Forward Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," together with our financial statements and the related notes included elsewhere in this prospectus and in any prospectus supplements related thereto, before deciding to purchase shares of our common stock.

Platinum Studios, Inc.

Depending upon the context, the terms "Platinum Studios," "Company," "we," "our" and "us," refers to either Platinum Studios, Inc. alone, or Platinum Studios, Inc. and its subsidiaries collectively.

Organizational History

We were formed as a California Limited Liability Company on November 20, 1996. On September 15, 2006 we filed Articles of Incorporation with Statement of Conversion to convert to a California stock corporation. The Plan of Conversion provided for the issuance of an aggregate of 135,000,000 shares to the former Members of the Limited Liability Company. The Company began trading on the over-the-counter board effective January 11, 2008.

In July, 2008, the Company acquired Wowio, LLC for 21,000,000 shares of the Company’s common stock. Wowio, LLC, an e-book distribution outlet, was purchased as part of a multi-pronged approach to online content distribution.  As of June 30, 2009, the Company consummated a sale of 100% of its interest in Wowio to an affiliate of Brian Altounian, former President and Chief Operating Officer of the Company (“Altounian”), in exchange for a combination of forgiveness of indebtedness to Altounian, assumption of existing Company indebtedness and WOWIO liabilities in an approximate aggregate amount of $1,600,000 as well as an ongoing royalty of 20% of Wowio revenues (reducible to 10% at a certain threshold, in perpetuity).

In December, 2008, the Company purchased Long Distance Films, Inc. (“LDF”) to facilitate the financing and production of the film currently titled “Dead of Night” (the Film”). LDF is the owner of the copyright in the Film and has certain obligation and liabilities with respect to the financing, production and distribution of Film, all of which obligations and liabilities are non-recourse to the Company.   LDF is a wholly-owned subsidiary of the Company.  No consideration was paid by the Company for the acquisition of LDF.

Introduction

We are a comics-based entertainment company.  We own or control the rights to a library of over 5,000 comic book characters, which we adapt and produce for film, television and all other media. Our continually expanding library consists of characters that have appeared in comics in 25 languages and in more than 50 countries. Our library of comics-based characters spans across multiple genres and multiple target audiences. Not only have we developed many of our characters in-house, but we have also aggregated content from several third-party comics publishers, in many cases acquiring the rights to use these characters via all media except print publishing.  We believe that the size of our library gives us a competitive edge over other comics-based libraries, as we will be able to go to market quicker with new opportunities to exploit our characters.

We seek to be a leader in producing entertainment content for all platforms including film, television, direct-to-home, publishing, and digital media based on comic book characters providing new merchandising vehicles across all retail product lines.  By combining our character commercialization strategy with our extensive storytelling, packaging, and corporate management abilities, we seek to build a strategically diversified and profitable character-based entertainment business.

We believe our library has broader audience appeal than other comic character companies whose libraries are comprised primarily of the traditional superhero characters. Our library includes characters that span all story genres, including science fiction, fantasy, horror, mystery, romance, comedy, crime, action/adventure, and family.  While our library includes superhero characters, management believes this broad spectrum allows us to be protected by any unforeseen downturn in audience reaction to any single genre.

In addition to a broad universe of more than 1,000 characters developed in-house, we also acquired the rights to the characters and storylines of Italian-based, SBE Publishing’s Horror/Sci-Fi Universe and French-based, Hexagon Comics. We believe that this library gives us an established international audience for our media exploitation plans. In addition to the international exploitation of these properties, there are significant other benefits to our relationships with SBE and Hexagon Comics, including providing us with the advantage of owning all exploitation rights (other than print publishing rights) to content created, without the burden of overhead to run extensive publishing entities, thus providing us with a constant source of new material. As our publishing partners expand their library, our character and story lists expand as well.  Our management believes that our strategy provides numerous synergies, including:

·	Development of individual character franchises by leveraging feature films, television programming, Internet/wireless, licensees, promotional partners, and advertisers.
·	Development and introduction of new characters, planted spin-offs and tie-ins with branded characters.
·	Reduced marketing and promotions costs by cross marketing the characters through different distribution media.
·	Interactive feedback from various affiliated and co-branded online destinations.

We believe that our strategy will offer the ability to communicate with audiences from around the world providing market analysis from fan, industry and creative perspectives that gauge the appeal of new Characters and stories.

In addition to creating and acquiring additional comic book and graphic novel content, in 2008 we began to expand into content distribution with our initial focus in the digital arena. In July, 2008, we acquired WOWIO, an e-book distribution outlet, to go along with DrunkDuck.com, our user-generated content creation website, as part of a multi-pronged approach to online content distribution. It was management’s intent to utilize this outlet to distribute digital versions of original properties from the Company’s library as well as other properties from its publishing partners.  This business plan for WOWIO required an infusion of capital; however, due to a number of factors that include 1) a global economic pull-back, impacting all industries, including the online advertising market, and 2) an inherited liability to pay WOWIO publishers royalties for the quarter immediately preceding the Company’s acquisition and subsequent inability to pay off such obligation, the Company was unable to raise such capital and as a result had to cease all marketing, promotional, and sales activity for WOWIO.  The Company kept WOWIO in a maintenance mode for approximately 12 months until it was determined by management to focus its limited resources on its core comic business and as of June 30, 2009, the Company consummated a sale of 100% of its interest in WOWIO to an affiliate of Brian Altounian, as noted above.

We have only recently begun to fully exploit our library of characters.  The first ten years of our existence were spent acquiring and building our library.  Management believes that our success will depend in large part on the continued shift from print to digital media as well as the ability to monetize that shift.  We intend to invest heavily in developing and marketing our library of characters, primarily for the web and traditional media outlets, i.e. film and television, with print as a secondary medium.

For the fiscal year ended December 31, 2010, the Company had net revenues of $2,273,241 and a net loss of $9,939,523. For the nine month period ended September 30, 2011, the Company had net revenues of $10,469,444 and a net loss of $13,832,435

In May 2009, the Company entered into an agreement with its CEO, Scott Mitchell Rosenberg, for Mr. Rosenberg to loan the Company $500,000 for a term of one year.  This amount is in addition to the approximately $4 Million previously loaned to the Company by Mr. Rosenberg.  In exchange for the additional loan of funds, Mr. Rosenberg required a security interest in all of the assets of the Company, securing both the repayment of new funds as well as 50% of the pre-existing debt, for a total of $2.4 million in secured debt held by Mr. Rosenberg.  In June, 2009, Mr. Rosenberg loaned the Company an additional $225,000 which was secured by the assets of the Company as well as securing an additional $1,125,000 of the remaining pre-existing debt. The secured debt carries a term of 12 months and requires monthly interest payments as well as certain affirmative and negative financial covenants.  In October of 2010, Mr. Rosenberg assigned the secured debt and all related documents, rights and obligations to Assignment and Collateral Holdings, LLC, (“ACH”) an entity that was managed by at that time by Mr. Rosenberg and a  Director of the Company. Both Mr. Rosenberg and the Director had resigned as managers of ACH by September, 2011. The Company now considers ACH an unrelated party.  If the Company is unable to raise additional outside funding, whether in the form of equity or debt, the Company may be unable to avoid a default under ACH’s secured debt, triggering a right for ACH to foreclose on the assets of the Company to repay all of the secured debt.

Furthermore, as discussed in the Auditor’s Report and Note 2 to the financial statements, the Company has suffered recurring losses from operations which have resulted in a shareholders’ deficit.  According to the Company’s auditor, this raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 2 to the financial statements for the years ended December 31, 2010 and 2009.

For a complete description of our business, please see the section entitled "Our Business".

Summary Financial Data

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," before making a decision to invest in our common stock. The information contained in the following summary are derived from our financial statements for the years ended December 31, 2010 and 2009 and the nine months period ended September 30, 2011.

	Fiscal years ended December 31,		Nine Months Ended
	2010	2009	September 30, 2011
			(Unaudited)

Consolidated Statement of
Operations Data:

Net Revenues	$2,273,241	$292,940	$10,469,444
Cost of Revenues	558,122	73,390	10,167,007
Operating Expenses	3,053,057	2,168,285	2,276,343
Impairment of investment in film library	3,200,000	-	-
Operating Loss	(4,846,930)	(2,145,423)	(2,488,211)
Other costs, principally financing	5,913,018	1,373,755	11,344,224
Net Loss	$(9,939,523)	$(3,384,822)	$(13,832,435)

Net loss per share	$(0.03)	$(0.01)	$(0.04)

Basic and diluted weighted average shares	288,980,145	266,455,893	339,050,861

	As of December 31,		As of September 30, 2011
	2010	2009	(Unaudited)

Consolidated Balance Sheet Data:

Cash and cash equivalents	$76,275	$152,067	$69,262
Accounts receivable	-	23,817	200,000
Character rights, net	-	45,652	-
Investment in Film Library	9,449,207	11,492,135	295,919
Total Assets	$10,475,012	$13,321,340	$1,759,074

Derivative liability	7,763,968	1,201,000	18,947,707
Other current liabilities	19,235,692	20,207,224	10,755,590
Shareholders' deficit	$(16,524,648)	$(8,098,511)	$(27,944,223)

As of September 30, 2011, the Company has total current assets of $1,333,368 and total current liabilities of $29,703,297.

Our Principal Executive Offices

Our principal executive offices are located at 2029 South Westgate Avenue, Los Angeles, California 90025. Our telephone number is (310) 807-8100 and our website address is www.platinumstudios.com. Information included or referred to on our website is not a part of this prospectus.

Market Data and Industry Information

We obtained the market data and industry information contained in this prospectus from internal surveys, estimates, reports and studies, as appropriate, as well as from market research, publicly available information and industry publications. Although we believe our internal surveys, estimates, reports, studies and market research, as well as industry publications are reliable, we have not independently verified such information, and as such, we do not make any representation as to its accuracy.

Summary of the Offering

This prospectus relates to the resale of up to 98,000,000 shares of our common stock by Dutchess. The Investment Agreement with Dutchess provides that Dutchess is committed to purchase up to $10,000,000 of our common stock over the course of 36 months. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. A maximum of 98,000,000 shares may be issued under the Equity Line at per-share prices set at ninety-five percent (95%) of the lowest daily volume weighted average price (VWAP) of our common stock during the five (5) consecutive trading day period beginning on the date of delivery of the applicable put notice (such five-day period, the "Pricing Period").

The Investment Agreement is further described below under the heading, "Investment Agreement".

Shares of common stock offered by us	None.

Shares of common stock offered by the Selling Stockholder	98,000,000 shares

Offering Price	To be determined by the prevailing market price for the shares at the time of the sale or in negotiated transactions.

Use of proceeds
We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the Equity Line. See "Use of Proceeds." We intend to use such proceeds for working capital, reduction of indebtedness, acquisitions and other general corporate purposes.

Risk Factors
An investment in our common stock is speculative and involves substantial risks. You should read the "Risk Factors" section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Plan of Distribution	The shares of common stock covered by this prospectus may be sold by the selling stockholder in the manner described under "Plan of Distribution."

OTC Bulletin Board Symbol	"PDOS"

Investment Agreement

We entered into the Investment Agreement with Dutchess on November 1, 2011.  Pursuant to the Investment Agreement, Dutchess committed to purchase up to $10,000,000 of our common stock, over the course of 36 months. The aggregate number of shares issuable by us and purchasable by Dutchess under the Investment Agreement is limited by the dollar amount sold, in this instance no more than $10,000,000, and will depend upon the price at which the shares are actually purchased from the Company by Dutchess.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum amount that we are entitled to put in any one notice is the greater of (i) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days or (ii) $500,000. The purchase price shall be set at ninety-five percent (95%) of the lowest daily VWAP of our common stock during the Pricing Period. However, if, on any trading day during a Pricing Period, the daily VWAP of the common stock is lower than the floor price specified by us in the put notice, then we reserve the right, but not the obligation, to withdraw that portion of the put amount for each such trading day during the Pricing Period, with only the balance of such put amount above the minimum acceptable price being put to Dutchess. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During such time, we are not entitled to deliver another put notice.

There are circumstances under which we will not be entitled to put shares to Dutchess, including the following:

• we will not be entitled to put shares to Dutchess unless there is an effective registration statement under the Securities Act to cover the resale of the shares by Dutchess;

• we will not be entitled to put shares to Dutchess unless our common stock continues to be quoted on the OTC Bulletin Board, or becomes listed on a national securities exchange;

• we will not be entitled to put shares to Dutchess to the extent that such shares would cause Dutchess's beneficial ownership to exceed 4.99% of our outstanding shares; and

• we will not be entitled to put shares to Dutchess prior to the closing date of the preceding put.

The Investment Agreement further provides that the Company and Dutchess are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other of any provisions of the Investment Agreement or our registration rights agreement with Dutchess, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party's execution, delivery, performance or enforcement of the Investment Agreement or the registration rights agreement.

The Investment Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

In connection with the preparation of the Investment Agreement and the registration rights agreement, we paid Dutchess a document preparation fee in the amount of $6,000, and issued Dutchess no shares of common stock.

Registration Rights Agreement

Pursuant to the terms of a Registration Rights Agreement, dated November 1, 2011, between Dutchess and us, we are obligated to file one or more registration statements with the SEC to register the resale by Dutchess of shares of common stock issued or issuable under the Investment Agreement. We must file with the SEC an initial registration statement on Form S-1 of which this prospectus forms a part, in order to access the credit line, covering the resale of  the 98,000,000 shares of common stock which is less than one-third (1/3) of our current public float (where "public float" shall be derived by subtracting the number of shares of common stock held by our officers, directors and "affiliates" (as such term is defined in Rule 144(a)(1) of the 1933 Act) from the total number of shares of our common stock then outstanding). After the later of (i) sixty (60) days after the time that Dutchess shall have resold substantially all of the shares registered for resale under the initial registration statement, or (ii) six (6) months after the effective date of the initial registration statement, we are obligated to register for resale another portion of the credit line amount, utilizing available equity equal to one-third (1/3) of our then outstanding public float. This registration process will continue until such time as all of the dollar amounts available under the credit line, using shares of common stock issuable under the Investment Agreement, have been registered for resale on effective registration statements. In no event will we be obligated to register for resale more than $10,000,000 in value of shares of common stock.

RISK FACTORS

Your investment in our common stock involves a high degree of risk. You should consider the risks described below and the other information contained in this prospectus carefully before deciding to invest in our common stock. If any of the following risks actually occur, our business, financial condition and operating results could be harmed. As a result, the trading price of our common stock could decline, and you could lose a part or all of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN BASE AN INVESTMENT DECISION.

Our company was formed on November 20, 1996 and has only recently begun to fully exploit our library of characters.  The first ten years of our existence were spent acquiring and building our library.  There can be no assurance at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.  Management believes that our success will depend in large part on the continued shift from print to digital media as well as the ability to monetize that shift.  We intend to invest heavily in developing and marketing our library of characters, primarily for the web and traditional media outlets, i.e. film and television, with print as a secondary medium.  However, there can be no assurance that such investments will yield the anticipated returns.

COMPETITION FROM PROVIDERS OF SIMILAR PRODUCTS AND SERVICES COULD MATERIALLY ADVERSELY AFFECT OUR REVENUES AND FINANCIAL CONDITION

The industry in which we compete is a rapidly evolving, highly competitive and fragmented market, which is based on consumer preferences and requires substantial human and capital resources. We expect competition to intensify in the future. There can be no assurance that we will be able to compete effectively.  We believe that the main competitive factors in the entertainment, media and communications industries include effective marketing and sales, brand recognition, product quality, product placement and availability, niche marketing and segmentation and value propositions. They also include benefits of one's company, product and services, features and functionality, and cost. Many of our competitors are established, profitable and have strong attributes in many, most or all of these areas. They may be able to leverage their existing relationships to offer alternative products or services at more attractive pricing or with better customer support. Other companies may also enter our markets with better products or services, greater financial and human resources and/or greater brand recognition. Competitors may continue to improve or expand current products and introduce new products. We may be perceived as relatively too small or untested to be awarded business relative to the competition. To be competitive, we will have to invest significant resources in business development, advertising and marketing.  We may also have to rely on strategic partnerships for critical branding and relationship leverage, which partnerships may or may not be available or sufficient. We cannot assure you that we will have sufficient resources to make these investments or that we will be able to make the advances necessary to be competitive. Increased competition may result in price reductions, reduced gross margin and loss of market share. Failure to compete successfully against current or future competitors could have a material adverse effect on the Company’s business, operating results and financial condition.

THE SPECULATIVE NATURE OF THE ENTERTAINMENT, MEDIA AND COMMUNICATIONS INDUSTRY MAY RESULT IN OUR INABILITY TO PRODUCE PRODUCTS OR SERVICES THAT RECEIVE SUFFICIENT MARKET ACCEPTANCE FOR US TO BE SUCCESSFUL.

Certain segments of the entertainment, media and communications industry are highly speculative and historically have involved a substantial degree of risk. For example, if a property is optioned by a studio, the option may not get exercised, or if exercised, a film may still not be made, or even if a film is made, the success of a particular film, video game, program or recreational attraction depends upon unpredictable and changing factors, including the success of promotional efforts, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, public acceptance and other tangible and intangible factors, many of which are beyond our control. If we are unable to produce products or services that receive sufficient market acceptance we may not generate sufficient revenues to maintain our operations and our business will be unsuccessful.

CHANGES IN TECHNOLOGY MAY REDUCE THE DEMAND FOR THE PRODUCTS OR SERVICES WE MAY OFFER FOLLOWING A BUSINESS COMBINATION.

The entertainment, media and communications industries are substantially affected by rapid and significant changes in technology. These changes may reduce the demand for certain existing services and technologies used in these industries or render them obsolete. We cannot assure you that the technologies used by or relied upon or produced by a target business with which we effect a business combination will not be subject to such occurrence. While we may attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful. If we are unable to respond quickly to changes in technology our business will fail.

WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS MODEL, WHICH IS SUBJECT TO INHERENT UNCERTAINTIES.

Our business model is predicated on our ability to control all of the rights surrounding our IP in order to properly monetize and exploit each property in the most appropriate medium.  We cannot assure that there will be a large enough audience for our IP or the media projects or merchandise based on them, or that prospective customers will agree to pay the prices that we propose to charge.  In the event our customers resist paying the prices we set for our products, our business, financial condition, and results of operations will be materially and adversely affected.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

The global media industry is competitive.  There are a substantial number of traditional and established print publishers, film studios, production companies and internet media companies with which we compete directly and indirectly, many of which have significantly greater financial resources, higher revenues, and greater economies of scale than us.  While we believe that we are unique in our utilization of web-based comics as our primary publishing option, new technologies may be developed in the future which will compete with our publishing plan, and such technology may already be in development.  We will attempt to distinguish ourselves from our competitors, but there can be no assurance that we will be able to penetrate the market.  We believe that our intellectual property is attractive to an online audience in light of the recent worldwide trend to move publishing from print to electronic media.  Nevertheless, there is no assurance that we will compete successfully with existing or future competitors in the film industry. If we are not successful in competing with these traditional and established businesses we will be unable to generate any revenues.

WE MAY BE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY FROM INFRINGEMENT BY THIRD PARTIES.

Our business plan is significantly dependent upon exploiting our intellectual property. There can be no assurance that we will be able to control all of the rights for all of our property or that some of the rights may not revert to their original owners after the expiration of their respective option periods. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon our intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel. We cannot assure you that we can adequately protect our intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

OUR FILMS MIGHT BE LESS SUCCESSFUL ECONOMICALLY THAN WE ANTICIPATE.

We cannot predict the economic success of any of our films because the revenue derived from the distribution of a film depends primarily upon its acceptance by the public, which cannot be accurately predicted. The economic success of a film also depends upon the public’s acceptance of competing films, critical reviews, the availability of alternative forms of entertainment and leisure time activities, piracy and unauthorized recording, transmission and distribution of films, general economic conditions, weather conditions and other tangible and intangible factors, none of which can be predicted with certainty. We expect to release a limited number of films per year as part of our film slate. The commercial failure of just one of those films could have a material adverse effect on our results of operations in both the year of release and in the future.

OUR FILMS MIGHT BE MORE EXPENSIVE TO MAKE THAN WE ANTICIPATE.

We expect that future financing which we may obtain will provide the capital required to produce our film slate. Expenses associated with producing the films could increase beyond projected costs because of a range of factors such as an escalation in compensation rates of talent and crews working on the films or in the number of personnel required to work on films, or because of creative problems or difficulties with technology, special effects and equipment. In addition, unexpected circumstances sometimes cause film production to exceed budget.

WE MIGHT BE DISADVANTAGED BY CHANGES OR DISRUPTIONS IN THE WAY FILMS ARE DISTRIBUTED.

The manner in which consumers access film content has undergone rapid and dramatic change. Some ancillary means of distribution, such as the DVD market, have gained importance, while others have faded. We cannot provide any assurance that new distribution channels will be as profitable for the film industry as today’s channels or that we will successfully exploit any new channels. We can also not provide any assurance that current distribution channels, such as the DVD market, will maintain their profitability. In addition, films and related products are distributed internationally and are subject to risks inherent in international trade including war and acts of terrorism, instability of foreign governments or economies, fluctuating foreign exchange rates and changes in laws and policies affecting the trade of movies and related products.

WE MIGHT LOSE POTENTIAL SALES BECAUSE OF PIRACY OF FILMS AND RELATED PRODUCTS.

With technological advances, the piracy of films and related products has increased. Unauthorized and pirated copies of our films will reduce the revenue generated by those films and related products.

OUR SUCCESS IS DEPENDENT UPON AUDIENCE ACCEPTANCE OF OUR ENTERTAINMENT CONTENT WHICH IS DIFFICULT TO PREDICT

The production and distribution of comic books, online publishing, television programs, motion pictures and other entertainment content are inherently risky businesses because the revenues we derive and our ability to distribute and license rights to our content depend primarily upon its acceptance by the public, which is difficult to predict. Audience tastes change frequently and it is a challenge to anticipate what content will be successful at a certain point in time.  In addition, the commercial success of our content also depends upon the quality and acceptance of competing programs, motion pictures and other content available or released into the marketplace at or near the same time. Other factors, including the availability of alternative forms of entertainment and leisure time activities, general economic conditions, piracy, digital and on-demand distribution and growing competition for consumer discretionary spending may also affect the audience for our content. Furthermore, the theatrical success of a feature film may impact not only the theatrical revenues we receive but also those from other distribution channels, such as DVD sales, pay television and sales of licensed consumer products. A poor theatrical performance may also impact our negotiating strength with distributors and retailers, resulting in less desirable product promotion. Consequently, reduced public acceptance of our entertainment content has the ability to affect all of our revenue streams and would have an adverse effect on our results of operations.

WE MUST RESPOND TO AND CAPITALIZE ON RAPID CHANGES IN CONSUMER BEHAVIOR RESULTING FROM NEW TECHNOLOGIES AND DISTRIBUTION PLATFORMS IN ORDER TO REMAIN COMPETITIVE AND EXPLOIT NEW OPPORTUNITIES

Technology in the online and mobile arenas is changing rapidly. We must adapt to advances in technologies, distribution outlets and content transfer and storage (legally or illegally) to ensure that our content remains desirable and widely available to our audiences while protecting our intellectual property interests. The ability to anticipate and take advantage of new and future sources of revenue from these technological developments will affect our ability to continue to increase our revenue and expand our business. We may not have the right, and may not be able to secure the right, to distribute some of our licensed content across these, or any other, new platforms and must adapt accordingly. Similarly, we also must adapt to changing consumer behavior driven by technological advances such as video-on-demand and a desire for more short form and user-generated and interactive content. These technological advances may impact traditional distribution methods, such as reducing the demand for DVD product and the desire to see motion pictures in theaters. If we cannot ensure that our content is responsive to the lifestyles of our target audiences and capitalize on technological advances, our revenues will decline which may cause us to curtail operations.

A DECLINE IN ADVERTISING EXPENDITURES COULD CAUSE OUR REVENUES AND OPERATING RESULTS TO DECLINE SIGNIFICANTLY IN ANY GIVEN PERIOD OR IN SPECIFIC MARKETS

We anticipate deriving revenues from the sale of advertising in print and on our digital media outlets. A decline in advertising expenditures generally or in specific markets could significantly adversely affect our revenues and operating results in any given period. Declines can be caused by the economic prospects of advertisers or the economy in general could alter current or prospective advertisers’ spending priorities. Disasters, acts of terrorism, political uncertainty or hostilities could lead to a reduction in advertising expenditures as a result of economic uncertainty. Our advertising revenues may also be adversely affected by changes in audience traffic, which advertisers rely upon in making decisions to purchase advertising. A decrease  in our advertising revenues will adversely impact our results of operations.

WE COULD BE ADVERSELY AFFECTED BY STRIKES AND OTHER UNION ACTIVITY

We and our suppliers engage the services of writers, directors, actors and other talent, trade employees and others who are subject to collective bargaining agreements. If we or our suppliers are unable to renew expiring collective bargaining agreements, certain of which are expiring in the next year or two, it is possible that the affected unions could take action in the form of strikes or work stoppages. Such actions, higher costs in connection with these agreements or a significant labor dispute could adversely affect our business by causing delays in the production, the release date or by reducing the profit margins of our programming or feature films.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING, OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any indebtedness or that we will not default on our debt obligations, jeopardizing our business viability.  We are continually at risk of default on obligations to and on behalf of our secured creditors, requiring ongoing funding, on a monthly basis, to avoid these defaults.  Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and without adequate financing or revenue generation, possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

IF WE DO NOT MAINTAIN THE CONTINUED SERVICE OF OUR EXECUTIVE OFFICERS, OUR BUSINESS OPERATIONS MAY BE AFFECTED.

Our success is substantially dependent on the performance of our executive officers and key employees.  Given our early stage of development, we are dependent on our ability to retain and motivate high quality personnel.  Although we believe we will be able to engage qualified personnel for such purposes, an inability to do so could materially adversely affect our ability to market, sell, and enhance our products.  The loss of one or more of our key employees or our inability to hire and retain other qualified employees, including but not limited to development staff, business development staff, digital publishing staff and corporate office support staff, could have a material adverse effect on our business.

WE MAY INCUR UNINSURED LOSSES IN THE OPERATION OF OUR BUSINESS.

There is no assurance that we will not incur uninsured liabilities and losses as a result of the conduct of our business.  We plan to maintain comprehensive liability and property insurance at customary levels.  We will also evaluate the availability and cost of business interruption insurance.  However, should uninsured losses occur we may be unable to cover these losses from our existing working capital which may cause us to incur significant losses.

THE COMPANY HAS UNRESOLVED TAX LIABILITIES WHICH MAY HINDER THE COMPANY'S FINANCES.

The company has unpaid liabilities due to the Internal Revenue Service for employee obligations, which is approximately $116,000.  We have entered into payment plans to pay off these liabilities but there can be no guarantee that the Company will be able to continue making such payments.  If the Company defaults on its payment plans, the governmental entities involved might exercise their collection powers, which may be abrupt and immediate, and could possibly levy upon existing accounts of the Company, with no notice or little advance warning.

THE COMPANY’S WHOLLY OWNED SUBSIDIARY HAS BEEN ISSUED A DEFAULT NOTICE BY ITS SECURED LENDER.

The Company’s wholly owned subsidiary, Long Distance Films, Inc. has been issued a default notice on a production loan from Standard Chartered Bank.  The loan is secured by all rights to the production “Dylan Dog: Dead of Night.”  There is no guarantee that Long Distance Films, Inc. will be able to generate enough licensing revenues from the film in order to payoff the bank loan.  Although the Company is not corporately obligated on this loan, the default may affect the Company’s ability to obtain financing in the future due to its subsidiary’s default on the loan.

WE MAY INCUR LIABILITIES THAT WE MIGHT BE UNABLE TO REPAY IN THE FUTURE

We may incur liabilities with affiliated or unaffiliated lenders.  These liabilities would represent fixed costs, which would be required to be paid regardless of the level of our business or profitability.  Our current liabilities as of September 30, 2011 were as follows:  accounts payable of $1,257,540, accrued expenses and other current liabilities of $2,660,378, short-term notes payable of $5,672,410, related party payable of $447,500, related party notes payable, net of debt discount $662,286, derivative liabilities of $18,947,707, deferred revenue of $49,583 and capital lease obligations of $5,893 for total current liabilities of $29,703,297.   There is no assurance that we will be able to pay all of our liabilities.  Furthermore, we are always subject to the risk of litigation from customers, suppliers, employees, and others because of the nature of our business, including but not limited to consumer lawsuits.  Litigation can cause us to incur substantial expenses and, if cases are lost, judgments, and awards can add to our costs. An increase in our costs may cause us to increase the prices at which we charge our customers which may lead our customers to seek alternatives to our products. In such event, our revenues will decrease and we may be forced to curtail our operations.

THE COMPANY HAS GRANTED A SECURITY INTEREST IN ALL OF ITS ASSETS TO SECURE DEBT FINANCING WHICH THE COMPANY MAY DEFAULT UPON UNLESS SUBSTANTIAL ADDITIONAL FINANCING IS RECEIVED BY THE COMPANY.

In May 2009, the Company entered into an agreement with its CEO, Scott Mitchell Rosenberg, for Mr. Rosenberg to loan the Company $500,000 for a term of one year.  This amount is in addition to the approximately $4 Million previously loaned to the Company by Mr. Rosenberg.  In exchange for the additional loan of funds, Mr. Rosenberg required a security interest in all of the assets of the Company, securing both the repayment of new funds as well as 50% of the pre-existing debt, for a total of $2.4 million in secured debt held by Mr. Rosenberg.  In June, 2009, Mr. Rosenberg loaned the Company an additional $225,000 which was secured by the assets of the Company as well as securing an additional $1,125,000 of the remaining pre-existing debt. The secured debt carries a term of 12 months and requires monthly interest payments as well as certain affirmative and negative financial covenants.  In October of 2010, Mr. Rosenberg assigned the secured debt and all related documents, rights and obligations to Assignment and Collateral Holdings, LLC (“ACH)”, to an entity managed by a Director of the Company.  As of September, 2011, that director resigned as manager of ACH, which is now an unrelated party.  If the Company is unable to raise additional outside funding, whether in the form of equity or debt, the Company may be unable to avoid a default under ACH’s secured debt, triggering a right for ACH to foreclose on the assets of the Company to repay all of the secured debt.

WE MAY INCUR UNANTICIPATED COST OVERRUNS WHICH MAY SIGNIFICANTLY AFFECT OUR OPERATIONS.

We may incur substantial cost overruns in the development and enhancement of our electronic comics, printed comics, and merchandise.  Management is not obligated to contribute capital to us.  Unanticipated costs may force us to obtain additional capital or financing from other sources if we are unable to obtain the additional funds necessary to implement our business plan. There is no assurance that we will be able to obtain sufficient capital to implement our business plan successfully.  If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of the Shareholders’ investment will be diminished.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL, WHICH MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS OR AT ALL.

We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations.   We estimate that our capital requirements in the next six months will be approximately $1,500,000. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.  The inability to obtain additional capital may reduce our ability to continue to conduct business operations.  If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans.  Any additional equity financing may involve substantial dilution to our then-existing shareholders.

BECAUSE OF OUR DEPENDENCE ON A LIMITED NUMBER OF TRADITIONAL MEDIA OUTLETS, ANY SIGNIFICANT REDUCTION IN DEALS WITH MAJOR FILM STUDIOS AND TELEVISION/CABLE NETWORKS MAY IMPAIR OUR ABILITY TO OPERATE PROFITABLY.

Our business to date has been dependent upon a small number of licensing transactions with major studios and television/cable networks. For the years ended December 31, 2010 and 2009, a very small number of transactions accounted for a disproportionately large percentage of our revenue. As of December 31, 2010, one transaction to one customer accounted for 90% of our revenue.  As of December 31, 2009, transactions to three customers accounted for 67% of our revenue.  Three transactions accounted for the revenues from two of the customers and an ongoing licensing from one of our properties accounted for all of the revenues from the third customer. The loss of or significant reduction in transactions to any of these traditional media outlets could impair our ability to operate profitably and that we may not be able to replace any decline in revenue.  The net revenue for the nine months ended September 30, 2011 was primarily related to film licensing revenue from the release of “Dylan Dog: Dead of Night.”

DUE TO OUR HISTORY OF OPERATING LOSSES, OUR AUDITORS ARE UNCERTAIN THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our financial statements have been prepared assuming that we will continue as a going concern.  For the years ended December 31, 2010 and December 31, 2009, we had net losses of approximately $9.9 million and $3.3 million, respectively.  For the nine month period ended September 30, 2011, we had a net loss of $13,832,435.  The independent auditors’ report issued in conjunction with the financial statements for the year ended December 31, 2010 contains an explanatory paragraph indicating that the foregoing matters raise substantial doubt about our ability to continue as a going concern.  We cannot guarantee that we can generate net income, increase revenues or successfully expand our operation in the future, and if we cannot do so, the company may not be able to survive and any investment in the Company may be lost.

RISKS RELATING TO OUR COMMON STOCK

BECAUSE THERE IS A LIMITED MARKET IN OUR COMMON STOCK, STOCKHOLDERS MAY HAVE DIFFICULTY IN SELLING OUR COMMON STOCK AND OUR COMMON STOCK MAY BE SUBJECT TO SIGNIFICANT PRICE SWINGS.

There can be no assurance that an active market for our Common Stock will develop. If an active public market for our Common Stock does not develop, shareholders may not be able to re-sell the shares of our Common Stock that they own and affect the value of the Shares.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the Over-The-Counter Bulletin Board, such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

·	that a broker or dealer approve a person's account for transactions in penny stocks; and

·	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

·	obtain financial information and investment experience objectives of the person; and

·
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

·	sets forth the basis on which the broker or dealer made the suitability determination; and

·	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE EXERCISE OF OUTSTANDING OPTIONS AND WARRANTS MAY HAVE A DILUTIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

To the extent that outstanding stock options and warrants are exercised, dilution to our stockholders will occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of the outstanding options and warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise terms provided by the outstanding options and warrants.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE; ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

RISKS RELATED TO THIS OFFERING

WE ARE REGISTERING THE RESALE OF A MAXIMUM OF 98,000,000 SHARES OF COMMON STOCK WHICH MAY BE ISSUED TO DUTCHESS UNDER THE EQUITY LINE. THE RESALE OF SUCH SHARES BY DUTCHESS COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering the resale of a maximum of 98,000,000 shares of common stock under the registration statement of which this prospectus forms a part. The sale of these shares into the public market by Dutchess could depress the market price of our common stock. As of December 23, 2011, there were 539,323,109 shares of our common stock issued and outstanding. In total, we may issue up to 300,000,000 shares to Dutchess pursuant to the Equity Line, based solely on the most recent trading prices, meaning that we are obligated to file one or more registration statements covering the remaining shares not covered by the registration statement of which this prospectus forms a part. The sale of those additional shares into the public market by Dutchess could further depress the market price of our common stock.

EXISTING STOCKHOLDERS COULD EXPERIENCE SUBSTANTIAL DILUTION UPON THE ISSUANCE OF COMMON STOCK PURSUANT TO THE EQUITY LINE.

Our Equity Line with Dutchess contemplates our issuance of up to 300,000,000 shares of our common stock to Dutchess, subject to certain restrictions and obligations. If the terms and conditions of the Equity Line are satisfied, and we choose to exercise our put rights to the fullest extent permitted and sell 98,000,000 shares of our common stock to Dutchess pursuant to this registration statement, our existing stockholders' ownership will be diluted by such sales.

DUTCHESS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK UNDER THE EQUITY LINE.

The common stock to be issued to Dutchess pursuant to the Investment Agreement will be purchased at a 5% discount to the volume weighted average price of our common stock during the five consecutive trading day period beginning on the trading day immediately following the date of delivery of a put notice by us to Dutchess, subject to certain exceptions. Therefore, Dutchess has a financial incentive to sell our common stock upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Dutchess sells the shares, the price of our common stock could decrease.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE WHEN NEEDED.

Our ability to put shares to Dutchess and obtain funds under the Equity Line is limited by the terms and conditions in the Investment Agreement, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to Dutchess at any one time, which is determined in part by the trading volume of our common stock, and a limitation on our ability to put shares to Dutchess to the extent that it would cause Dutchess to beneficially own more than 4.99% of our outstanding shares. In addition, we do not expect the Equity Line to satisfy all of our funding needs, even if we are able and choose to take full advantage of the Equity Line.

USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock offered by Dutchess. However, we will receive proceeds from the sale of our common stock to Dutchess pursuant to the Investment Agreement. The proceeds from our exercise of the put option pursuant to the Investment Agreement will be used to support the commercialization of our current and future product candidates, for general working capital needs, for the reduction of indebtedness and for other purposes that our board of directors, in its good faith, deems to be in our best interest.  More specifically, any proceeds received from our exercise of the put option are expected to be used for the following and will be applied in this general order, subject to modification by the board of directors and management:

1.	Past Tax Liabilities	$120,000
2.	Marketing (annualized)	$580,000
3.	Operations/Administration	$2,800,000
4.	New business initiatives	$3,200,000
5.	Development funds	$3,300,000

	Total	$10,000,000

All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholder. See "Selling Stockholder" and "Plan of Distribution" described below.

SELLING STOCKHOLDER

The information provided in the table and discussions below has been obtained from the selling stockholder. The table below identifies the selling stockholder and shows the number of shares of common stock beneficially owned by it before and after this offering, and the numbers of shares offered for resale by the selling stockholder. Our registration of these shares does not necessarily mean that the selling stockholder will sell all or any of their shares of common stock. However, the "Shares Beneficially Owned After Offering" columns in the table assume that all shares covered by this prospectus will be sold by the selling stockholder and that no additional shares of common stock will be bought or sold by the selling stockholder. No estimate can be given as to the number of shares that will be held by the selling stockholder after completion of this offering because the selling stockholder may offer some or all of the shares and, to our knowledge, there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The following table sets forth the name of the selling stockholder, and if applicable, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, the amount of shares of our common stock beneficially owned by the stockholder prior to the offering, the amount being offered for the stockholder's account, the amount being offered for the stockholder's account and the amount to be owned by such stockholder after completion of the offering.

	Shares Beneficially Owned Prior to Offering (1)		Shares Being Offered Under this	Shares Beneficially Owned After Offering (1)
Beneficial Owner	Shares	%	Prospectus(3)	Shares	%

Dutchess Opportunity Fund II, LP(2)	0	0	98,000,000	0	0

  (1) Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Exchange Act, and generally includes voting or investment power with respect to securities. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. Applicable percentage ownership is based on 539,323,109 shares of common stock outstanding as of December 23, 2011. Except as otherwise noted, we believe that the stockholder named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it, subject to applicable community property laws.

(2) Dutchess is a Delaware limited partnership.  Michael Novielli and Douglas H. Leighton are managing members of Dutchess Capital Management, II, LLC, which is the General Partner of Dutchess Opportunity Fund II, with voting and investment power over the shares.

(3) Represents a portion of the 300,000,000 shares of common stock potentially issuable by us and purchasable by Dutchess under the Investment Agreement equal to a maximum of one-third (1/3) of our public float as of December  23, 2011. As of that date, our public float was equal to 421,098,052 shares (where "public float" was derived by subtracting the number of shares of common stock held by our officers, directors and "affiliates" (as such term is defined in Rule 144(a)(1) of the 1933 Act) from the total number of shares of our common stock outstanding as of December 23, 2011).

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock traded on the Over-the-Counter Bulletin Board under the symbol "PDOS" from our initial public offering.

Holders

As of December 23, 2011, there were approximately 380 holders of record of our common stock.  The number of record holders was determined from the records of our transfer agent and does not include beneficial owners’ common stock, where those shares are held in the names of various securities brokers, dealers and registered clearing agencies.

Price Range

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High	Low
Quarter Ended (2009)

March 31	$0.085	$0.02
June 30	$0.065	$0.035
September 30	$0.11	$0.0385
December 31	$0.096	$0.046

Quarter Ended (2010)

March 31	$0.07	$0.045
June 30	$0.13	$0.05
September 30	$0.083	$0.05
December 31	$0.075	$0.05

Quarter Ended (2011)

March 31	$0.067	$0.052
June 30	$0.059	$0.012
Sept 30	$0.057	$0.0069

The transfer agent of our common stock is Computershare Limited, whose address is 250 Royall Street, Canton, Massachusetts 02021.  The phone number of the transfer agent is (800) 962-4284.

Dividends

We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Recent Sales of Unregistered Securities

In September, 2009, the Company opened a Private Placement round offering up to 30,000,000 shares of common stock at an offer price of $0.05/share.  This round was completed on December 21st with the Company selling 19,250,821 shares valued at $962,541 in cash and debt conversion.  This Private Placement was offered pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In March 2010, the Company issued to a consultant 183,000 shares of common stock for $0.05/share which represented market value on the date of issuance totaling $9,150. Related services represented a finders’ fee associated with the current private placement with the value of the services charged to additional paid-in capital.

In April 2010, the Company issued 15,143,924 in fulfillment of previously received common stock subscriptions.  The Company also issued 2,764,355 shares with a value of $138,217 as payment for services and accrued wages.  The Company issued an additional 300,000 shares to Brian Altounian, the President of the Company, with a value of $15,000 for salary due.

In September, 2010, the Company issued to a consultant 1,212,725 shares of common stock for services performed.  The issuance represented a market value of $70,000.

In October, 2010, the Company issued 14,802,500 shares in fulfillment of previously received common stock subscriptions with a value of $740,125.

In October, 2010, the Company issued 1,337,000 shares with a value of $66,850 which represented a finders’ fee associated with the current private placement with the value of the services charged to additional paid-in capital.

In October, 2010, the Company issued 1,603,853 shares with a value of $80,193 for services and in settlement of debt.

In December, 2010, the Company issued 1,742,845 shares of common stock to consultants for services performed with a value of $94,140.

During the three months ended March 31, 2011, the Company issued 2,386,240 shares of our common stock for services with a value of $151,000.

During the three months ended March 31, 2011, the Company issued 3,896,936 shares of our common stock in exchange for debt with a value of $147,690.

During the three months ended June 30, 2011, the Company issued 1,459,018 shares of our common stock for services with a value of $55,000.

During the three months ended June 30, 2011, the Company issued 3,631,579 shares of our common stock in exchange for debt with a value of $151,579.

During the three months ended September 30, 2011, the Company issued 15,833,444 shares of our common stock for services and settlement of accounts payable with a value of $137,942.

During the three months ended September 30, 2011, the Company issued 14,534,740 shares of our common stock in exchange for debt with a value of $236,126.

Subsequent to September 30, 2011, the Company issued 5,210,228 shares of our common stock for services with a value of $29,460.

Subsequent to September 30, 2011, the Company issued 33,034,009 shares of our common stock in exchange for debt with a value of $229,599.

Subsequent to September 30, 2011, the Company issued 87,844,317 shares of our common stock with a value of $483,144 in a series of cashless warrant exercises.

OUR BUSINESS

Corporate History

We were formed as a California Limited Liability Company on November 20, 1996. On September 15, 2006 we filed Articles of Incorporation with Statement of Conversion to convert to a California stock corporation. The Plan of Conversion provided for the issuance of an aggregate of 135,000,000 shares to the former Members of the Limited Liability Company. The Company began trading on the over-the-counter board effective January 11, 2008.

In July, 2008, the Company acquired Wowio, LLC for 21,000,000 shares of the Company’s common stock. Wowio, LLC, an e-book distribution outlet, was purchased as part of a multi-pronged approach to online content distribution.

As of June 30, 2009, the Company consummated a sale of 100% of its interest in Wowio to an affiliate of Brian Altounian, President and Chief Operating Officer of the Company (“Altounian”), in exchange for a combination of forgiveness of indebtedness to Altounian, assumption of existing Company indebtedness and WOWIO liabilities in an approximate aggregate amount of $1,600,000 as well as an ongoing royalty in 20% of WOWIO revenues (reducible to 10% at a certain threshold, in perpetuity).

In December, 2008, the Company purchased Long Distance Films, Inc. (LDF”) to facilitate the financing and production of the film currently titled “Dead of Night”. LDF is the owner of the copyright in the Film and has certain obligation and liabilities with respect to the financing, production and distribution of the Film, all of which obligations and liabilities are non-recourse to the Company.   LDF is a wholly-owned subsidiary of the Company. No consideration was paid by the Company for the acquisition of Long Distance Films, Inc.

Introduction

We are a comics-based entertainment company.  We own or control the rights to a library of over 5,000 comic book characters, which we adapt and produce for film, television and all other media. Our continually expanding library consists of characters that have appeared in comics in 25 languages and in more than 50 countries. Our library of comics-based characters spans across multiple genres and multiple target audiences. Not only have we developed many of our characters in-house, but we have also aggregated content from several third-party comics publishers, in many cases acquiring the rights to use these characters via all media except print publishing.  We believe that the size of our library gives us a competitive edge over other comics-based libraries, as we will be able to go to market quicker with new opportunities to exploit our characters.

We seek to be a leader in producing entertainment content for all platforms including film, television, direct-to-home, publishing, and digital media based on comic book characters providing new merchandising vehicles across all retail product lines.  By combining our character commercialization strategy with our extensive storytelling, packaging, and corporate management abilities, we seek to build a strategically diversified and profitable character-based entertainment business.

We believe our library has broader audience appeal than other comic character companies whose libraries are comprised primarily of the traditional superhero characters. Our library includes characters that span all story genres, including science fiction, fantasy, horror, mystery, romance, comedy, crime, action/adventure, and family.  While our library includes superhero characters, management believes this broad spectrum allows us to be protected by any unforeseen downturn in audience reaction to any single genre.

In addition to a broad universe of more than 1,000 characters developed in-house, we also acquired the rights to the characters and storylines of Italian-based, SBE Publishing’s Horror/Sci-Fi Universe and French-based, Hexagon Comics. We believe that this library gives us an established international audience for our media exploitation plans. In addition to the international exploitation of these properties, there are significant other benefits to our relationships with SBE and Hexagon Comics, including providing us with the advantage of owning exploitation rights (other than print publishing rights) to content created, without the burden of overhead to run extensive publishing entities, thus providing us with a constant source of new material. As our publishing partners expand their library, our character and story lists expand as well.  Our management believes that our strategy provides numerous synergies, including:

·	Development of individual character franchises by leveraging feature films, television programming, Internet/wireless, licensees, promotional partners, and advertisers.
·	Development and introduction of new characters, planted spin-offs and tie-ins with branded characters.
·	Reduced marketing and promotions costs by cross marketing the characters through different distribution media.

·	Interactive feedback from various affiliated and co-branded online destinations.

We believe that our strategy will offer the ability to communicate with audiences from around the world providing market analysis from fan, industry and creative perspectives that gauge the appeal of new Characters and stories.

In addition to creating and acquiring additional comic book and graphic novel content, in 2008 we began to expand into content distribution with our initial focus in the digital arena. In July, 2008, we acquired WOWIO, an e-book distribution outlet, to go along with DrunkDuck.com, our user-generated content creation website, as part of a multi-pronged approach to online content distribution. It was management’s intent to utilize this outlet to distribute digital versions of original properties from the Company’s library as well as other properties from its publishing partners.  This business plan for WOWIO required an infusion of capital; however, due to a number of factors that include 1) a global economic pull-back, impacting all industries, including the online advertising market, and 2) an inherited liability to pay WOWIO publishers royalties for the quarter immediately preceding the Company’s acquisition and subsequent inability to pay off such obligation, the Company was unable to raise such capital and as a result had to cease all marketing, promotional, and sales activity for WOWIO.  The Company kept WOWIO in a maintenance mode for approximately 12 months until it was determined by management to focus its limited resources on its core comic business and as of June 30, 2009, the Company consummated a sale of 100% of its interest in WOWIO to an affiliate of Brian Altounian, President and Chief Operating Officer of the Company (“Altounian”), in exchange for a combination of forgiveness of indebtedness to Altounian, assumption of existing Company indebtedness and WOWIO liabilities in an approximate aggregate amount of $1,600,000 as well as an ongoing royalty in 20% of Wowio revenues (reducible to 10% at a certain threshold, in perpetuity).

Library of Characters

Universe of Characters	Origins	# of Characters
SBE Horror	Europe	1,049 (ongoing)
Awesome Comics	North America	412
Hexagon Comics	Europe	702
Platinum Studios Macroverse	Worldwide	1,200 (ongoing)
Platinum Studios Acquisitions	Worldwide	1,680 (ongoing)

SBE Horror

This library comprises the following characters:
·	Characters: 422
Dylan Dog acquired from SBE:  422 characters
 Nathan Never acquired from SBD: 627
Our rights: We have all rights worldwide, not including print and some digital comic publishing rights.

Awesome Comics/RIP Media
·	Characters: 412

Our rights: The Company has an exclusive option to enter licensing of rights for agreements to individual characters, subject to existing third party rights, within the RIP Awesome Library of RIP Media, Inc.(“RIP”), specific and only to those 412 Awesome Comics characters currently owned and controlled by RIP, a schedule of which has been provided to the Company. Rip is an entity which is managed by one of the Company’s Directors. Such licensing option includes all rights worldwide, not including print and digital comic publishing rights. The ownership of the intellectual property in its entirety, including copyright, trademark, and all other attributes of ownership including but not limited to additional material created after a license agreement from Rip to Platinum Studios, Inc (and however disbursed thereafter) shall be, stay and remain that of Rip in all documents with all parties, including the right to revoke such rights upon breaches, insolvency of the Company or insolvency of the licensee (s) or others related to exploitation of the intellectual property, and the Company is obligated to state same in all contracts.  In some cases, there are some other limitations on rights. Any licensing of rights from Rip to the Company is contingent upon and subject to the Company’s due diligence and acceptance of Chain of Title. Currently, we have the above exclusive right to enter into agreements related to the licensing of motion picture rights and allied/ancillary rights until the date upon which the Company’s CEO, Scott Mitchell Rosenberg, is no longer the Company’s CEO and Chairman of the Board and holds at least 30% of the outstanding capital stock of the Company.  As Mr. Rosenberg’s currently holds less than 30% of the outstanding capital stock of the Company, the rights are no longer exclusive to the Company.  Rip retains the right on the above characters to enter directly into agreements to license rights, negotiate and sign option agreements with other parties in so far as the Company is made aware of the agreement prior to its signing, and that there is economic participation to the Company in a form similar to its agreement with Rip in general, and that if there is a material change to the formula, that the Company’s Board of Directors may require specific changes to the proposed agreement such that it conforms with other licenses from Rip  made from January 1, 2010 forward. If the material change is cured, then Rip’s rights to enter into an agreement, still subject to its financial arrangement with the Company, remain the same.  The Company does not have access to other characters, stories, rights (including trademarks, trade names, url’s) controlled by RIP. In regards to new acquisitions, RIP has no obligation to offer rights of any kind to the Company.

Hexagon Library from Mosaic Multimedia
·	Characters: 702

Our rights: We have all rights worldwide, not including print comic publishing rights, contingent on verification of chain-of-title and European legal documentation (on completion of paperwork, Platinum will have a long-term, exclusive option, with provision to buy out all restrictions and third-party approvals). Currently, we have the exclusive right to enter into agreements related to the licensing of motion picture rights and allied/ancillary rights in perpetuity subject to payment milestones.  The agreement requires the formation of an LLC that is co-owned by Mosaic Multimedia and Platinum Studios with Platinum Studios acting as manager.  The Company will move forward on formation of the LLC when it appears likely that exploitation will occur on one or more of the properties.

Recent Developments

Print Publishing

Platinum Studios Comics (an imprint of the Company) has published over 50 comic books and graphic novels for distribution through traditional domestic channels and is developing international channels for worldwide print distribution.

Digital Publishing
Platinum continues to maintain its place as a frontrunner in the digital publishing space, making its content available and generating revenue through its digital publishing efforts.  Platinum has recently entered into digital publishing agreements with such leading digital comic distributors as graphic.ly and iversecomics.com, as well as continuing its publishing efforts with previous partners like drunkduck.com and wowio.com.

Filmed Entertainment

We currently have film and television development deals and/or already existing productions with several major film producers and several major studios including: Disney (Unique), Universal, Paramount and DreamWorks (Cowboys and Aliens) and Sony (untitled project).  Cowboys and Aliens was released on July 29, 2011. The film’s worldwide box office receipts , as reported in BoxOfficeMojo.com, currently exceeds $165 million.  In February 2009, we announced a development deal with Sony Animation to produce a major animated feature from Platinum’s library of characters and stories. A production schedule has not been set.

In 2008, we entered into a co-production and distribution deal with Hyde Park Entertainment for a feature film based on the Platinum Studios-controlled property Dylan Dog: Dead of Night. We closed the financing for this film on February 6, 2009, and commenced principal photography on February 26, 2009. The film was completed in 2010 and released in 2011. The film stars Brandon Routh, Sam Huntington, and Anita Briem and had its worldwide premier during March of 2011, in Italy.

Based on one of the world's bestselling comic book series with over 60 million readers worldwide, Dylan Dog: Dead of Night blends horror, humor and sophisticated storytelling set in the backstreets of New Orleans — a city with a long and storied history with the supernatural. The story revolves around Dylan Dog, the world's only private investigator of the undead with a business card that features his slogan, "investigator of the paranormal: no pulse, no problem." Along with his assistant Marcus, Dylan will go where the living dare not — facing down friend and foe alike, until justice is done. Starring Brandon Routh ("Superman Returns"), Sam Huntington ("Being Human"), Anita Briem ("Journey to the Center of the Earth 3D") and Taye Diggs ("Rent"). The film is directed by Kevin Munroe ("TMNT").

The film is a Hyde Park Entertainment, Platinum Studios, Inc. and Omnilab Media Group presentation. The producers are Ashok Amritraj ("Premonition," "Traitor"), Scott Mitchell Rosenberg ("Cowboys & Aliens") and Gilbert Adler ("Constantine," "Superman Returns"). The Executive Producers are Christopher Mapp ("Tomorrow When the War Began"), Matthew Street ("W."), Peter D. Graves ("Terminator Salvation"), Will French ("Stone"), Kevin Munroe ("TMNT"), Stephen Roberts ("Game of Death"), Patrick Aiello ("Street Fighter: The Legend of Chun-Li"), Lars Sylvest ("Death Sentence"), David Whealy ("The Messenger"), and Randy Greenberg ("Cowboys & Aliens"). The screenplay is written by Joshua Oppenheimer and Thomas Dean Donnelly (whose credits together include "Sahara" and the upcoming "Conan the Barbarian" and "Doctor Strange"). The behind the scenes collaborators include the three-time Academy Award®-winning make-up effects company, DRAC Studios ("The Curious Case of Benjamin Button," "Mrs. Doubtfire," "Bram Stokers' Dracula").

Merchandise/Licensing

As of the date of this Report, we have existing  Dylan Dog licensing agreements with:
Cartiere Paolo Pigna S.p.A. (school supplies)
International Tobacco Agency Srl (lighters)
Fatex de La Ganga palmal (Male Apparel)
Global Watch Industries, S.p.A. (wrist watches)
Infinite Satue Srl. (collectibles)
Edibas Stationery Srl (calendars)
Manifatture Basanisi
Hobby & Work Srl
Primal intimo

Copyright Promotions Licensing Group is our master licensing agency through December 31, 2011 for territories throughout Europe including Italy, Spain, Portugal, France and the United Kingdom.

In 2006, we extended our branding philosophy to include our annual “The Comic Book Challenge”, a competition that allows independent creators to pitch original comic book ideas to a panel of live judges.  The winning contestant gets a publishing deal with revenue sharing across all distribution outlets.  In July 2007, we secured sponsorship arrangements with 5 corporations to underwrite the event and expose the Company to a wide, international audience. In subsequent years, we modified the structure of the contest in an attempt to reach the largest comic creator audience possible and plan to re-launch the brand in 2012.

In August, 2010 the  Company signed a licensing agreement with Gameloft S.A. for its comic book entitled Cowboys and Aliens to develop mobile content based on the property.

In September, 2010, the Company signed a licensing agreement with Mako Games, LLC for its comic book entitled Cowboys and Aliens to develop video games based on the property.

In June, 2011, the Company signed a licensing agreement with Playtech Software Limited for its comic book entitled Cowboys and Aliens to develop interactive online casino style games.

Industry Overview

In 2010, the releases of comic-based feature films grossed over $1 Billion worldwide.  Iron Man 2 and Kick-Ass, two features based on comics were released between March 12, 2010 and April 26, 2010 and accounted for $712 Million alone.  Following this, Red, The Losers, Marmaduke, and Scott Pilgrim vs. The World ended up grossing a remaining $321 Million.  In 2011, studios will invest over $1 Billion in comic-based IP with eight new major productions: Thor, Captain America: The First Avenger, Green Lantern, Cowboys & Aliens, X-Men: First Class, Dylan Dog: Dead of Night, The Adventures of Tintin: The Secret of the Unicorn, and Priest.  This will increase into the following year as the studios release features already including Superman: The Man of Steel, The Avengers, The Dark Knight Rises, Men In Black 3, The Amazing Spider-Man and 47 Ronin.  The Dark Knight Rises is the sequel to the third highest grossing movie of all time, The Dark Knight, ($1,001,921,825 worldwide) and Men In Black 3 is the third installment of the billion dollar franchise that Company CEO Scott Mitchell Rosenberg sold to Sony while running his former company, Malibu Comics.  While comic-based features in 2010 were confined to five releases, worldwide grosses still crossed the $1 Billion mark.  2011 and 2012 will exceed this with the investment and release of fourteen features based on comic books.  This trend in domestic and worldwide box office success proves that comic books and graphic novels continue to be a leading source of original material from which Hollywood pulls.

Print Publishing

Every project we publish is designed for eventual adaptation to other media, including film and television.  Our core business model focuses on the exploitation of our characters in all media.  We license our characters and stories for domestic and/or international comics publishing.  In some cases, we produce our own publications under the “Platinum Studios Comics” label, but we also have agreements with other publishers and original copyright holders whereby our agreement provides for these parties to continue publishing comic books and generate new characters and stories which are added to our ever-growing library of material.  Under these agreements, the publisher retains the publishing rights and generates ongoing serial publications, maintaining large staffs within their publishing and distribution organizations to achieve these goals.  We benefit tremendously from this relationship as all new characters and story lines generated from new publications are added to our library, without the burden of carrying an entire publishing and distribution staff.  One such example of this arrangement is the Bonelli Publishing library from Italy, which has been producing comic books in printed form for over 50 years.  Popular characters from the Bonelli library include Nathan Never and Dylan Dog. Pursuant to our agreement with Bonelli Publishing, certain characters which they develop are added to our library.

Print Publishing Schedule

Since the successful launch of our inaugural graphic novel, Cowboys & Aliens, in December, 2006, we published over 75 comic books and graphic novels for distribution through traditional domestic channels.    The writers and artists of these titles are hired on a work-for-hire basis. In January 2008, we entered into a worldwide publishing agreement deal with HarperCollins for our graphic novel Cowboys & Aliens.  The HarperCollins hardcover was in the stores as of April, 2011 and the paperback was released in June, 2011.  Both releases have been on the New York Times Best Seller list in their respective categories.

Distribution Model

We currently have four distribution channels to sell our print products: (1) direct to comic book stores, (2) online, (3) traditional book retail stores, and (4) international distributors.

All products offered directly to the thousands of comic book retailers throughout the United States must be listed through Diamond Comic Distributors.  Diamond was established in 1982 to provide comic book specialty retailers with wholesale, non-returnable comic books and related merchandise. Diamond has a vast network of strategically-located Distribution Centers throughout the world.

We also distribute our products to consumers and retailers via our Web store. The site allows the comic book fan to get a closer look at the books, the creators and sample artwork.

We also license our products through established bookstore publishing companies, such as our licensing arrangement with Harper Collins for hardcover graphic novels.

As a comic publisher, we have discovered that there is little to no correlation between the sales of printed comics and the revenues generated by the affiliated media properties developed out of the underlying comic material. Men in Black, for example, generated over $1Billion in worldwide box office between two movies but had print sales of less than $5,000 per issue.  Additionally, we have seen that the distribution model for print can be considered fairly restrictive. Diamond Distributors previously raised the sales threshold for all print publishers, eliminating re-orders beyond 60 days, further restricting access to a broader print audience. Finally, the development expense for our print comics has, historically, barely been covered by the subsequent revenues, and in many cases, act as “loss leaders” for the launch of ancillary product streams. With the above considerations, we have reduced our output of print comics, and we will most likely focus our efforts on printing just those titles that have a film, television, or video game development agreement. For the other titles, we will distribute on mobile, tablet and PC platforms.

Digital Publishing

We seek to be a leader in comics-based entertainment, and continue to build our already substantial library of characters and storylines.  We are currently pursuing a strategy to leverage our momentum in the entertainment space and commercialize our intellectual property through the most viable media outlets and channels, including the online content space.

Our Digital Publishing/Online Initiative Division’s mission is to leverage our library of intellectual property across multiple online channels and distribution platforms, and create an online community for fans of comic-based entertainment in all media.  Revenues for this online initiative will be derived from advertising, sponsorship, micro-transactions and intelligently monetized through tie-ins, merchandise and other long-tail strategies.

Online Initiatives

The Company is currently working with third parties as possible co-venturers to create an immersive, online world that expands upon the Company’s library of content and engages audiences through a variety of casual games and exclusive, interactive content.  Revenue from this initiative would be derived from a variety of sources including ad revenue, micro-transactions and purchase of digital content as well as physical merchandise.

Filmed Entertainment:  Feature Films

We are aggressively pursuing a multi-pronged approach to create feature films:

·	Licensing characters and stories to third-party producers and/or affiliated major studios for production

·	Secure outside financing to produce our own individual films or slates of films

Current projects with major studios based on previously unbranded characters include:

·
Unique (Disney) - Based on a comic book series released in early 2007, Disney acquired the film rights to this project, although development on the project continues, no production schedule has been set.

·	Cowboys & Aliens (Dreamworks/Paramount/Imagine/Universal) – released by Universal Pictures on July 29, 2011 in North America and internationally by Paramount Pictures.

·
Sony Animation Development Deal – In February 2009, the Company announced a development deal with Sony Animation to produce a “hybrid” feature film (containing both animated and live-action elements), based on Platinum-owned characters.

In October, 2011, the Company entered into a producing arrangement with Mad Chance for the first film from the Top Cow comics library, Vice.  We hope to be in production on this film sometime in the next 12 – 24 months.  We are always seeking out opportunity for other slate opportunities such as direct-to-home video slate and genre-specific, low-budget slates.

In January 2008, the Company entered into a co-production and distribution deal with Hyde Park Entertainment for a feature film based on the Platinum Studios’-controlled property, Dylan Dog: Dead of Night. Funding for the film closed in February 2009, we commenced principal photography on February 26, 2009 and completed principal photography in May, 2009. The film has been completed and had its worldwide premier in Italy in March, 2011.  The US release was in  April, 2011.
Filmed Entertainment: Television

In television, we intend to (1) continue our strategy of licensing our characters and stories to third-party producers for sale to broadcast and cable television networks: and (2) secure third-party financing to produce our own specials and series.

Currently, we have a licensing arrangement on the property Metadocs with Syfy and Fremantlemedia and Bob Cooper's Landscape entertainment

We are currently working with several well-known producing partners in order to help bring other characters to the small screen. As with the normal business flow in the entertainment industry, projects constantly move up and down priority lists at networks based on a number of variables such as programming mix, audience taste, etc.

Merchandise/Licensing

We recognize a targeted merchandising and licensing strategy can produce significant revenues from characters who build their audience / fan base through any form of media exploitation – feature film, television, home video/DVD, print, online, wireless and gaming. We will seek to develop relationships with category leaders to help secure more retail support, increase the distribution of its products, and make us a key franchise for our licensees.

Licensees recognize the potential that comic based properties afford them in diversifying their retail mix with lines for multiple characters within one story, and, in so doing, expanding the potential consumer audience interested in their merchandise. It is not uncommon for a major theatrical release in the comic to film genre to secure over 50 licensees for an array of products, from action figures, games and trading cards, to party supplies, costumes, furniture, and packaged foods.

The opportunities within the merchandising and licensing arena for us are equally as wide ranging, including toys/games, collectibles, apparel, and numerous consumer goods.  We will pursue opportunities via the following channels:

·	General merchandising agreements with third parties in each major territory where films, television and new media will be released.
·
Collectible merchandising: cultivating the worldwide collector market by allowing licensees in other countries to break with the normal tradition of shipping only within their territory. In these agreements, we will allow such licensees to ship product to special retailers who have partnership arrangements with the Company. These items will carry a double royalty: the original royalty from the licensee and the additional royalty from the retailer allowed to carry the material.

·	The licensing of the Characters for customized advertising campaigns and/or media purchase campaigns.
·
Leveraging individual partners and licensees’ efforts together globally and locally to create critical mass, including promotions, contests, and third-party advertising on radio, television and new media.

·	The leveraging of our relationships with hundreds of comic book publishers and distributors worldwide for the distribution of the Characters in print form.

Video Game Licensing

Whenever possible, we have made it a normal course of business to reserve interactive game rights for our properties. When licensing our properties to studios and networks, we negotiate to maintain control of the video game rights or, at the very least, the game rights for the “classic” intellectual property. We will establish publishing and distribution relationships with producers and other industry leaders in the game industry and we will act as creative co-producer to create either console games, handheld device games, online casual games and/or mobile games. We are actively seeking game deals for Atlantis Rising, and Dead of Night, of which one is in development for feature films and one has been completed as a feature film.

Collectibles Merchandising Strategy

Our collectible merchandising strategy will be an important area for income and branding. The collectible markets worldwide will be developed through the combination of an online and offline merchandising model.  We will establish merchandise-licensing arrangements that enable individual licensees’ ability to sell merchandise outside their territories through our distribution partners. Where licensees traditionally cannot cross borders to sell products available within their own licensed territories, we will establish a global capability for individual territory merchandise licensees to make their product available worldwide over our website (including co-branded and syndicated versions of the website).

Merchandise Licensing Industry

Toy Industry approximately $21 billion dollars a year in revenue. A quarter of that revenue comes from licensed toys, based on movies, television, cartoon, and comic book characters

According to the NRF Foundation, retail sales preliminarily rose 5.7 percent in November and December 2010 to $462 billion, surpassing the agency’s initial forecast of 3.3 percent, representing the best sales gain since 2004.

Industry-wide sales of entertainment-related toys have risen 38% since 2004, while regular toy sales fell 14% .

Hasbro and rival Mattel control a combined 35% of the U.S toy market and are the only manufacturers with a large international footprint.

EMPLOYEES

We currently employ 4 full-time employees. We have not experienced any work stoppages and we consider relations with our employees to be good.

Properties

Our offices are located at 2029 South Westgate Avenue, Los Angeles, California 90025, and consist of approximately 3,412 square feet. We entered into a three year lease for our offices which requires payments of $7,848 per month for the period from June 15, 2010 through June 30, 2011, $8,083 per month for the period from July 1, 2011 through June 30, 2012, and $8,326 per month for the period from July 1, 2012 through June 15, 2013. Our lease expires on June 15, 2013.

Legal Proceedings

Rustemagic v. Rosenberg & Platinum Studios. On or about June 30, 2009, Ervin Rustemagic filed suit against the Company and its President, Scott Rosenberg, in the California Superior Court for the County of Los Angeles (Case No. BC416936) alleging that the Company (and Mr. Rosenberg) breached an agreement with Mr. Rustemagic thereby causing damages totaling $125,000.  The matter was settled through arbitration in April, 2011 with only minimal liability to the Company.  Under the settlement agreement, the Company has guaranteed additional payments due by Scott Rosenberg in the amount of $77,000 and that payment by Rosenberg has not been made, leading to additional litigation over the guaranteed amount and a subsequent judgment for the sum in excess of $125,000, with interest, currently due and payable.  If the Company makes the guaranteed payment on behalf of Mr. Rosenberg, such amount will be offset against amounts currently due him.

Harrison Kordestani v. Platinum. Harrison Kordestani was a principal of Arclight Films, with whom the Company had entered into a film slate agreement. One of the properties that had been subject to the slate agreement was “Dead of Night.” Arclight fired Mr. Kordestani and subsequently released Dead of Night from the slate agreement. In late January 2009, Mr. Krodestani had an attorney contact the Company as well as its new partners who were on the verge of closing the financing for the “Dead of Night.” Mr. Kordestani, through his counsel, claimed he was entitled to reimbursement for certain monies invested in the film while it had been subject to the Arclight slate agreement. Management believes that Mr. Krodestani’s claim was wholly without merit and an attempt to force an unwarranted settlement because he knew we were about to close a deal. We responded immediately through outside counsel and asserted that he was engaging in extortion and the company would pursue him vigorously if he continued to try and interfere with our deal. The company has not heard anything further from Mr. Kordestani but will vigorously defend any suit that Mr. Kordestani attempts to bring.  The Company has not reserved any payable for this proceeding.

Douglass Emmet v. Platinum Studios On August 20, 2009, Douglas Emmet 1995, LLC filed an Unlawful Detainer action against the Company with regard to the office space previously occupied by the Company. The suit was filed in the California Superior Court, County of Los Angeles, (Case No. SC104504) and alleged that the Company had failed to make certain lease payments to the Plaintiff and was, therefore, in default of its lease obligations. The Plaintiff prevailed on its claims at trial and, subsequently, on October 14, 2009 entered into a Forbearance Agreement with the Company pursuant to which Douglas Emmet agreed to forebear on moving forward with eviction until December 31, 2009, if the Company agreed to pay to Douglas Emmet 50% of three month’s rent, in advance, for the months of October, November and December 2009. As of January 1, 2010, the Company was required to pay to Douglas Emmet the sum of $466,752 to become current under the existing lease or face immediate eviction and judgment for that amount. Prior to January 1, 2010, Douglas Emmet agreed to a month-to-month situation where Platinum pays 50% of its rent at the beginning of the month and the landlord holds back on eviction and enforcement of judgment while they evaluated whether they will consider negotiating a new lease with the Company that would potentially demise some of the Company’s current office space back to the landlord as well as potentially forgive some of the past due rent. As of June 30, 2010, the Company has abandoned the leasehold and moved to new offices. In January, 2011, Douglas Emmett served the Company a new lawsuit to recover unpaid rent and damages.  The parties are in meaningful discussions for a settlement.  The accounts payable of the Company include a balance to Douglass Emmet sufficient to cover the liability, in managements’ assessment.

Franklin v Platinum (and a derivative action, by Franklin, against Scott Rosenberg)  During mid-September 2011, Jeff Franklin, an independent contractor with the Company, was terminated, and, after settlement discussions as to his termination payments broke down, Franklin initiated arbitration, under his January 2010 written agreement, against Platinum on October 5, 2011.  Franklin is seeking approximately $350,000 in cash, 10% of the Company in an equity position, and 25% of all intellectual property rights on certain film projects for the next five years.  The Company has countered with a claim for a return of approximately $80,000 that it believes was over-paid to Franklin against commissions due under the written agreement.

On a parallel track, Franklin, claiming the position of lead plaintiff, is asserting the right, on behalf of the Company to sue Scott Rosenberg for intellectual property transfers that Franklin believes are injurious to Platinum and which were conducted in a fraudulent and derogatory manner by both Scott Rosenberg and the Board of Directors.

The Company believes both of these claims are without merit and has not reserved any payable for either of these proceedings.

With exception to the litigation disclosed above, we are not currently a party to, nor is any of our property currently the subject of, any additional pending legal proceeding that will have a material adverse effect on our business, nor are any of our directors, officers or affiliates involved in any proceedings adverse to our business or which have a material interest adverse to our business.

Reports

We make available free of charge through our website, www.platinumstudios.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or to be furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any information that is included on or linked to our Internet site is not a part of this report or any registration statement that incorporates this report by reference.

You may also read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10:00 am to 3:00 pm. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations together with our financial statements and related notes included elsewhere in this prospectus. This discussion may contain forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements due to known and unknown risks, uncertainties and other factors, including those risks discussed under "Risk Factors" and elsewhere in this prospectus.

Forward-looking Statements

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

·	discuss our future expectations;
·	contain projections of our future results of operations or of our financial condition; and

·	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

GENERAL

We are a comics-based entertainment company.  We own or control the rights to a library of over 5,000 of comic book characters, which we adapt and produce for film, television and all other media. Our library contains characters in a full range of genre and styles.  With deals in place with film studios and media players, our management believes we are positioned to become a leader in the creation of new content across all media.

We are focused on adding titles and expanding our library with the primary goal of creating new franchise properties and characters.  In addition to in-house development and further acquisitions, we are developing content with professionals outside the realm of comic books.  We have teamed up with screenwriters, producers, directors, movie stars, and novelists to develop entertainment content and potential new franchise properties.  We believe our core brand offers a broader range of storylines and genres than the traditional superhero-centric genre.  Management believes this approach is maintained with Hollywood in mind, as the storylines offer the film industry fresh, high-concept brandable content as a complimentary alternative to traditional super hero storylines.

Over the next several years, we are working to become the leading independent comic book commercialization producer for the entertainment industry across all platforms including film, television, direct-to-home, publishing, and digital media, creating merchandising vehicles through all retail product lines.  Our management believes this will allow us to maximize the potential and value of our owned content creator relationships and acquisitions, story development and character/franchise brand-building capabilities while keeping required capital investment relatively low.

We derive revenues from a number of sources in each of the following areas:  Print Publishing, Digital Publishing, Filmed Entertainment, and Merchandise/Licensing.

Set forth below is a discussion of the financial condition and results of operations of Platinum Studios, Inc. (the “Company”, “we”, “us,” and “our”) for the twelve months ended December 31, 2010 and 2009.  The following discussion should be read in conjunction with the information set forth in the consolidated financial statements and the related notes thereto appearing elsewhere in this report.

RESULTS OF CONSOLIDATED OPERATIONS

YEAR ENDED DECEMBER 31, 2010 COMPARED TO THE YEAR ENDED DECEMBER 31, 2009

NET REVENUE

Net revenue for the year ended December 31, 2010 was $2,273,241 compared to $292,940 for the year ended December 31, 2009.  Currently the Company derives most of its revenue from options to purchase rights and the purchase of rights to properties. This type of revenue can vary significantly between quarters and years.  The increase in revenues from 2009 to 2010 of approximately $2,000,000 was related to rights fees collected on Cowboys and Aliens upon start of principal photography on the feature film.

EXPENSES

Cost of revenues

For the year ended December 31, 2010, cost of revenues was $558,122 compared to $73,390 for the year ended December 31, 2009. The increase is primarily due to participation fees on Cowboys and Aliens to a related party, RIP Media, Inc.

Operating expenses

Operating expenses increased $884,772 or approximately 41% for the year ended December 31, 2010 to $3,053,057, as compared to $2,168,285 for the year ended December 31, 2009.  The increases were related to higher commission expenses of $186,000 related to foreign licensing on “Dead of Night,” increased legal fees of $100,000 related to Company financing issues and note extensions, increased foreign withholding taxes of $53,000 related to foreign licensing on “Dead of Night,” increased consulting fees of $387,000 as the Company turned to flexible consulting arrangements to manage key executive functions and $75,000 in a write down of a prepaid option.

Stock option expense was $246,625 for the year ended December 31, 2010 as compared to $85,766 for the year ended December 31, 2009.  This increase was primarily due to the issuance of new fully vested stock options to long time employees and pursuant to a separation agreement with a previous executive of the company.

For the year ended December 31, 2010 depreciation and amortization was $92,736 compared to $153,368 for the year ended December 31, 2009. The decrease is related to fixed assets becoming fully depreciated during the year and the sale and abandonment of assets when the Company moved its office location.

Development costs

Development costs increased $112,304 or 57% for the year ended December 31, 2010 to $308,992, as compared to $196,688 for the year ended December 31, 2009. The increase was primarily due to additional staff added to the development department and increased salaries to current staff.

Impairment of  investment in film library

For the year ended December 31, 2010, impairment of investment in film library was $3,200,000 as compared to $0 for the year ended December 31, 2009.  The impairment for the year ended December 31, 2010 was related to a write down in the value of the film library costs of the film Dead of Night based on an assessment of the ultimate revenue projection of the film in the library.

Gain on disposition of assets

Gain on disposition of assets was $295,220 for the twelve months ended December 31, 2010 as compared to $259 for the twelve months ended December 31, 2009. The gain for the twelve months ended December 31, 2010 was primarily related to receipt of funds for the sale of the Company’s Drunkduck.com website to a related party.

Gain on settlement of debt

The Company recorded a gain on settlement of debt of $26,870 for the twelve months ended December 31, 2010 as compared to $453,451 for the twelve months ended December 31, 2009.  The net gain for the twelve months ended December 31, 2010 was a combination primarily of gains on the settlement of leases in default for $131,000 offset by losses on settlement of payables and payment of services thru the issuance of stock at a discount to market price at a loss of $104,000.  The net gain for the twelve months ended December 31, 2009 was primarily due to the final payment to the Wowio former partners through the issuance of common stock, partially offset by losses incurred in the settlement of accounts payable and notes payable through the issuance of common stock.

Gain on derivative liability

The Company recorded a gain on valuation of derivative liability of $429,391 for the twelve months ended December 31, 2010. The derivative liability, recorded in connection with secured debts payable to the Company’s Chairman and CEO, is re-valued at each reporting date with changes in value being recognized as part of current earnings.

Cost of private placement

The cost of private placement expense for the twelve months ended December 31, 2010 of $3,276,301 is related to the extensions of the secured debt held by the Company’s Chairman and CEO, Scott Rosenberg.  In October of 2010, the debts that were originally due in May and June of 2010 were extended thru May and June of 2011.  As part of the consideration for the extensions, new warrants were issued to Scott Rosenberg.  The cost of financing is the value of the conversion feature of the debt and the value of the new warrants less the debt discount recorded.  The value of the conversion feature and new warrants was $6,992,359, less the debt discount of $3,750,000.  The cost of private placement also includes $33,942 related to a retroactive increase in the interest rate on the notes from 8% to 10%.

Interest expense

For the year ended December 31, 2010 interest expense was $2,636,714 compared to $1,373,755 for the year ended December 31, 2009. The increase is primarily related to an increase in the amortization of debt discount recorded as interest expense in connection with secured debts payable to the Company’s CEO.

As a result of the foregoing, the net loss increased by $6,554,701 for the year ended December 31, 2010, to $9,939,523, as compared to $3,384,822 for the year ended December 31, 2009.  Approximately $7,900,000 of the increase was attributable to increase in losses taken on intangible assets, stock option issuances, increase in interest expense and cost of private placement.  Operating expense and research and development expense contributed to the increase in net loss by approximately $896,000.  These expense increases were offset by increases in gain on disposition of assets and valuation of derivative liabilities of approximately $991,000.

RESULTS OF CONSOLIDATED OPERATIONS – NINE MONTHS ENDED SEPTEMBER 30, 2011 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2010

NET REVENUE (unaudited)

Net revenue for the nine months ended September 30, 2011 was $10,469,444, as compared to $2,248,693 for the nine months ended September 30, 2010. Currently the Company derives most of its revenue from film licensing, options to purchase rights, the purchase of rights to properties and first look deals. This type of revenue can vary significantly between quarters and years.  The revenues for the nine months ended September 30, 2011 were primarily related to film licensing revenue from the release of “Dylan Dog: Dead of Night.”

The net revenue for the nine months ended September 30, 2010 was primarily purchase rights revenue from one customer as principal photography initiated on one of the Company’s properties, “Cowboys and Aliens.”

Cost of revenues

For the nine months ended September 30, 2011 costs of revenue were $10,167,007 compared to $493,960 for the nine months ended September 30, 2010.  The costs for the nine months ended September 30, 2011 were primarily amortization of film costs related to the licensing revenue for the film “Dylan Dog: Dead of Night.”  The costs for the nine months ended September 30, 2010 were primarily participation costs related to the purchase rights revenues on “Cowboys and Aliens.”

Operating expenses

Operating expenses increased $24,848 or 1% for the nine months ended September 30, 2011 to $2,276,343 as compared to $2,251,495 for the nine months ended September 30, 2010 as cost remained consistent across the nine month periods.

Development costs

Development costs increased $274,059 or 114% for the nine months ended September 30, 2011 to $514,305 as compared to $240,246 for the nine months ended September 30, 2010. These increases were primarily due to expenditures for outside artwork and writing fees required to develop the Company’s comic book characters and costs related to an animated comic book series.

Gain (loss) on settlement of debt

The company recorded a loss on settlement of debt for the nine months ended September 30, 2011 of $(245,695) as compared to a gain on settlement of debt for the nine months ended September 30, 2010 of $109,949.  The losses for the nine months ended September 30, 2011 were primarily related to settlement of accounts payable by issuance of the Company’s common stock at a discount to the value of the payable and the conversion of convertible notes payable at a discount.  The gain for the nine months ended September 30, 2010 was primarily related to the settlement of leases in default at a discount to amount remaining on the lease.

Loss on derivative liability

The Company recorded a loss on derivative liability of $4,280,048 for the nine months ended September 30, 2011. The derivative liability, recorded in connection with secured convertible debts payable and related warrants that are re-valued at each reporting date with changes in value being recognized as part of current earnings.

Cost of Financing

The cost of financing for the nine months ended September 30, 2011 of $3,153,691 is related to the extensions of the secured debt formerly held by the Company’s Chairman and CEO, Scott Rosenberg. In August 2011, the debts that were originally due in May and June of 2011 were extended to May and June of 2012.  As part of the consideration of the extensions, new warrants were issued. The cost of financing is the value of the conversion feature of the debt and the value of the new warrants less the debt discount recorded. The value of the conversion feature and the new warrants was $6,903,691, less the debt discount of $3,750,000.

Interest expense

For the nine months ended September 30, 2011, interest expense was $3,664,790 as compared to $1,079,444 for the nine months ended September 30, 2010. The increase is primarily related to amortization of debt discount recorded as interest expense in connection with secured convertible debts payable.

As a result of the foregoing, the net loss increased by $12,130,152 for the nine months ended September 30, 2011 to $13,832,435 as compared to the same period in 2010.

LIQUIDITY AND CAPITAL RESOURCES

CASH FLOW FOR THE YEAR ENDED DECEMBER 31, 2010.

Net cash flow provided by operations during the twelve months ended December 31, 2010 was $910,108 as compared to net cash flow used in operations of $14,966,547 for the twelve months ended December 31, 2009.  The increase in cash flows from operations for the twelve months ended December 31, 2010 as compared to the twelve months ended December 31, 2009 was primarily due an increase in impairment expense of $3,200,000, an increase in amortization of debt discount of $1,087,290, an increase in the cost of financing of $3,276,301, an increase in gain on valuation of derivative liability of $696,391, a decrease in investment in film library of $12,838,427, a decrease in prepaid expense and other current assets of $822,852, an increase in deferred revenue of $1,457,215 and an increase in net loss of $6,554,701.

Net cash flows provided by investing related to receipts from the sale of the Company’s drunkduck.com website to a related party.

Net cash used in financing activities was $1,307,700 for the twelve months ended December 31, 2010 as compared to net cash flow provided by financing activities of $15,079,547 for the twelve months ended December 31, 2009. The reduction in cash provided by financing activities is primarily attributed to less financing required for the production of the film “Dead of Night” for the twelve months ended December 31, 2010 of $1,073,854 as compared to $14,390,341 for the twelve months ended December 31, 2009.  The Company was also able to make payments of $3,042,173 on non-related party loans for the twelve months ended December 31, 2010 as compared to $142,843 for the twelve months ended December 31, 2009, primarily related to payments made on the production loan for “Dead of Night” to Standard Chartered Bank from notice of delivery milestone payments received for foreign licensing agreements.  This was offset by a reduction in payments to related parties, primarily Scott Rosenberg, the Company’s CEO, of $90,562 for the twelve months ended December 31, 2010 as compared to $1,353,160 for the twelve months ended December 31, 2009.

CASH FLOW FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

Net cash flow provided by operations during the nine months ended September 30, 2011 was $4,126,650 as compared to net cash flow used by operations of $268,093 for the nine months ended September 30, 2010.  The increase in cash flows from operations for the nine months ended September 30, 2011 as compared to the nine months ended September 30, 2010 was primarily due an increase in amortization of film library of $9,107,636, an increase in amortization of debt discount of $2,404,180, an increase in loss on valuation of derivative liability of $4,035,048, an increase in the cost of financing of $3,153,691, a decrease in investment in film library of $1,204,668, a decrease in deferred revenue of $5,939,785 and an increase in net loss of $13,832,435.

Net cash used by investing activities was $6,126 for the nine months ended September 30, 2011 for the purchase of office equipment.

Net cash used in financing activities was $4,127,537 for the nine months ended September 30, 2011 as compared to net cash provided of $309,260 for the nine months ended September 30, 2010. The decrease in cash provided by financing activities is attributed to a decrease in proceeds from short-term notes payable of $699,353, and an increase in payments on short-term notes payable of $4,444,704

At September 30, 2011 the Company had cash balances of $69,262.  The Company will issue additional equity and may consider debt financing to fund future growth opportunities and support operations. Although the Company believes its unique intellectual content offers the opportunity for significantly improved operating results in future quarters, no assurance can be given that the Company will operate on a profitable basis in 2011, or ever, as such performance is subject to numerous variables and uncertainties, many of which are out of the Company’s control.

GOING CONCERN

During the nine months ended September 30, 2011, the Company had a net loss of $13,832,435.  At September, 2011, the Company had a working capital deficit of $9,422,222 (excluding its derivative liability) and a shareholders’ deficiency of $27,944,223. The Company is also delinquent in payment of $116,308 for payroll taxes as of September 30, 2011 and in default of certain of its short term notes payable including it $4,916,665 note payable to Standard Chartered Bank.  These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty. The Company intends to raise funds to finance operations until the Company achieves profitable operations. The Company’s capital requirements for the next 12 months will continue to be significant. If adequate funds are not available to satisfy either medium or long-term capital requirements, the Company’s operations and liquidity could be materially adversely affected and the Company could be forced to cut back its operations.

NOTES PAYABLE TO RELATED PARY

The Company entered into a Credit Agreement on May 6, 2009, with Mr. Rosenberg, its Chairman and Chief Executive Office, in connection with the issuance of two secured promissory notes. Two warrants were issued to Mr. Rosenberg in connection with the issuance of various promissory notes as of May 6, 2009 and June 3, 2009.  The advances in 2009 increased Rosenberg’s security interest held in the Company’s assets to approximately $3,750,000.  These transactions were:

May 6, 2009 Secured Debt - The May 6, 2009 secured debt has an aggregate principal amount of $2,400,000, is convertible into shares of the Company’s common stock at a conversion price of $0.048 and bears interest at the rate of eight percent per annum. The original principal amount of $2,400,000 is to be repaid upon the expiration of the notes on May 6, 2010. The Company may prepay the notes at any time. In connection with this debt the Company also issued ten-year warrants to purchase 25,000,000 shares of the Company’s common stock for $0.048 per share.

June 3, 2009 Secured Debt - The June 3, 2009 secured debt amounted to an aggregate principal amount of $1,350,000, is convertible into shares of the Company’s common stock at a conversion price of $0.038 and bears interest at the rate of eight percent per annum. The original principal amount of $1,350,000 is to be repaid upon the expiration of the notes on June 3, 2010 but may be prepaid at any time.  In connection with this debt the Company also issued ten-year warrants to purchase 14,062,500 shares of the Company’s common stock for $0.038 per share.

Modification of Secured Convertible Notes Payable – On October 22, 2010, the Company entered into a series of agreements with its CEO, Chairman, and a major shareholder to extend the due date of certain existing loans made by the CEO. Pursuant to the terms of the agreements, the new due date for the secured convertible notes payable totaling $2,400,000 was extended to May 6, 2011 and the new due date for the secured convertible notes payable totaling $1,350,000 was extended to June 3, 2011. The interest rate under these loans was increased from 8% to 10%, effective upon the original due date of May 6, 2010 and June 3, 2010, respectively.

In exchange for these due date extensions, Company granted to the CEO:

1.
Two additional sets of warrants to purchase the Company’s common stock. The first set allowing for the exercise of up to 40,000,000 warrants to purchase shares of the Company’s common stock, at an exercise price of $0.11 per share, and the second set allowing for the acquisition of up to $3,750,000 in stock, also at an exercise price of $0.11 per share. Both sets (“New Warrants”) vested immediately and will expire on October 22, 2020; and

2.
As more fully described in the Intellectual Property Rights Assignment Agreement between the Company and Scott Rosenberg (included as an exhibit to the Company’s 8K filing, as amended, on December 28, 2010), 25% of gross revenues from those certain co-ownership rights assigned to Scott Rosenberg.  A list of intellectual property that is excluded from this agreement is also in the exhibit to the 8K filing.

The notes and warrants were assigned in October, 2010 to Assignment & Collateral Holdings, LLC “(ACH)”, an entity managed at that time by Mr. Rosenberg and a Director of the Company..

Second Modification of Secured Convertible Notes Payable – In August , 2011, the Company entered into a series of agreements with ACH to extend the due date of certain existing loans originally made by the CEO. Pursuant to the terms of the agreements, the new due date for the secured convertible notes payable totaling $2,400,000 was extended to May 6, 2012 and the new due date for the secured convertible notes payable totaling $1,350,000 was extended to June 3, 2012.

In exchange for these due date extensions, Company granted to ACH:

Two additional sets of warrants to purchase the Company’s common stock. The first set allowing for the exercise of up to 40,000,000 warrants to purchase shares of the Company’s common stock, at an exercise price of $0.11 per share, and the second set allowing for the acquisition of up to $3,750,000 in stock, also at an exercise price of $0.11 per share. Both sets (“New Warrants”) vested immediately and will expire on August 12, 2021.

Due to the resignation of Mr. Rosenberg in May of 2011 as manager of ACH and the Director’s resignation as manager in September, 2011, the Company no longer considers ACH a related party.

The exercise price and the number of shares underlying the warrants are subject to anti-dilution adjustments from time to time if the Company issues common stock at below the exercise price at that time for the warrants.  The dilutive issuances provisions of the warrants and convertible notes were triggered during the second quarter of 2011 due to issuances of common stock pursuant to the Dutchesss Opportunity Fund Agreement.  As of June 30, 2011, the revised pricing on the warrants and conversions is now set at $0.0121.  The revised pricing was reduced further during the third quarter of 2011 due to conversions of debt by holders of convertible notes.  As of September 30, 2011, the revised pricing on the warrants and conversion is now set at $0.0044 for the warrants that were issued originally and as part of the first debt modification.

BANK NOTE PAYABLE

In December, 2008, the Company, through its subsidiary, Long Distance Films, Inc., entered into a promissory note with Standard Charted Bank to fund the production of “Dead of Night” in the original amount of $13,365,000.  The amount due on this note as of September 30, 2011 was $4,916,665.  As of December 23, the balance has been reduced by $675,171through the receipts of funds from foreign licensees.  The loan is collateralized by all rights in the sales agency agreement and the distribution agreements in connection with the production. In August, 2011, Standard Chartered Bank delivered a default notice under the note.

OTHER

The company has unpaid liabilities due to the Internal Revenue Service for employee obligations, which is approximately $116,000.  We have entered into payment plans to pay off these liabilities but there can be no guarantee that the Company will be able to continue making such payments.  If the Company defaults on its payment plans, the governmental entities involved might exercise their collection powers, which may be abrupt and immediate, and could possibly levy upon existing accounts of the Company, with no notice or little advance warning.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles.  Critical accounting policies and estimates are those that may be material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters of the susceptibility of such matters to change, and that may have an impact on financial condition or operating performance.  For example, accounting for our investment in films requires us to estimate future revenue and expense amounts which, due to the inherent uncertainties involved in making such estimates, are likely to differ to some extent from actual results.

CHARACTER DEVELOPMENT COSTS. Character development costs consist primarily of costs to acquire properties from the creator, development of the property using internal or independent writers and artists, and the registration of a property for a trademark or copyright.  These costs are capitalized in the year incurred if the Company has executed a contract or is negotiating a revenue generating opportunity for the property.  If the property derives a revenue stream that is estimable, the capitalized costs associated with the property are expensed as revenue is recognized. If the Company determines there is no determinable market for a property, it is deemed impaired and is written off.

INVESTMENT IN FILMS. Investment in films includes the unamortized costs of one film for which principal photography has been completed and is currently in post-production.  The capitalized costs include all direct production and financing costs, capitalized interest and production overhead.  The costs of the film productions are amortized using the individual-film-forecast-method, whereby the costs are amortized and participations and residual costs are accrued in proportion that current year’s revenues bears to managements’ estimate of ultimate revenue at the beginning of the current year expected to be recognized from exploitation, exhibition or sale of the film.  Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release. Investment in films is stated at the lower of amortized cost or estimated fair value.  The valuation of the film development costs are reviewed by management, when an event or change in circumstances indicates the fair value of the film is less than the unamortized cost.  The fair value of the film is determined using managements’ future revenue and cost estimates in an undiscounted cash flow approach.  Additional amortization is recorded in an amount by which unamortized costs exceed the estimated fair value of the film.  Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying costs of film development costs may be required as a consequence of changes in managements’ future revenue estimates.

Management’s current assessment of the fair value of its production, “Dead of Night” includes analysis of foreign territories sold, deposits received against foreign territory sales, estimated value of the unsold foreign territories and the guarantee by Omnilab Pty, Ltd of a domestic release of the film.  Based on the analysis for the year ended December 31, 2010, the Company recorded an impairment charge of $3,200,000.  Any change in these assessments could result in the write down of the investment in films.

DERIVATIVE LIABILITY.  The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the condensed consolidated statements of operations. For stock-based derivative financial instruments, the Company uses the Binomial  option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.  Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

The derivative liabilities are re-valued at each reporting date with changes in value being recognized as part of current earnings. This revaluation for the nine months ended September 30, 2011 resulted in a loss of $4,280,048.  Any change in the significant assumptions could result in a different valuation that could affect the Company’s results of operations.

REVENUE RECOGNITION - Revenue from the licensing of characters and storylines (“the properties”) owned by the Company are recognized in accordance with guidance of the Financial Accounting Standards Board (“FASB”) where revenue is recognized when the earnings process is complete. This is considered to have occurred when persuasive evidence of an agreement between the customer and the Company exists, when the properties are made available to the licensee and the Company has satisfied its obligations under the agreement, when the fee is fixed or determinable and when collection is reasonably assured.

The Company derives its licensing revenue primarily from the sale of options to purchase rights, the purchase of rights to properties and first look deals. For options that contain non-refundable minimum payment obligations, revenue is recognized ratably over the option period, provided all the criteria for revenue recognition have been met. Option fees that are applicable to the purchase price are deferred and recognized as revenue at the later of the expiration of the option period or in accordance with the terms of the purchase agreement. Revenue received under first look deals is recognized ratably over the first look period, which varies by contract provided all the criteria for revenue recognition under Staff Accounting Bulletin 104 have been met.

For licenses requiring material continuing involvement or performance based obligations, by the Company, the revenue is recognized as and when such obligations are fulfilled.

The Company records as deferred revenue any licensing fees collected in advance of obligations being fulfilled or if a licensee is not sufficiently creditworthy, the Company will record deferred revenue until payments are received.

License agreements typically include reversion rights which allow the Company to repurchase property rights which have not been used by the studio (the buyer) in production within a specified period of time as defined in the purchase agreement. The cost to repurchase the rights is generally based on the costs incurred by the studio to further develop the characters and story lines.

The Company recognizes revenue from television and film productions pursuant to FASB ASC Topic 926, Entertainment-Films. The following conditions must be met in order to recognize revenue under Topic 926: (i) persuasive evidence of a sale or licensing arrangement exists; (ii) the program is complete and has been delivered or is available for immediate and unconditional delivery; (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition or sale; (iv) the arrangement fee is fixed or determinable; and (v) collection of the arrangement fee is reasonably assured. Advance payments received from buyers or licensees are included in the consolidated financial statements as a component of deferred revenue.

STOCK BASED COMPENSATION - The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on Financial Accounting Standards Board (FASB) ASC Topic 718, “Compensation – Stock Compensation”, whereas the award is measured at its fair value at the date of grant and is amortized ratably over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with ASC Topic 718 whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company’s common stock option grant is estimated using the Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model, and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

Recently issued accounting pronouncements

In May 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-4, which amends the Fair Value Measurements Topic of the Accounting Standards Codification (ASC) to help achieve common fair value measurement and disclosure requirements in U.S. GAAP and IFRS.  ASU No. 2011-4 does not require additional fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting.  The ASU is effective for interim and annual periods beginning after December 15, 2011. The Company will adopt the ASU as required.  The ASU will affect the Company’s fair value disclosures, but will not affect the Company’s results of operations, financial condition or liquidity.

In June 2011, the FASB issued ASU No. 2011-5, which amends the Comprehensive Income Topic of the ASC.  The ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders’ equity, and instead requires consecutive presentation of the statement of net income and other comprehensive income either in a continuous statement of comprehensive income or in two separate but consecutive statements.  ASU No. 2011-5 is effective for interim and annual periods beginning after December 15, 2011.  The Company will adopt the ASU as required.  It will have no affect on the Company’s results of operations, financial condition or liquidity.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the Securities Exchange Commission (the "SEC") did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

MANAGEMENT

The following table sets forth information about our executive officers, and directors as of November 1, 2011.
Name	Age	Position
Scott Mitchell Rosenberg	49	Chairman & Chief Executive Officer
Gerald Kline	49	Director
Adam Post	41	Director
Mark Canton	62	Director

Scott Rosenberg has been our Chairman and Chief Executive Officer since September 15, 2006 and Mr. Rosenberg served as the Chairman and Chief Executive Officer of Platinum Studios, LLC, our predecessor, since November 1996.   Mr. Rosenberg established Platinum Studios, LLC in 1996 following a career in the comic book industry. As founder and head of Malibu Comics, Rosenberg produced the Men In Black comic book, which he took to Sony to become a billion-dollar film franchise. At Malibu, Rosenberg developed agrass-roots marketing approach, reaching out directly to fans, retailers, and press to allow Malibu to be distributed alongside top industry players at a fraction of what the major companies spent—notably, in the pre-Internet age, without the opportunities and advantages provided by the web. Malibu’s marketing and ability to create and develop new characters and new ideas led to a bidding war to acquire the company, and in 1994 Malibu was bought by Marvel Comics. Mr. Rosenberg holds an undergraduate degree from the University of Denver.

Mark Canton became a director on May 10, 2010.  In 1985, Mr. Canton became President of Worldwide Theatrical Production. In 1991, Mr. Canton joined Sony Pictures Entertainment’s Columbia Pictures as Chairman of the Board of Directors.  By 1994, he became Chairman of the Columbia TriStar Motion Picture Companies with all creative, operational, and management responsibility for Columbia Pictures, Triumph Films, Sony Pictures Classics, SPE’s international theatrical operations and Columbia TriStar’s strategic motion picture alliances.  During his time at Sony, the company released such films as: A Few Good Men, Groundhog Day, In the Line of Fire, Bram Stoker’s Dracula, Bad Boys, The Net, The Professional, The Fifth Element, Jumanji, Sense and Sensibility, Legends of the Fall, The Mirror Has Two Faces, A League of Their Own, Fly Away Home, Sleepless in Seattle, Poetic Justice, The Age of Innocence, Little Women, The Remains of the Day, The People vs. Larry Flynt, As Good As it Gets, Jerry Maguire, My Best Friend’s Wedding, Anaconda, Air Force One.  In addition, Mr. Canton initiated I Know What You Did Last Summer, Starship Troopers, Zorro, Godzilla, and Stepmom.

In 1997, Mr. Canton returned to Warner Bros. to create his own production entity, The Canton Company.  The Canton Company produced Jack Frost, Get Carter, and Red Planet.

In 2002, Mr. Canton joined Artists Production Group as a partner, Chairman and CEO.  In December 2003, he launched Atmosphere Entertainment MM, an entrepreneurial venture to develop, produce and finance theatrical motion picture and television programming.  Mr. Canton is presently developing new television projects at HBO, ABC, CBS, TNT and Lifetime.

A native of New York, Canton is a 1971 UCLA graduate (magna cum laude) and a member of UCLA’s National Honor Society for American Studies. In addition to serving on the UCLA Board of Councilors and the Deans Advisory Board for the School of Theatre, Film, and Television, he was Vice Chairman of the Board of Directors of the American Film Institute and Founder and Chairman Emeritus of AFI’s Third Decade Council.

Gerald Kline, 49, is an attorney licensed to practice in California, specializing in criminal law, with extensive experience in strategic business development, private equity venture capital, mergers & acquisitions and the sales, marketing and merchandising of entertainment intellectual properties.  Mr. Kline has been in private practice from 2008 to the present. Mr. Kline was a consultant to various companies from 2005 to 2008, including Platinum Studios. Prior to establishing a criminal law practice, Mr. Kline was a Managing Director at investing/consulting firm Moore, Clayton & Co. from 2001 to 2003, and prior to that, he was director of licensing at a number of entertainment firms including Viacom Consumer products, starting in 1991 through 2001.

 Adam Post, 41, is President and founder of  LeadGrowth, a marketing company that outsources business-to-business products, and AVANT Media Group, which is a consumer-brand oriented intellectual property business focused on developing new properties for broad segments and segments with  passionate consumer following. Mr. Post has been in charge of LeadGrowth since 2005.  Brands that AVANT owns include Personality Comics.  Personality Comics has featured biographical stories on  Babe Ruth, The Beatles, Martin Luther King, Jr., Sean Connery, Marilyn Monroe, William Shatner and over one hundred others. Post previously sold to Platinum, in 2001, rights to the Triumphant Comics universe. AVANT also owns several hundred comic book characters.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued by us to our Chief Executive Officer and President and Chief Operating Officer and each of our other officers whose compensation exceeded $100,000 for each of the Company’s last four completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott	2010	$300,000	-	-	-	-	-	-	$300,000
Mitchell	2009	$700,000	-	-	-	-	-	-	$700,000
Rosenberg,	2008	$300,000	-	-	-	-	-	-	$300,000
CEO	2007	$300,000	-	-	-	-	-	-	$300,000

Brian K. Altounian, former	2010	$15,000	-	-	-	-	-	-	$15,000
President/COO	2009	$180,000	-	-	-	-	-	-	$180,000
	2008	$300,000	-	-	-	-	-	-	$300,000
	2007	$300,000	-		-			-	$300,000

Outstanding Equity Awards at Fiscal Year-End Table.

 The following table sets forth information with respect to grants of options to purchase our common stock to the named executive officers at December 31, 2010.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott Mitchell Rosenberg	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Brian Altounian	7,965,000	-0-	-0-	$0.10	January 8, 2015	-0-	-0-	-0-	-0-

Director Compensation

The following table sets forth with respect to the named directors, compensation information inclusive of equity awards and payments made for the fiscal year ended December 31, 2010.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Scott Mitchell Rosenberg	-0-	-0-	-0-	-0-	-0-	-0-	-0—
Brian Altounian	-0-	-0-	-0-	-0-	-0-	-0-	-0—
Jill Zimmerman	-0-	-0-	-0-	-0-	-0-	-0-	-0—

EMPLOYMENT AGREEMENTS

We currently have no employment agreements with our executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 23, 2011, the number of shares and percent of our common stock beneficially owned by:

·	all directors and nominees, naming them,
·	our executive officers,
·	our directors and executive officers as a group, without naming them, and
·	persons or groups known by us to own beneficially 5% or more of our common stock:

We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from December 23, 2011 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of December 23, 2011 have been exercised and converted.

Percentage ownership is based on 539,323,109 shares of common stock outstanding as of December 23, 2011.

Title of Class	Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Common Stock	Scott Rosenberg	129,281,255	24.0%

Common Stock	Gerald Kline	6,000,000	1.1%

Common Stock	Mark Canton	650,000	*

Common Stock	RIP Media, Inc.	40,145,454	7.4%

Common Stock	Assignment & Collateral Holdings, LLC (1)	1,857,698,863	77.6%

	All Execuitve Officers, Directors and Groups beneficially owning more than 5%, as a Group	2,033,775,572	85.6%

*	Less than 1%.

(1)	The total represents warrants to acquire 836,494,757 shares of our common stock and secured debt convertible into 852,272,727 shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has an exclusive option to enter licensing of rights for agreements to individual characters, subject to existing third party rights, within the RIP Awesome Library of RIP Media, Inc., specific and only to those 404 Awesome Comics characters currently owned and controlled by RIP Media, Inc, a schedule of which has been provided to the Company. Rip Media, Inc is a related entity in which managed by a Director of the Company. Such licensing option includes all rights worldwide, not including print and digital comic publishing rights. The ownership of the intellectual property in its entirety, including copyright, trademark, and all other attributes of ownership including but not limited to additional material created after a license agreement from Rip Media to Platinum Studios, Inc (and however disbursed thereafter) shall be, stay and remain that of Rip Media in all documents with all parties, including the right to revoke such rights upon breaches, insolvency of the Company or insolvency of the licensee (s) or others related to exploitation of the intellectual property, and Platinum is obligated to state same in all contracts.  In some cases, there are some other limitations on rights. Any licensing of rights from Rip Media to the Company is contingent upon and subject to Platinum’s due diligence and acceptance of Chain of Title. Currently, we have the above exclusive right to enter into agreements related to the licensing of motion picture rights and allied/ancillary rights until the date upon which Platinum Studios CEO, Scott Mitchell Rosenberg is no longer the Company s CEO and Chairman of the Board and holds at least 30% of the outstanding capital stock of the Company. Rip Media Inc retains the right on the above characters to enter directly into agreements to license rights, negotiate and sign option agreements with other parties in so far as Platinum is made aware of the agreement prior to its signing, and that there is economic participation to Platinum in a form similar to its agreement with Rip Media in general, and that if there is a material change to the formula, that Platinum’s Board of Directors may require specific changes to the proposed agreement such that it conforms with other licenses from Rip Media made from January 1, 2010 forward. If the material change is cured, then Rip’s rights to enter into an agreement, still subject to its financial arrangement with Platinum, remain the same.  We do not have access to other characters, stories, rights (including trademarks, trade names, url’s) controlled by Rosenberg or his related entities. In regards to new acquisitions, including trademarks, Rip Media must present to Platinum, for Platinum’s acquisition, any rights it desires to acquire, and may only acquire if Platinum does not choose to acquire (within 5 business days of notice), however this acquisition restriction on Rip Media does not apply to  any properties or trademarks or trade names or copyrights  or rights of any kind that Scott Rosenberg or any of his related entities or rights to entities he may own or acquire or create that are, used to be, or could be related in any fashion to Malibu Comics or Marvel Comics, including trademarks and trade names that may be acquired by Rip Media or other Rosenberg entities due to expiration or abandonment by Malibu, Marvel or other prior owners of marks from other comics or rights related companies, or, such as with trademarks, marks that may be similar only in name or a derivative of a name, which Rip has the unfettered right to acquire and exploit without compensation to Platinum.

Scott Mitchell Rosenberg is attached and credited at his election as producer or executive producer, without offset, to provide  production consulting services to the Company’s Customers (Customer) (including but not limited to production companies, studios, financiers and any company related to filmed entertainment or audio visual productions) on all audio visual productions through Scott Mitchell Rosenberg Productions (another related entity which  is often, in the entertainment industry, referred to as a “loan-out” company) wholly owned or controlled by Scott Mitchell Rosenberg or related entities. Rosenberg’s right is absolute and not subject to restriction or offset by Company. Often, at the time the Company enters into an agreement with a Customer, a separate contract is entered into between the related entity and the Customer. In addition, consulting services regarding development of characters and storylines may also be provided to the Company by this related entity.  Revenue would be paid directly to the related entity by the Customer.

At December 31, 2005, we owed RIP Media $20,000 in uncollateralized loans.  During 2006, we repaid in full the $20,000 uncollateralized loans received during 2004. At December 31, 2007 we owed RIP Media $10,000 in uncollateralized loans. During 2008, we repaid $8,595 in uncollateralized loans received during 2007. These loans accrued interest at 5% for the years ended December 31, 2009, 2008, 2007, 2005 and 6% for the year ended December 31, 2006, respectively.

During 2008, Scott Mitchell Rosenberg loaned the company an additional $196,998 to help fund operations.

During 2008 the Company repaid $82,827 in loans previously provided by Brian Altounian. At December 31, 2008 the remaining balance for these loans was $78,172. At December 31, 2008, we owed $193,079 to Brian Altounian for consulting services provided prior to his employment.   At June 30, 2009, we owed $795,000 to Brian Altounian for a combination of loans, consulting services and accrued salary.  In connection with the acquisition by an affiliate of Mr. Altounian of 100% interest in the Company’s subsidiary, WOWIO, LLC, on June 30, 2009, Mr. Altounian executed a release of all such amounts owed to him by the Company as of such date as partial consideration for the purchase of WOWIO.

The Company entered into a Credit Agreement on May 6, 2009, with Mr. Rosenberg in connection with the issuance of two secured promissory notes. Two warrants were issued to Mr. Rosenberg in connection with the issuance of various promissory notes as of May 6, 2009 and June 3, 2009.  The advances in 2009 increased Rosenberg’s security interest held in the Company’s assets to approximately $3,750,000.  These transactions were:

May 6, 2009 Secured Debt - The May 6, 2009 secured debt has an aggregate principal amount of $2,400,000, is convertible into shares of the Company’s common stock at a conversion price of $0.048 and bears interest at the rate of eight percent per annum. The original principal amount of $2,400,000 is to be repaid upon the expiration of the notes on May 6, 2010. The Company may prepay the notes at any time. In connection with this debt the Company also issued ten-year warrants to purchase 25,000,000 shares of the Company’s common stock for $0.048 per share.

June 3, 2009 Secured Debt - The June 3, 2009 secured debt amounted to an aggregate principal amount of $1,350,000, is convertible into shares of the Company’s common stock at a conversion price of $0.038 and bears interest at the rate of eight percent per annum. The original principal amount of $1,350,000 is to be repaid upon the expiration of the notes on June 3, 2010 but may be prepaid at any time.  In connection with this debt the Company also issued ten-year warrants to purchase 14,062,500 shares of the Company’s common stock for $0.038 per share.

Modification of Secured Convertible Notes Payable – On October 22, 2010, the Company entered into a series of agreements with its CEO, Chairman, and a major shareholder to extend the due date of certain existing loans made by the CEO. Pursuant to the terms of the agreements, the new due date for the secured convertible notes payable totaling $2,400,000 was extended to May 6, 2011 and the new due date for the secured convertible notes payable totaling $1,350,000 was extended to June 3, 2011. The interest rate under these loans was increased from 8% to 10%, effective upon the original due date of May 6, 2010 and June 3, 2010, respectively.

In exchange for these due date extensions, Company granted to the CEO:

3.
Two additional sets of warrants to purchase the Company’s common stock. The first set allowing for the exercise of up to 40,000,000 warrants to purchase shares of the Company’s common stock, at an exercise price of $0.11 per share, and the second set allowing for the acquisition of up to $3,750,000 in stock, also at an exercise price of $0.11 per share. Both sets (“New Warrants”) vested immediately and will expire on October 22, 2020; and

4.
     As more fully described in the Intellectual Property Rights Assignment Agreement between the Company and Scott Rosenberg (included as an exhibit to the Company’s 8K filing, as amended, on December 28, 2010), 25% of gross revenues from those certain co-ownership rights assigned to Scott Rosenberg.  A list of intellectual property that is excluded from this agreement is also in the exhibit to the 8K filing.

The notes and warrants were assigned in October, 2010 to Assignment & Collateral Holdings, LLC (“ACH), an entity managed at that time by Mr. Rosenberg and a Director of the Company.

Second Modification of Secured Convertible Notes Payable – In August , 2011, the Company entered into a series of agreements with ACH to extend the due date of certain existing loans originally made by the CEO. Pursuant to the terms of the agreements, the new due date for the secured convertible notes payable totaling $2,400,000 was extended to May 6, 2012 and the new due date for the secured convertible notes payable totaling $1,350,000 was extended to June 3, 2012.

In exchange for these due date extensions, Company granted to ACH:

Two additional sets of warrants to purchase the Company’s common stock. The first set allowing for the exercise of up to 40,000,000 warrants to purchase shares of the Company’s common stock, at an exercise price of $0.11 per share, and the second set allowing for the acquisition of up to $3,750,000 in stock, also at an exercise price of $0.11 per share. Both sets (“New Warrants”) vested immediately and will expire on August 12, 2021.

Due to the resignation of Mr. Rosenberg in May of 2011 as manager of ACH and the Director’s resignation as manager in September, 2011, the Company no longer considers ACH a related party.

The exercise price and the number of shares underlying the warrants is subject to anti-dilution adjustments from time to time if the Company issues common stock at below the exercise price at that time for the warrants.  The dilutive issuances provisions of the warrants and convertible notes were triggered during the second quarter of 2011 due to issuances of common stock pursuant to the Dutchesss Opportunity Fund Agreement.  As of June 30, 2011, the revised pricing on the warrants and conversions is now set at $0.0121.  The revised pricing was reduced further during the third quarter of 2011 due to conversions of debt by holders of convertible notes.  As of September 30, 2011, the revised pricing on the warrants and conversion is now set at $0.0044 for the warrants that were issued originally and as part of the first debt modification.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 2,500,000,000 shares of Common Stock, $0.0001 par value per share, of which 539,323,109 shares were issued and outstanding as of  December 23, 2011.

The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of Common Stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available therefore. In the event of a liquidation, dissolution or winding-up of our business, the holders of Common Stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities.

The holders of shares of Common Stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the Common Stock. According to the Company’s counsel, Dieterich & Mazarei, and as explained in their consent attached as an exhibit hereto, all of the outstanding shares of Common Stock are, and the Common Stock offered hereby, when issued will be, validly issued, fully paid and non-assessable.

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Transfer agent and registrar

The transfer agent of our common stock is Computershare Limited, whose address is 250 Royall Street, Canton MA 02021.  The phone number of the transfer agent is (800) 962-4284.

PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling stockholder to offer and resell up to 98,000,000 shares of our common stock at such times and at such places as it chooses. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution. The decision to sell any shares offered pursuant to this prospectus is within the sole discretion of the selling stockholder.   If the selling stockholder were eligible to immediately acquire all of the shares to which it would be entitled pursuant to the terms of the agreement, the selling shareholder would be able to receive 200,000,000 shares (estimated using a price of $0.05 per share), however, those shares which are not subject to this registration statement could not be sold publicly without the benefit of an exemption from registration such as Rule 144.

The distribution of the common stock by the selling stockholder may be effected from time to time in one or more transactions. Any of the common stock may be offered for sale, from time to time, by the selling stockholder at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The common stock may be sold by one or more of the following:

• On the OTC Bulletin Board or any other national common stock exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

• Through one or more dealers or agents (which may include one or more underwriters), including, but not limited to:

• Block trades in which the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

• Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

• Ordinary brokerage transactions.

• Transactions in which the broker solicits purchasers.

• Directly to one or more purchasers.

• A combination of these methods.

Dutchess and any broker-dealers who act in connection with the sale of its shares are "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act. Because the selling stockholder is an "underwriter" within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

The selling stockholder or its underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or reallowed. Underwriters, dealers, brokers or other agents engaged by the selling stockholder may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

Unless granted an exemption by the SEC from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling stockholder will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by the selling stockholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of our or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholder. We shall use our reasonable efforts to prepare and file with the SEC such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

We are paying certain expenses (other than commissions and discounts of underwriters, dealers or agents) incidental to the offering and sale of the common stock to the public. If we are required to update this prospectus during such period, we may incur additional expenses in excess of the amount estimated above. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and the Exchange Act, subject to certain exceptions.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Effective January 21, 2011, Platinum Studios, Inc. (the "Company"), notified its auditors, HJ Associates & Consultants LLP, that their services would no longer be utilized by the Company.  The Company engaged Weinberg & Company, P.A., Certified Public Accountants ("Weinberg") as its new independent accountants on January 18, 2011.  This information was reported on the Company’s Form 8-K as filed with the United States Securities and Exchange Commission on January 24, 2011.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Dieterich & Associates, Los Angeles, California.

EXPERTS

The financial statements as of and for the year ended December 31, 2009, included in this prospectus have been audited by HJ Associates & Consultants, LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements as of and for the year ended December 31, 2010, included in this prospectus, have been audited by Weinberg & Co., CPAs, an independent registered public account firm, as stated in their report appearing in this document.  These financial statements have been included in reliance upon the report of the firm, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements, other information and a copy of the registration statement may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling 1-800-SEC-0330. The Registration Statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering Analysis and Retrieval system and is available to the public from the SEC's web site at http://www.sec.gov.

PLATINUM STUDIOS, INC.

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Platinum Studios, Inc.
Los Angeles, California

We have audited the accompanying consolidated balance sheet of Platinum Studios, Inc. and Subsidiaries (the “Company”) as of December 31, 2010, and the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Platinum Studios, Inc. and Subsidiaries as of December 31, 2010, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has had recurring losses from operations and had a shareholders’ deficiency as of December 31, 2010. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.
Los Angeles, California
April 15, 2011

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Platinum Studios, Inc.
Los Angeles, California

We have audited the accompanying consolidated balance sheet of Platinum Studios, Inc. and subsidiaries as of December 31, 2009, and the related consolidated statement of operations, shareholders' deficit, and cash flows for the year ended December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Platinum Studios, Inc. and subsidiaries as of December 31, 2009, and the results of their operations and their cash flows for the year ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of Platinum Studios, Inc.'s internal control over financial reporting as of December 31, 2009, included in the accompanying Form 10-K and, accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations which have resulted in an accumulated deficit. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP
Salt Lake City, Utah
March 31, 2010

PLATINUM STUDIOS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	December 31, 2010	December 31, 2009

ASSETS

Current assets:
Cash and cash equivalents	$76,275	$152,067
Restricted cash	-	127,890
Accounts receivable, net	-	23,817
Prepaid expenses	100,940	156,132
Other current assets	438,799	863,234
Total current assets	616,014	1,323,140
Property and equipment, net	76,631	122,295
Investment in film library	9,449,207	11,492,135
Assets held for sale	12,000	40,000
Character rights, net	-	45,652
Deposits and other	321,160	298,118
Total assets	$10,475,012	$13,321,340
LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$1,195,673	$1,324,780
Accrued expenses and other current liabilities	1,278,092	1,325,304
Deferred revenue	3,973,738	1,681,653
Short term notes payable	10,960,274	12,541,105
Related party payable	347,500	-
Related party notes payable, net of debt discount	1,279,018	3,103,973
Derivative liability	7,763,968	1,201,000
Accrued interest - related party notes payable	189,770	182,003
Capital leases payable, current	11,627	48,406
Total current liabilities	26,999,660	21,408,224

Capital leases payable, non-current	-	11,627
Total liabilities	26,999,660	21,419,851

Commitments and contingencies

Shareholders' Deficit:
Common stock, $.0001 par value; 500,000,000 shares authorized; 310,345,811 and 271,255,629 issued and outstanding, respectively	31,035	27,126
Common stock subscribed	-	732,196
Additional paid in capital	17,478,740	15,237,067
Accumulated deficit	(34,034,423)	(24,094,900)
Total shareholders' deficit	(16,524,648)	(8,098,511)
Total liabilities and shareholders' deficit	$10,475,012	$13,321,340

The accompanying footnotes are an integral part of these consolidated financial statements

PLATINUM STUDIOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OPERATIONS
	Years Ended December 31,
	2010	2009

Net revenue	$2,273,241	$292,940

Costs and expenses:
Cost of revenues	558,122	73,390
Operating expenses	3,053,057	2,168,285
Development costs	308,992	196,688
Impairment of investment in film library	3,200,000	-
Total costs and expenses	7,120,171	2,438,363
Operating loss	(4,846,930)	(2,145,423)
Other income (expense):
Other income	68,941	-
Gain on disposition of assets	295,220	259
Gain on settlement of debt	26,870	453,451
Gain (Loss) on valuation of derivative liability	429,391	(267,000)
Cost of private placement	(3,276,301)	-
Interest expense	(2,636,714)	(1,373,755)
Total other income (expense):	(5,092,593)	(1,187,045)
Loss from continuing operations	(9,939,523)	(3,332,468)
Loss from discontinued operations	-	(52,354)
Net loss	$(9,939,523)	$(3,384,822)

Basic and diluted loss per share:
Loss from continuing operations	$(0.03)	$(0.01)
Loss from discontinued operations	-	(0.00)
Net loss per share	$(0.03)	$(0.01)
Basic and diluted weighted average shares	288,980,145	266,455,893

The accompanying footnotes are an integral part of these consolidated financial statements

PLATINUM STUDIOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
For the Years Ended December 31, 2010 and 2009
	Common Stock Shares	Common Stock Amount	Common Stock Subscribed	Additional Paid- In Capital	Accumulated Deficit	Total

Balance at December 31, 2008	255,819,266	$25,582	$-	$11,650,875	$(20,710,078)	$(9,033,621)

Common stock issued for cash in private placement at $0.05 per share, $0.0001 par value	2,466,667	247	-	119,753	-	120,000
Common stock issued for debt and accounts payable conversion at fair value of shares issued	3,797,879	380	-	263,936	-	264,316
Common stock subscribed for cash in private placement at $0.05 per share.	-	-	732,196	-	-	732,196
Common stock issued for the acquisition of Wowio,LLC	7,000,000	700	-	559,930	-	560,630
Equity adjusment for sale of Wowio, LLC	-	-	-	1,720,216	-	1,720,216
Value of equity instruments issued in connection with convertible notes payable	-	-	-	715,904	-	715,904
Fair value of options issued for services	-	-	-	88,266	-	88,266

Common stock issued for services from $0.04 to $0.07 per share	2,171,817	217	-	118,187	-	118,404
Net loss	-	-	-	-	(3,384,822)	(3,384,822)
Balance at December 31, 2009	271,255,629	27,126	732,196	15,237,067	(24,094,900)	(8,098,511)

Common stock issued for cash in private placement at $0.05 per share	29,946,424	2,995	(732,196)	1,494,326	-	765,125
Common stock issued for conversion of debt and accounts payable	2,399,761	240	-	123,476	-	123,716
Common stock issued for services from $0.05 to $0.13 per share	6,743,997	674	-	377,246	-	377,920
Fair value vesting of stock options issued for services	-	-		246,625	-	246,625
Net loss	-	-	-	-	(9,939,523)	(9,939,523)
Balance at December 31, 2010	310,345,811	$31,035	$-	$17,478,740	$(34,034,423)	$(16,524,648)

The accompanying footnotes are an integral part of these consolidated financial statements

PLATINUM STUDIOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Years ended December 31,
	2010	2009
Cash flows from operating activities
Net loss	$(9,939,523)	$(3,384,822)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	47,084	64,022
Amortization	45,652	91,304
Gain on diposal of assets	(295,220)	(259)
Impairment of investment in film library	3,200,000	-
Gain on settlement of debt	(26,870)	(453,451)
Fair value of stock options issued for services	246,625	85,766
Fair value of stock issued for services	277,561	116,993
Amortization of debt discount	2,008,106	920,816
Cost of private placement	3,276,301	-
(Gain)/Loss on valuation of derivative liability	(429,391)	267,000
Decrease (increase) in operating assets:
Restricted cash	127,891	(127,891)
Accounts receivable	23,817	(15,005)
Investment in film library	(1,157,072)	(13,995,499)
Prepaid expenses and other current assets	479,627	(343,225)
Deposits and other assets	(23,042)
Increase (decrease) in operating liabilities:
Accounts payable and related party payables	329,495	426,376
Accrued expenses	62,341	468,860
Accrued interest	(26,175)	77,598
Deferred revenue	2,292,085	834,870
Interest accrued on short-term notes payable	390,816	-
Net cash flows provided by (used in) operating activities	910,108	(14,966,547)

Cash flows from investing activities
Proceeds from sales of property and equipment and assets held for sale	359,800	-
Purchases of property and equipment	(38,000)	(2,956)
Net cash flows provided by (used in) investing activities	321,800	(2,956)

Cash flows from financing activities
Proceeds from short-term notes payable	1,073,854	14,390,341
Proceeds from related party notes payable	7,500	1,366,561
Payments on short-term notes payable	(3,042,173)	(142,843)
Payments on related party notes payable	(90,562)	(1,353,160)
Payments on capital leases	(21,444)	(22,102)
Issuance of common stock, net of offering costs	765,125	840,750
Net cash flows (used in) provided by financing activities	(1,307,700)	15,079,547

Net (decrease) increase in cash	(75,792)	110,044
Cash, at beginning of year	152,067	42,023
Cash, at end of year	$76,275	$152,067

PLATINUM STUDIOS, INC.AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
	Years ended December 31,
	2010	2009
Supplemental disclosure of cash flow information:
Cash paid for interest	$428,333	$76,359
Cash paid for taxes	$3,200	$-
Noncash investing and financing activity
Equity instrument issued for debt discount	$-	$1,649,000
Warrant derivative liability	$-	$(934,000)
Non-cash financing activities related to the acquisition of Wowio, LLC	$-	$1,720,216
Stock issued as payments of notes payable, accounts payable and accrued interest	$119,988	$840,303

The accompanying footnotes are an integral part of these consolidated financial statements

PLATINUM STUDIOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

(1)     Description of business

Nature of operations – The Company controls a library consisting of more than 4,000 characters and is engaged principally as a comics-based entertainment company adapting characters and storylines for production in film, television, publishing and all other media.  Platinum Studios, LLC was formed and operated as a California limited liability company from its inception on November 20, 1996 through September 14, 2006. On September 15, 2006, Platinum Studios, LLC filed with the State of California to convert Platinum Studios, LLC into Platinum Studios, Inc., (“the Company”, “Platinum”) a California corporation.  This change to the Company structure was made in preparation of a private placement memorandum and common stock offering in October, 2006.

On December 10, 2008, the Company purchased Long Distance Films, Inc. to facilitate the financing and production of the film currently titled “Dead of Night”. The Company’s license to the underlying rights of the “Dead of Nights” characters was due to expire unless principal photography commenced on a feature film by a certain date.  The Company had previously licensed these rights to Long Distance Films, Inc.  The Company then purchased Long Distance Films, Inc., with its production subsidiary, Dead of Night Productions, LLC in order to expedite and finalize the financing of the film with Standard Chartered Bank and Omnilab Pty, Ltd., holding debt of $9,799,877 and $485,000, respectively, as of December 31, 2010.  Long Distance Films, Inc.’s only assets are investments in its subsidiaries related to the film production of “Dead of Night” and has no liabilities or equity other than 100 shares of common stock wholly owned by Platinum Studios, Inc.  Long Distance Films, Inc was created for the sole purpose of producing “Dead of Night.”  At the time of the acquisition, Long Distance Films, Inc. had no assets or liabilities and no consideration was paid by the Company for the acquisition and no value was assigned to the transaction, which would be eliminated in consolidation.

 (2)    Going concern

During the year ended December 31, 2010, the Company had a net loss of $9,939,523. At December 31, 2010, the Company had a working capital deficit of $18,619,678 (excluding its derivative liability) and a shareholders’ deficiency of $16,524,648. The Company is also delinquent in payment of certain amounts due of $123,248 for payroll taxes as of December 31, 2010 and in default of certain of its short term notes payable.  These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty. The Company intends to raise funds to finance operations until the Company achieves profitable operations. The Company’s capital requirements for the next 12 months will continue to be significant. If adequate funds are not available to satisfy either medium or long-term capital requirements, the Company’s operations and liquidity could be materially adversely affected and the Company could be forced to cut back its operations. Subsequent to December 31, 2010, the Company raised $387,083 through the issuance of convertible notes payable and the sale of common stock through an equity line of credit. (see Note 17)

(3)    Summary of significant accounting policies

Basis of presentation and consolidation - The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America .

The consolidated financial statements include the financial statements of the Company, its wholly owned subsidiaries, Long Distance Films, Inc, Platinum Studios Productions, Inc. and Platinum Studios Entertainment, Inc. Intercompany accounts and transactions have been eliminated in consolidation.

Revenue recognition - Revenue from the licensing of characters and storylines (“the properties”) owned by the Company are recognized in accordance with guidance of the Financial Accounting Standards Board (“FASB”) where revenue is recognized when the earnings process is complete. This is considered to have occurred when persuasive evidence of an agreement between the customer and the Company exists, when the properties are made available to the licensee and the Company has satisfied its obligations under the agreement, when the fee is fixed or determinable and when collection is reasonably assured.

The Company derives its licensing revenue primarily from the sale of options to purchase rights, the purchase of rights to properties and first look deals. For options that contain non-refundable minimum payment obligations, revenue is recognized ratably over the option period, provided all the criteria for revenue recognition have been met. Option fees that are applicable to the purchase price are deferred and recognized as revenue at the later of the expiration of the option period or in accordance with the terms of the purchase agreement. Revenue received under first look deals is recognized ratably over the first look period, which varies by contract provided all the criteria for revenue recognition under Staff Accounting Bulletin 104 have been met.

For licenses requiring material continuing involvement or performance based obligations, by the Company, the revenue is recognized as and when such obligations are fulfilled.

The Company records as deferred revenue any licensing fees collected in advance of obligations being fulfilled or if a licensee is not sufficiently creditworthy, the Company will record deferred revenue until payments are received.

License agreements typically include reversion rights which allow the Company to repurchase property rights which have not been used by the studio (the buyer) in production within a specified period of time as defined in the purchase agreement. The cost to repurchase the rights is generally based on the costs incurred by the studio to further develop the characters and story lines.

The Company recognizes revenue from television and film productions pursuant to FASB ASC Topic 926, Entertainment-Films. The following conditions must be met in order to recognize revenue under Topic 926: (i) persuasive evidence of a sale or licensing arrangement exists; (ii) the program is complete and has been delivered or is available for immediate and unconditional delivery; (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition or sale; (iv) the arrangement fee is fixed or determinable; and (v) collection of the arrangement fee is reasonably assured. Advance payments received from buyers or licensees are included in the consolidated financial statements as a component of deferred revenue.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Those estimates and assumptions include estimates for reserves of uncollectible accounts, analysis of impairments of recorded intangibles and investments in film library, accruals for potential liabilities, and assumptions made in valuing stock instruments issued for services and in valuing derivative liabilities.

Cash and cash equivalents – The Company considers all highly liquid investment securities with an original maturity date of three months or less to be cash equivalents.

Concentrations of risk - The Company’s cash balances on deposit with banks are guaranteed by the Federal Deposit Insurance Corporation up to $250,000 at December 31, 2010. The Company may be exposed to risk for the amounts of funds held in bank accounts in excess of the insurance limit. In assessing the risk, the Company’s policy is to maintain cash balances with high quality financial institutions. The Company had cash balances in excess of the guarantee during the years ended December 31, 2010 and 2009.

For the year ended December 31, 2010, one customer accounted for 90% of revenue. For the year ended December 31, 2009, three customers accounted for 40%, 21%, and 9% of our revenue.

Derivative Instruments – The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a Binomial option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.  Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Property and equipment - Property and equipment is stated at cost. Depreciation is calculated using straight-line methods over the estimated useful lives of the assets as follows:

Property and Equipment Type	Years of Depreciation
Furniture and fixtures	7 years
Computer equipment	5 years
Office equipment	5 years
Software	3 years
Leasehold improvements	Shorter of lease term or useful economic life

Management regularly reviews property, equipment and other long-lived assets for possible impairment. This review occurs quarterly, or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If there is indication of impairment, management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value.

Character rights - Character rights consist primarily of costs to acquire properties from the creator, development of the property using internal or independent writers and artists, and the registration of a property for a trademark or copyright. These costs are capitalized in the year incurred if the Company has executed a contract or is negotiating a revenue generating opportunity for the property. If the property derives a revenue stream that is estimable, the capitalized costs associated with the property are expensed as revenue is recognized.

If the Company determines there is no determinable market for a property, it is deemed impaired and is written off.

Fair Value of Financial Instruments – Fair value measurements are determined by the Company's adoption of authoritative guidance issued by the FASB, with the exception of the application of the statement to non-recurring, non-financial assets and liabilities as permitted. The adoption of the authoritative guidance did not have a material impact on the Company's fair value measurements. Fair value is defined in the authoritative guidance as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy was established, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.
Level 2—Inputs, other than the quoted prices in active markets, are observable either directly or indirectly.
Level 3—Unobservable inputs based on the Company's assumptions.

The Company is required to use observable market data if such data is available without undue cost and effort.

The following table presents certain investments and liabilities of the Company’s financial assets measured and recorded at fair value on the Company’s consolidated balance sheets on a recurring basis and their level within the fair value hierarchy as of December 31, 2010:

	Level 1	Level 2	Level 3	Total
Fair value of convertible note conversion feature	$-	$-	$2,017,663	$2,017,663
Fair value of warrants	$-	$-	$5,746,305	$5,746,305
	$-	$-	$7,763,968	$7,763,968

See Notes 9 and 10 for more information on these financial instruments.

Investment in Film Library – Investment in film library includes the unamortized costs of one completed, unreleased film.  The capitalized costs include all direct production and financing costs, capitalized interest and production overhead.  The costs of the film productions are amortized using the individual-film-forecast-method, whereby the costs are amortized and participations and residual costs are accrued in proportion that current year’s revenues bears to managements’ estimate of ultimate revenue at the beginning of the current year expected to be recognized from exploitation, exhibition or sale of the film.  Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release.

Film development costs are stated at the lower of amortized cost or estimated fair value.  The valuation of the film development costs are reviewed on a title by title basis, when an event or change in circumstances indicates the fair value of the film is less than the unamortized cost.  The fair value of the film is determined using managements’ future revenue and cost estimates in an undiscounted cash flow approach.  Additional amortization is recorded in an amount by which unamortized costs exceed the estimated fair value of the film.  Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carry costs of film development costs may be required as a consequence of changes in managements’ future revenue estimates.  When estimates of total revenues and other events or changes in circumstances indicate that a film has a fair value that is less than its unamortized cost, an impairment loss is recognized in the current period for the amount by which the unamortized cost exceeds the film’s fair value. The Company recognized an impairment loss of $3,200,000 during the year ended December 31, 2010.

Purchased intangible assets and long-lived assets – Intangible assets are capitalized at acquisition costs and intangible assets with definite lives are amortized on the straight-line basis. The Company periodically reviews the carrying amounts of intangible assets and property.  Long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, the impairment charge to be recognized is measured by the excess of the carrying amount over the fair value of the asset.

Development costs - Development costs, primarily character development costs and design not associated with an identifiable revenue opportunity, are charged to operations as incurred. For the years ended December 31, 2010 and 2009, research and development expenses were $308,992 and $196,688, respectively.

Stock based compensation - The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on Financial Accounting Standards Board (FASB) ASC Topic 718, “Compensation – Stock Compensation”, whereas the award is measured at its fair value at the date of grant and is amortized ratably over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with ASC Topic 718 whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company’s common stock option grant is estimated using the Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model, and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

Income taxes – Current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred income tax asset or liability is established for the expected future consequences of temporary differences in the financial reporting and tax bases of assets and liabilities. The Company considers future taxable income and ongoing, prudent and feasible tax planning strategies, in assessing the value of its deferred tax assets. If the Company determines that it is more likely than not that these assets will not be realized, the Company will reduce the value of these assets to their expected realizable value, thereby decreasing net income. Evaluating the value of these assets is necessarily based on the Company’s judgment. If the Company subsequently determined that the deferred tax assets, which had been written down, would be realized in the future, the value of the deferred tax assets would be increased, thereby increasing net income in the period when that determination was made.

Net loss per share – Basic income per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding during the periods, excluding shares subject to repurchase or forfeiture. For the years ended December 31, 2010 and 2009, the numerator, or net loss, was $(9,939,523) and $(3,384,822), respectively.  The denominator, or weighted average number of shares, was 288,980,145 and 266,455,863, respectively.  Diluted income per share increases the shares outstanding for the assumption of the vesting of restricted stock and the exercise of dilutive stock options and warrants, using the treasure stock method, unless the effect is anti-dilutive. Since the Company incurred net losses for the years ended December 31, 2010 and 2009, any increase in the denominator would be anti-dilutive and therefore, the denominator is the same for basic and diluted weighted average shares.

The potentially dilutive securities consisted of the following as of December 31, 2010:

Warrants	113,153,409
Options	14,865,000
Convertible Notes	85,526,316
213,544,725

Recently issued accounting pronouncements

In April 2010, the Financial Accounting Standards Board (FASB) issued new accounting guidance in applying the milestone method of revenue recognition to research or development arrangements. Under this guidance management may recognize revenue contingent upon the achievement of a milestone in its entirety, in the period in which the milestone is achieved, only if the milestone meets all the criteria within the guidance to be considered substantive. This standard is effective on a prospective basis for research and development milestones achieved in fiscal years, beginning on or after June 15, 2010. Early adoption is permitted; however, adoption of this guidance as of a date other than January 1, 2011 will require the Company to apply this guidance retrospectively effective as of January 1, 2010 and will require disclosure of the effect of this guidance as applied to all previously reported interim periods in the fiscal year of adoption. As the Company plans to implement this standard prospectively, the effect of this guidance will be limited to future transactions. The Company does not expect adoption of this standard to have a material impact on its financial position or results of operations as it has no material research and development arrangements which will be accounted for under the milestone method.

In January 2010, the FASB issued new accounting guidance which requires new disclosures regarding transfers in and out of Level 1 and Level 2 fair value measurements, as well as requiring presentation on a gross basis of information about purchases, sales, issuances and settlements in Level 3 fair value measurements. The guidance also clarifies existing disclosures regarding level of disaggregation, inputs and valuation techniques. The new guidance is effective for interim and annual reporting periods beginning after December 15, 2009.  Disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements are effective for fiscal years beginning after December 15, 2010.  As this guidance requires only additional disclosure, there should be no impact on the consolidated financial statements of the Company upon adoption.

In October 2009, a new accounting consensus was issued for multiple-deliverable revenue arrangements. This consensus amends existing revenue recognition accounting standards. This consensus provides accounting principles and application guidance on whether multiple deliverables exist, how the arrangement should be separated and the consideration allocated. This guidance eliminates the requirement to establish the fair value of undelivered products and services and instead provides for separate revenue recognition based upon management’s estimate of the selling price for an undelivered item when there is no other means to determine the fair value of that undelivered item. Previously the existing accounting consensus required that the fair value of the undelivered item be the price of the item either sold in a separate transaction between unrelated third parties or the price charged for each item when the item is sold separately by the vendor. Under the existing accounting consensus, if the fair value of all of the elements in the arrangement was not determinable, then revenue was deferred until all of the items were delivered or fair value was determined. This new approach is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company is in the process of evaluating whether the adoption of this standard will have a material effect on its financial position, results of operations or cash flows.

In June 2009, the FASB issued authoritative guidance on consolidation of variable interest entities.  The new guidance is intended to improve financial reporting by requiring additional disclosures about a company’s involvement in variable interest entities.  This new guidance is effective for fiscal years and interim periods beginning after November 15, 2009.  The Company adopted this guidance effective January 3, 2010, and it had no impact on the consolidated financial statements of the Company.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the Securities Exchange Commission (the "SEC") did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

(4)         Other Current Assets

Other current assets consist primarily of licensing receipts on “Dead of Night” from sales in foreign territories, held in a collection account, that have not yet been disbursed per the collection account maintenance agreement.  The disbursements are primarily to Standard Chartered Bank as pay down on the production loan and commission payments to the sales agent.  Funds are also retained in the account as residual set asides to be disbursed to the guilds at a later date.  As of December 31, 2010 and 2009, the amounts held in the collection account were $438,799 and $846,783, respectively.

(5)     Property and equipment

Property and equipment are recorded at cost. The cost of repairs and maintenance are expensed when incurred, while refurbishments and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Upon asset retirement or disposal, any resulting gain or loss is included in the results of operations.

	December 31, 2010	December 31, 2009
Property and equipment, cost:
Office equipment	$13,761	$13,207
Furniture and fixtures	78,335	118,140
Computer equipment	96,475	149,387
Software	74,251	93,149
Leasehold improvements	5,200	20,557
	268,022	394,440
Less accumulated depreciation	(191,391)	(272,145)

Net property and equipment	$76,631	$122,295

For the year ended December 31, 2010 and 2009, property and equipment at cost includes assets acquired under capital leases of $195,433 and $264,248, respectively. Depreciation expense charged to operations for the year ended December 31, 2010 and 2009 were $47,083 and $62,064, respectively.

(6)     Investment in Film Library

As of December 31, 2010 and 2009, all of the investment in film library of $9,449,207 and $11,492,135, respectively, is related to the “Dead of Night” production, a completed, unreleased film.  Based on management’s assessment of ultimate revenue and anticipated release date of the film, the total film development cost of $9,449,207 will be amortized during 2011.  During the year ended December 31, 2010, management of the Company performed an impairment test of the value of the accumulated costs. Based upon management test, which included a review of the expected undiscounted cash flow from the sale of this film, management determined an impairment charge of $3,200,000 was required as of December 31, 2010.

(7)         Character rights

During 2004, the Company entered into an agreement with Top Cow Productions, Inc. to acquire certain rights in and to certain comic books, related characters, storylines and intellectual property (the properties). The current agreement expired on June 30, 2010. The Company had the right to extend the agreement for an additional 12 month period for an additional $350,000 and had pre-paid $75,000 toward this extended period. If the Company enters into production on a particular property, additional fees based on a percentage of the adjusted gross revenue resulting from the production, as defined in the agreement, will be due to the owner. The agreement is collateralized by a security interest in all rights licensed or granted to the Company under this agreement including the right to receive revenue. The agreement is stated at cost of $350,000 and was amortized on a straight-line basis beginning in 2006 when the rights became available for exploitation. The Top Cow rights agreement expired in June, 2010.  The Company continues to have rights on certain projects that are in development for an additional year and potentially beyond if certain milestones are achieved.

Character rights are comprised of the following as of:
	December 31, 2010	December 31, 2009
Character rights	$350,000	$350,000
Accumulated amortization	(350,000)	(304,348)
	$—	$45,652

Amortization expense for the years ended December 31, 2010 and 2009 was $45,652 and $91,304 respectively.

(8)    Short-term notes payable

Short term notes payable consists of the following as of:

	December 31, 2010	December 31, 2009

Loans payable to various parties, including minority shareholders, unsecured, interest at 12% per annum, due on demand	$643,108	$816,391

Bank line of credit at $50,000, unsecured, interest at 7.5% per annum, payable in monthly installments of principal and interest	32,288	50,000

Standard Chartered Bank note payable of $13,365,000 loan secured by all rights in the sales agency agreement and the distribution agreement in connection with the film "Dead of Night". Interest rate of Libor plus 2% per annum. $4,850,000 is guaranteed by Omnilab Pty Ltd. The note was due April 1, 2011 and the Company is currently in default	9,799,878	10,945,932

Note payable to Omnilab Pty Ltd - 10% funded of gap investment of $4,850,000 for production "Dead of Night," to be recovered from gross receipts in North America. Interest rate of 4.09% per annum. The note was due April 1, 2011 and the Company is currently in default.	485,000	485,000

Note payable to DON Tax Credits, LLC, secured by the Louisiana motion picture investor, tax credits issued by the State of Louisiana and by the Parish of Jefferson, Louisiana. Interest rate of 7% per annum. The note was paid off during 2010.	-	243,782

Total	$10,960,274	$12,541,105

(9)   Related Party Notes Payable

Related party notes payable consist of the following as of:

	December 31, 2010	December 31, 2009

Loan payable to officer - unsecured; interest at 5%. Due upon demand.	$-	$1,405
Unsecured convertible note payable	-	81,657
May 6, 2009 secured convertible notes payable	2,400,000	2,400,000
June 3, 2009 secured convertible notes payable	1,350,000	1,350,000

Related party notes payable	3,750,000	3,833,062
Less valuation discount	(2,470,982)	(729,088)
Total short-term notes payable	$1,279,018	$3,103,974

Unsecured Convertible Note Payable – On June 3, 2009, the Company entered into an unsecured convertible note payable agreement with the Company’s CEO for $544,826. The note bears an interest rate of 8% per annum, payable in monthly installments of principal and interest of $29,688, due on June 3, 2010, and convertible into shares of the Company’s common stock at a conversion price of $0.048 per share. The conversion price is subject to anti-dilution adjustments from time to time if the Company issues common stock at below the conversion price at that time for the conversion feature. The Company recorded debt discount of $68,904 to be amortized over the life of the note. During the years ended December 31, 2010 and 2009, $30,423 and $38,480, respectively, of discount amortization is included in interest expense. At December 31, 2010 and 2009, the unamortized balance of the discount was zero and $30,423, respectively.  The note was paid off as of December 31, 2010.

May 6, 2009 Secured Convertible Debt – On May 6, 2009, the Company entered into secured convertible debt agreements with an aggregate principal amount of $2,400,000 with the Company’s CEO and issued warrants to purchase up to 25,000,000 shares of common stock of the Company. The notes are secured by all the assets of the Company.  The May 6, 2009 secured convertible debt bears an interest rate of 8% per annum and matured on May 6, 2010. The notes were subsequently extended through May 6, 2011. The notes are convertible at the option of the note holder at the then effective conversion price, initially set at $0.048 per share. The conversion price is subject to anti-dilution adjustments from time to time if the Company issues common stock at below the conversion price at that time for the conversion feature.

The Warrants entitle the investors to purchase up to 25,000,000 shares of common stock in the aggregate. The Warrants have an initial exercise price of $0.048 per share, subject to adjustments. The Warrants are exercisable for 10 years from the date issued. The warrants vested in full immediately. The warrants are subject to anti-dilution adjustments from time to time if the Company issues common stock at below the exercise price at that time for the warrants.

The 25,000,000 Warrants were valued at $595,000 using a binomial option valuation model with the following assumptions: risk-free interest rate of 3.2%; dividend yield of 0%; volatility factor of 115.9%; and an expected life of 2 years. The Company also determined that the Debentures contained a conversion feature of $413,000.  The value of the warrants and conversion option are considered as debt discount.  The Company recorded a discount of $1,008,000 which was being amortized over the life of the Debentures on the effective interest method.  For the years ended December 31, 2010 and 2009, $416,273 and $591,727, respectively, of discount amortization is included in interest expense. At December 31, 2010 and 2009, the unamortized balance of the discount was zero and $416,273, respectively.

June 3, 2009 Secured Convertible Debt – On June 3, 2009, the Company entered into secured convertible debt agreements with an aggregate principal amount of $1,350,000 with the Company’s CEO and issued warrants to purchase up to 14,062,500 shares of common stock of the Company. The notes are secured by all the assets of the Company.  The June 3, 2009 secured convertible debt bears an interest rate of 8% per annum and matured on June 3, 2010. The notes were subsequently extended through June 3, 2011. The notes are convertible at the option of the note holder at the then effective conversion price, initially set at $0.038 per share. The conversion price is subject to anti-dilution adjustments from time to time if the Company issues common stock at below the conversion price at that time for the conversion feature.

The Warrants entitle the investors to purchase up to 14,062,500 shares of common stock in the aggregate. The Warrants have an initial exercise price of $0.038 per share, subject to adjustments. The Warrants are exercisable for 10 years from the date issued. The warrants vested in full immediately. The warrants are subject to anti-dilution adjustments from time to time if the Company issues common stock at below the exercise price at that time for the warrants.

The 14,062,500 Warrants were valued at $339,000 using a binomial option valuation model with the following assumptions: risk-free interest rate of 3.56%; dividend yield of 0%; volatility factor of 116.2%; and an expected life of 2 years. The Company also determined that the Debentures contained a conversion feature of $234,000.  The value of the warrants and conversion option are considered as debt discount.  The Company recorded a discount of $573,000 which was being amortized over the life of the Debentures on the effective interest method.  For the years ended December 31, 2010 and 2009, $282,392 and $290,608, respectively, of discount amortization is included in interest expense. At December 31, 2010 and 2009, the unamortized balance of the discount was zero and $282,392, respectively.

Modification of Secured Convertible Notes Payable – On October 22, 2010, the Company entered into a series of agreements with its CEO, Chairman, and a major shareholder to extend the due date of certain existing loans made by the CEO. Pursuant to the terms of the agreements, the new due date for the secured convertible notes payable totaling $2,400,000 was extended to May 6, 2011 and the new due date for the secured convertible notes payable totaling $1,350,000 was extended to June 3, 2011. The interest rate under these loans was increased from 8% to 10%, effective upon the original due date of May 6, 2010 and June 3, 2010, respectively. The Company has recognized additional interest expense of $33,942 for the retroactive adjustment to interest expense and has included that amount as a Private Placement Cost during the year ended December 31, 2010.

In exchange for these due date extensions, Company granted to the CEO:

(1)
Two additional sets of warrants to purchase the Company’s common stock. The first set allowing for the exercise of up to 40,000,000 warrants to purchase shares of the Company’s common stock, at an exercise price of $0.11 per share, and the second set allowing for the acquisition of up to $3,750,000 in stock, also at an exercise price of $0.11 per share. Both sets (“New Warrants”) vested immediately and will expire on October 22, 2020; and

(2) As more fully described in the Intellectual Property Rights Assignment Agreement between the Company and Scott Rosenberg (included as an exhibit to the Company’s 8K filing, as amended, on December 28, 2010), 25% of gross revenues from those certain co-ownership rights assigned to Scott Rosenberg.  A list of intellectual property that is excluded from this agreement is also in the exhibit to the 8K filing.

The Company considered authoritative guidance and determined that the debt modification represented a substantial debt modification. As such the proper accounting treatment for the conversion price was reevaluated. FASB guidance indicates that any adjustment to the fixed amount (either conversion price or number of shares) of the instrument (or embedded feature), regardless of the probability or whether or not within the issuers’ control, means the instrument is not indexed to the issuers own stock.  Accordingly, the embedded conversion feature of the notes and the conversion feature of the warrants resulted in a derivative liability being recorded by the Company when the Notes were modified and the New Warrants were granted.    The Company determined the fair value of the conversion feature of the Notes was $2,697,162 and the fair value of the New Warrants was $4,295,197 based on a binominal valuation model with the following assumptions: risk-free interest rate of 0.21% to 2.60%; dividend yield of 0%; volatility factor of 89.7%; and an expected life of 6 months to 10 years, resulting in total derivative at modification of $6,992,359.  For financial statement purposes, $3,750,000 of this amount was allocated to debt discount (i.e. up to face amount of the Notes) and will be amortized over the term of the Notes.   For the year ended December 31, 2010, $1,279,018 of discount amortization is included in interest expense.  At December 31, 2010, the unamortized balance of the discount is $2,470,982.  The balance of the derivative of $3,242,359 represents the excess of the fair value of the derivatives over the face amount of the notes and has been recognized as a Cost of Financing during the year ended December 31, 2010

(10)   Derivative Liabilities

In June 2008, the FASB issued authoritative guidance on determining whether an instrument (or embedded feature) is indexed to an entity’s own stock.  Under the authoritative guidance, effective January 1, 2009, instruments which do not have fixed settlement provisions are deemed to be derivative instruments.  The conversion feature of the Company’s secured convertible related party notes payable (described in Note 9), and the related warrants, do not have fixed settlement provisions because their conversion and exercise prices, respectively, may be lowered if the Company issues securities at lower prices in the future. In accordance with the FASB authoritative guidance, the conversion feature of the Notes was separated from the host contract (i.e., the Notes) and recognized as a derivative instrument.  Both the conversion feature of the Notes and the related warrants have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The derivative liabilities were valued using the Binomial valuation techniques with the following assumptions:

	December 31,	October 22, 2010	December 31,
	2010	(Modification)	2009

Conversion Feature:
Risk-free interest rate	0.21%	0.21%	-
Expected volatility	91.5%	89.7%	-
Expected life (in months)	4 to 5	6 to 7	-
Expected dividend yield	0%	0%	-

Warrants:
Risk-free interest rate	2.6 to 2.8%	2.6%	4.08%
Expected volatility	91 to 92%	89.7%	141.7%
Expected life (in years)	8.42 to 9.83	10	1.33 to 1.41
Expected dividend yield	0%	0%	0%

Fair Value:
Conversion feature	$2,017,663	$2,697,162	$-
Warrants	5,746,305	4,295,197	1,201,000
	$7,763,968	$6,992,359	$1,201,000

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock. The expected life of the conversion feature of the notes was based on the term of the notes and the expected life of the warrants was determined by the expiration date of the warrants. The expected dividend yield was based on the fact that the Company has not paid dividends to common shareholders in the past and does not expect to pay dividends to common shareholders in the future.

As of December 31, 2010, October 22, 2010 and December 31, 2009, the fair value derivative liability was $7,763,968, $6,992,359 and $1,201,000 respectively.  For the years ended December 31, 2010 and 2009, the Company recorded a change in fair value of the derivative liabilities of $429,391 and $(267,000), respectively.

(11)   Operating and capital leases

On July 10, 2006, the Company entered into an operating agreement for the lease of real property located in Los Angeles, California.  The agreement has a five year term, commencing September 1, 2006 and ending August 31, 2011 with monthly payments starting at $31,857, subject to annual adjustments. The Company is currently in default of its lease agreement and has abandoned the leasehold as of June 30, 2010. (see Note 12 – Douglas Emmett v. Platinum Studios).

On May 18, 2010, the Company entered into an operating agreement for the lease of real property located in Los Angeles, CA.  The agreement has a three year term commencing on June 15, 2010 and ending on June 15, 2013 with monthly payments starting at $7,848 per month.

Rent expense under non-cancelable operating leases was $221,954 and $371,837 for the years ended December 31, 2010 and 2009, respectively.

The Company has various non-cancelable leases for computers, software, and furniture, at a cost of $195,433 and $264,248 at December 31, 2010 and 2009, respectively.  The capital leases are secured by the assets which cannot be freely sold until the maturity date of the lease.  Accumulated amortization for equipment under capital leases totaled $156,119 and $174,569 at December 31, 2010 and 2009, respectively.  The Company entered into settlement agreements relating to these capital leases. The Company has made all scheduled payments to date.

At December 31, 2010, future minimum rental payments required under non-cancelable capital leases that have initial or remaining terms in excess of one year are as follows:

Years Ending December 31,	Capital Leases	Operating Leases
2011	$12,000	$95,586
2012	-	98,454
2013	-	45,793
Thereafter	-	-

Total minimum obligations	12,000	$239,833

Less amounts representing interest	373

Present value of net minimum obligations	11,627

Less current portion	11,627

Long-term portion	$-

(12) Commitments and Contingencies

Commitments

Participation Rights – The Company assigned all rights, except merchandising rights, to DreamWorks for the “Cowboys and Aliens” property. The Company must pay to DreamWorks a participation fee of 25% of net merchandising receipts related to the property. Net merchandising receipts are defined as gross merchandising revenue less a 35% administration fee less all actual direct costs less all third party payments in connection with such merchandising. During the year ended December 31, 2010, the Company incurred participation fees relating to this agreement of $25,000.

As consideration for the Amendment of secured convertible notes payable to the CEO, the Company must pay to such CEO 25% of all gross revenues derived from Co-Owned intellectual property, including the merchandising revenue received from the film, “Cowboys and Aliens” (see Note 9). During the year ended December 31, 2010, the Company incurred participation fees relating to this agreement of $537,500. As of December 31, 2010, the Company had unpaid fees relating to this agreement of $347,500 recognized as Related Party Payable on the Balance Sheet.

Commission Agreement – On June 14, 2010, the Company entered into a Consulting Agreement with Allied Red, LLC. Allied Red shall receive a commission equal to a percentage of gross revenues from the Company’s merchandising rights related to the film “Cowboys and Aliens.” For gross revenues up to $200,000 the commission rate is 20%, for gross revenues from $200,000 to $1,000,000 the commission rate is 22.5%, and for gross revenues over $1,000,000 the commission rate is 25%. During the year ended December 31, 2010, the Company incurred commission expense of $51,250.

Payroll Tax Penalties – As of December 31, 2010 and 2009, the Company’s liabilities include a payable to the Internal Revenue Service in the amount of $123,248 and $279,324, respectively, associated with payroll tax liabilities for the second, third and fourth quarters of 2008, along with associated penalties and interest for late payment. The Company has entered into an installment agreement with the Internal Revenue Service in the amount of $1,000 per month. The Company has been making monthly payments of $10,000 towards this balance in order to reduce the liability sooner and reduce the amount of penalties and interest accruing.

Contingencies

The Company’s legal proceedings are as follows:

Transcontinental Printing v. Platinum. On or about July 2, 2009, Transcontinental Printing, a New York corporation, filed suit against the Company in Superior Court, County of Los Angeles (Case No. SC103801) alleging that the Company failed to pay for certain goods and services provided by Transcontinental in the total amount of $106,593. The Company settled the suit agreeing to pay $92,000 plus interest at 10% per annum and has completely satisfied this settlement agreement.

Rustemagic v. Rosenberg & Platinum Studios. On or about June 30, 2009, Ervin Rustemagic filed suit against the Company and its President, Scott Rosenberg, in the California Superior Court for the County of Los Angeles (Case No. BC416936) alleging that the Company (and Mr. Rosenberg) breached an agreement with Mr. Rustemagic thereby causing damages totaling $125,000.  The matter was settled thru arbitration in April, 2011 with only minimal liability to the Company.  Under the settlement agreement, the Company has guaranteed additional payments due by Scott Rosenberg in the amount of $77,000, which Rosenberg has not paid, and subsequent litigation has resulted to enforce the guarantee.

Harrison Kordestani v. Platinum. Harrison Kordestani was a principal of Arclight Films, with whom the Company had entered into a film slate agreement. One of the properties that had been subject to the slate agreement was “Dead of Night.” Arclight fired Mr. Kordestani and subsequently released Dead of Night from the slate agreement. In late January 2009, Mr. Krodestani had an attorney contact the Company as well as its new partners who were on the verge of closing the financing for the “Dead of Night.” Mr. Kordestani, through his counsel, claimed he was entitled to reimbursement for certain monies invested in the film while it had been subject to the Arclight slate agreement. Mr. Krodestani’s claim was wholly without merit and an attempt to force an unwarranted settlement because he knew we were about to close a deal. We responded immediately through outside counsel and asserted that he was engaging in extortion and the company would pursue him vigorously if he continued to try and interfere with our deal. The company has not heard anything further from Mr. Kordestani but will vigorously defend any suit that Mr. Kordestani attempts to bring.  The Company has not reserved any payable for this proceeding.

TBF Financial Inc. v. Platinum. On or about August 20, 2009, TB Financial, Inc. filed suit against the Company in the Superior Court of California, County of Los Angeles (Case No. BC420336) alleging that the Company breached a written lease agreement for computer equipment and seeking damages of $42,307 plus interest at a rate of ten percent (10%) per annum from July 7, 2008.  On May 19, 2010, the Company settled with TBF Financial for $30,000 with three payments of $1,000 due on May 19, 2010 and June and July 15, 2010 with a final payment of $27,000 on July 31, 2010.  In July, 2010, the Company made the final payment of $27,000 on the settlement.

Douglass Emmet v. Platinum Studios On August 20, 2009, Douglas Emmet 1995, LLC filed an Unlawful Detainer action against the Company with regard to the office space currently occupied by the Company. The suit was filed in the California Superior Court, County of Los Angeles, (Case No. SC104504) and alleged that the Company had failed to make certain lease payments to the Plaintiff and was, therefore, in default of its lease obligations. The Plaintiff prevailed on its claims at trial and, subsequently, on October 14, 2009 entered into a Forbearance Agreement with the Company pursuant to which Douglas Emmet agreed to forebear on moving forward with eviction until December 31, 2009, if the Company agreed to pay to Douglas Emmet 50% of three month’s rent, in advance, for the months of October, November and December 2009. As of January 1, 2010, the Company was required to pay to Douglas Emmet the sum of $466,752 to become current under the existing lease or face immediate eviction and judgment for that amount. Prior to January 1, 2010, Douglas Emmet agreed to a month-to-month situation where Platinum pays 50% of its rent at the beginning of the month and the landlord holds back on eviction and enforcement of judgment while they evaluated whether they will consider negotiating a new lease with the Company that would potentially demise some of the Company’s current office space back to the landlord as well as potentially forgive some of the past due rent. As of June 30, 2010, the Company has abandoned the leasehold and moved to new offices. In January, 2011, Douglas Emmett served the Company a new lawsuit to recover unpaid rent and damages.  The Company has responded to the summons and requested a settlement conference.  The accounts payable of the Company include a balance to Douglass Emmet sufficient to cover the liability, in managements’ assessment.

With exception to the litigation disclosed above, we are not currently a party to, nor is any of our property currently the subject of, any additional pending legal proceeding that will have a material adverse effect on our business, nor are any of our directors, officers or affiliates involved in any proceedings adverse to our business or which have a material interest adverse to our business.

(13)   Related party transactions

The Company has an exclusive option to enter licensing/acquisition of rights agreements for individual characters, subject to existing third party rights, within the RIP Awesome Library of RIP Media, Inc., a related entity in which Scott Rosenberg has an economic interest.

Scott Mitchell Rosenberg also provides production consulting services to the Company’s customers (production companies) throughScott Mitchell Rosenberg Productions (another related entity) wholly owned by Scott Mitchell Rosenberg. At the time the Company enters into a purchase agreement with a production company, a separate contract may be entered into between the related entity and the production company. In addition, consulting services regarding development of characters and storylines may also be provided to the Company by this related entity.  Revenue would be paid directly to the related entity by the production company.

In June 2010, the Company consummated a sale of its Drunkduck.com website to an affiliate of Brian Altounian, President and Chief Operating Officer of the Company. The sale includes all components of the website, all copyrights, trade secrets, trademarks, trade names and all material contracts related to the website’s operations with a cost basis of $40,000. The selling price totaled $1,000,000 which was comprised of $500,000 in cash to be paid in installments through October 28, 2010 and $500,000 in future royalties. For accounting purposes, the Company determined recognition of this sale on the installment method was appropriate since the collection of the purchase price could not be assured.  The Company has received $350,000, or 70%,  of the cash proceeds with the balance past due as of December 31, 2010, and recognized Gain on Disposition of Assets of $322,000, or 70% of the expected profit. The Company will also receive payments equal to 10% of Net Revenues generated from the website until the $500,000 in royalties is received. The Company retains partial ownership until the total selling price has been received.

As of December 31, 2010 and 2009, the Company had accrued payroll, included in Accrued expenses and other current liabilities, of $502,784 and $375,000, respectively, accrued interest, included in Accrued interest-related party notes payable, of $189,770 and $182,003, respectively, and accrued participation fees, included in Related party payable, of $347,500 and $0, respectively, due to Scott Rosenberg or entities in which he has an economic interest.

(14)   Common Stock

Common stock consists of $0.0001 par value, 500,000,000 shares authorized, 310,345,811 shares issued and outstanding as of December 31, 2010 and 271,255,629 shares issued and outstanding as of December 31, 2009.

On February 20, 2009 the Company opened a Private Placement round, offering up to 30,000,000 shares of common stock at an offer price of $0.05/share.  The Company sold 1,300,000 shares for a total of $65,000 under this offering.  In September, 2009, the Company opened a Private Placement round offering up to 30,000,000 shares of common stock at an offer price of $0.05/share.  This round was completed on December 21, 2009 with the Company selling 19,250,821 shares valued at $962,541 in cash and debt conversion.

On February 25, 2009, the Company issued the final payment of 7,000,000 shares to the former members of Wowio, LLC in accordance with the Wowio, LLC purchase agreement. These shares were valued at $560,000.

During fiscal 2010, the Company issued 29,946,424 shares of common stock for shares sold in multiple rounds of the Company’s outstanding Private Placements at $0.05 per share. Of the shares issued in fiscal 2010, stock with a value of $732,196 was issued as fulfillment of previously received common stock subscriptions and stock with a value of $765,125 related to private placements entered into in the year ended December 31, 2010.

In April and October 2010, the Company issued to two consultants 1,520,000 shares of common stock at $0.05 per share totaling $116,110, for finders’ fees associated with the Company’s private placement. The services provided by these consultants represented a finders’ fee associated with the then current private placement with the value of the services charged to additional paid-in capital.

During the year ended December 31, 2010, the Company issued 2,399,761 shares of common stock for conversion of debt or payment of accounts payable and accrued expenses with a total value of $123,716. The number of shares issued for the conversion of debt and payment of accounts payable and accrued expenses was based upon the fair market value of the stock on the date of conversion or payment, with differences between the fair market value of the stock and the fair market value of the debt recognized, or $119,988, as loss on extinguishment of debt, or $3,728.

During the year ended December 31, 2010, the Company issued 6,743,997 shares of common stock for services with a total value of $377,920. The number of shares issued for the services was based upon the fair market value of the stock on the date of issuance, with differences between the fair market value of the stock and the fair market value of the services, or $277,561, recognized as loss on extinguishment of debt, or $100,359.

(15) Stock Options and Warrants

 Stock Options

In 2007, the Company adopted the Platinum Studios, Inc. 2007 Incentive Plan (the “Plan”). The options under the plan shall be granted from time to time by the Board of Directors. Individuals eligible to receive options include employees of the Company, consultants to the Company and directors of the Company. The options shall have a fixed price, which will not be less than 100% of the fair market value per share on the grant date. The total number of options authorized is 45,000,000.

During the year ended December 31, 2010, the Company issued 6,000,000 options to purchase the Company's common stock at a weighted average price of $0.05 to employees under the Plan.  The aggregate value of the options vesting, net of forfeitures, during the year ended December 31, 2010 was $246,625 and has been reflected as compensation cost. As of December 31, 2010, the aggregate value of unvested options was $3,990, which will be amortized as compensation cost as the options vest, over 23 months.

The weighted-average grant date fair value of options granted during 2010 was $0.04.  The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table.  For purposes of determining the expected life of the option, the full contract life of the option is used. The risk-free rate for periods within the contractual life of the options is based on the U. S. Treasury yield in effect at the time of the grant.

Year ended December 31,
2010
Expected volatility	100.6%- 104.5%
Weighted average volatility	101.9%
Expected dividends	—
Expected average term (in years)	1.86
Risk free rate - average	0.85%
Forfeiture rate	0%

A summary of option activity as of December 31, 2010 and changes during the two years then ended is presented below:

			Weighted-Average
			Remaining	Aggregate
		Weighted-Average	Contractual	Intrinsic
	Shares	Excersice Price	Terms (Years)	Value
Outstanding at December 31, 2008	21,247,500	$0.10
Granted	2,261,385	$0.05
Exercised	(489,600)	$0.05
Forfeited or expired	(3,934,285)	$0.10
Outstanding at December 31, 2009	19,085,000	$0.10
Granted	6,000,000	$0.05
Exercised	—	—
Forfeited or expired	(10,220,000)	$0.09
Outstanding at December 31, 2010	14,865,000	$0.08	3.12	$40,000
Exercisable at December 31, 2010	14,715,000	$0.08	3.09	$40,000

The aggregate intrinsic value was calculated as the difference between the market price and the exercise price of the Company’s stock, which was $0.06 as of December 31, 2010.

A summary of the status of the Company’s nonvested shares granted under the Company’s stock option plan as of December 31, 2010 and changes during the year then ended is presented below:

		Weighted-
		Average Grant
	Shares	Date Fair Value
Nonvested at December 31, 2009	437,917	$0.12
Granted	6,000,000	$0.04
Vested	(6,112,917)	$0.04
Forfeited	(175,000)	$0.12
Nonvested at December 31, 2010	150,000	$0.03

Additional information regarding options outstanding as of December 31, 2010 is as follows:

	Options Outstanding at December 31, 2010			Options Exercisable at December 31, 2010
		Weighted
		Average	Weighted
	Number of	Remaining	Average	Number of	Weighted
Range of	Shares	Contractual	Exercise	Shares	Average Exercise
Exercise Price	Outstanding	Life (years)	Price	Exercisable	Price

$0.01 - $0.05	4,000,000	1.25	$0.05	4,000,000	$0.05
$0.06 - $0.10	10,865,000	3.99	$0.10	10,715,000	$0.10
	14,865,000			14,715,000

Stock Warrants

During the year ended December 31, 2010, 40,000,000 warrants and warrants up to $3,750,000 in stock  both at an exercise price of $0.11 per share were granted in connection with the Modification of the Secured Convertible Notes Payable. (See Note 9)  The warrants vested immediately and will expire on October 22, 2020. The aggregate value of the warrants was approximately $4,295,197, based upon a binomial option pricing model. (See Note 10) The weighted-average grant date fair value of warrants granted during 2010 was $0.06.

The following table summarizes warrant activity for the two years ended December 31, 2010:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Terms (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2008	2,896,100	$0.10
Granted	39,062,500	$0.05
Exercised	-	-
Forfeited or expired	-	-
Outstanding at December 31, 2009	41,958,600	$0.05
Granted	74,090,909	$0.11
Exercised	-	-
Forfeited or expired	(2,896,100)	$0.10
Outstanding at December 31, 2010	113,153,409	$0.09	6.98	$609,375
Exercisable at December 31, 2010	113,153,409	$0.09	6.98	$609,375

The aggregate intrinsic value was calculated, as of December 31, 2010, as the difference between the market price and the exercise price of the Company’s stock, which was $0.06 as of December 31, 2010.

The following table summarizes the outstanding warrants to purchase Common Stock at December 31, 2010:

Number	Exercise Price	Expiration Dates
25,000,000	$0.048	May 2019
14,062,500	$0.038	June 2019
40,000,000	$0.11	October 2020
34,090,909	$0.11	October 2020
113,153,409

(16) Income Taxes

The provision (benefit) for income taxes differs from the amount computed by applying the statutory federal income tax rate to loss before income taxes as follows at December 31:

	2010	2009

Book loss	$(3,876,414)	$(1,320,080)
Other	40,594	23,462
Meals and entertainment	1,476	414
(Gain) Loss on derivative valuation	(167,462)	104,130
Impairment - intangibles	1,248,000	-
Accrued expenses	(46,016)	47,101
Options and warrants expense	96,184	33,449
Related party payable	182,540	36,113
Deferred revenues	1,059,443	319,183
Cost of financing	1,277,757	-
Amortization of debt discount	783,161	359,118
Change in valuation allowance	(599,263)	397,110

	$-	$-

Deferred income tax assets (liabilities) are comprised of the following as of December 31:

	2010	2009

Net operating loss	$3,624,653	$4,223,605
Related party accruals	405,621	223,081
Accrued expenses	12,636	58,652
Deferred revenues	1,378,626	319,183
Valuation allowance	(5,421,536)	(4,824,521)

	$-	$-

At December 31, 2010, the Company had net loss carry forwards available to offset future taxable income, if any, of approximately $9,300,000, which will begin to expire in 2019. The utilization of the net operating loss carryforwards is dependent on tax laws in effect at the time the net operating loss carryforwards can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carry forwards as a result of the change in ownership.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in the tax laws and rates on the date of enactment.

The Company recognizes tax benefits from uncertain positions if it is "more likely than not" that the position is sustainable, based upon its technical merits. The initial measurement of the tax benefit is the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information.

The Company, as a matter of policy, would record any interest and penalties associated with uncertain tax positions as a component of income tax expense in its statement of operations.  There are no penalties accrued as of December 31, 2010, as the Company has significant net operating loss carry forwards, even if certain of the Company’s tax positions were disallowed, it is not foreseen that the Company would have to pay any taxes in the near future. Consequently, the Company does not calculate the impact of interest or penalties on amounts that might be disallowed.

 (17) Subsequent events

Convertible Promissory Note

In January, 2011, the Company executed a securities purchase agreement and associated convertible promissory note in favor of Asher Enterprises in the amount of $100,000 for cash consideration.  The note is due October 11, 2011 with interest at 8%.  The note is convertible into the Company’s common stock at 61% of the average of the lowest three trading prices for the common stock during the ten trading day period ending on the latest complete trading day prior to the conversion date.  Pursuant to this agreement, the Company has instructed its transfer agent to reserve 13,364,220 shares for potential conversion.

In February, 2011, the Company executed a securities purchase agreement and associated convertible promissory note in favor of Asher Enterprises in the amount of $53,000 for cash consideration.  The note is due November 28, 2011 with interest at 8%.  The note is convertible to the Company’s common stock at 61% of the average of the lowest three trading prices for the common stock during the ten trading day period ending on the latest complete trading day prior to the conversion date.  Pursuant to this agreement, the Company has instructed its transfer agent to reserve 7,200,345 shares for potential conversion.

Equity Line of Credit

In January, 2011, the Company’s S-1 filing became effective with 41,000,000 shares available pursuant to the Dutchess Opportunity Fund agreement.  Of such shares, (i) Dutchess has agreed to purchase 41,000,000 pursuant to the investment agreement dated January 12, 2010, between Dutchess and the Company, and (ii) NO shares were issued to Dutchess in consideration for the investment. Subject to the terms and conditions of such investment agreement, we have the right to put up to $5,000,000 million in shares of our common stock to Dutchess.  This arrangement is sometimes referred to as an Equity Line.

We will not receive any proceeds from the resale of these shares of common stock offered by Dutchess. We will, however, receive proceeds from the sale of shares to Dutchess pursuant to the Equity Line. When we put an amount of shares to Dutchess, the per share purchase price that Dutchess will pay to us in respect of such put will be determined in accordance with a formula set forth in the Investment Agreement. Generally, in respect of each put, Dutchess will pay us a per share purchase price equal to ninety-five percent (95%) of the daily volume weighted average price of our common stock during the five (5) consecutive trading day period beginning on the trading day immediately following the date of delivery of the applicable put notice.

Dutchess may sell the shares of common stock from time to time at the prevailing market price on the Over-the Counter (OTC) Bulletin Board, or on an exchange if our shares of common stock become listed for trading on such an exchange, or in negotiated transactions. Dutchess is an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in connection with the resale of our common stock under the Equity Line.

Pursuant to the agreement, the Company sold 1,507,548 shares of the Company’s common stock during January, February and March of 2011 to Dutchess Opportunity Fund for $84,083.

Shares Returned

In January, 2011, 337,000 shares that were previously issued as a finders fee was returned to the Company.

Notes Payable

In January, 2011, the Company’s Chief Executive Officer and Chairman loaned the Company $100,000 as a short term working capital loan to be repaid in 20 days.  The Company has not yet repaid this loan.

Stock Compensation and Benefit Plan

In January, 2011, the Company established a compensation and benefit plan to provide incentive to employees and consultants.  The Company filed Form S-8 to register 15,000,000 shares for the plan. In April, 2011, the Company issued 477,273 shares to an employee pursuant to the plan.

Common Stock Issued for Services

In February, 2011, the Company issued 500,000 shares of its common stock to one of its independent directors.  In March, 2011, the Company issued 1,600,000 shares of its common stock to another one of its independent directors.

In March, 2011, the Company issued 286,240 shares of its common stock to a consultant as payment for services in the amount of $20,000.

Common Stock Issued for Conversion of Debt

In March, 2011, the Company issued 1,571,354 shares of its common stock to settle notes payable and accounts payable totaling $78,250.

Convertible Promissory Note and Subsequent Issuance of Common Stock for Conversion of Debt

In March, 2011, the Company executed a convertible promissory note in favor of Warchest Capital, Multi-Strategy Fund, LLC in the amount of $30,000 for cash consideration.  The note is due September 17, 2011 with interest at 9.875%.  The note is convertible to the Company’s common stock at a 25% discount of the lesser of the closing bid price for the date immediately preceding the date of conversion or the average of the last five days trading days closing volume weighed average price, not to exceed $0.05 per share. Pursuant to this agreement, the Company has instructed its transfer agent to reserve 1,334,000 shares for potential conversion.

The Company also entered into a debt settlement agreement with Warchest Capital Multi-Strategy Fund, LLC whereby the Company transferred $30,000 of it notes and accounts payable in exchange for issuance of 1,395,349 shares of the Company’s common stock at a price of $0.0215.

In March, 2011, the Company executed a convertible promissory note in favor of Barclay Lyons, LLC in the amount of $20,000 for cash consideration.  The note is due September 17, 2011 with interest at 9.875%.  The note is convertible into the Company’s common stock at a 25% discount of the lesser of the closing bid price for the date immediately preceding the date of conversion or the average of the last five days trading days closing volume weighed average price, not to exceed $0.05 per share.  Pursuant to this agreement, the Company has instructed its transfer agent to reserve 889,000 shares for potential conversion.

The Company also entered into a debt settlement agreement with Barclay Lyons, LLC whereby the Company transferred $20,000 of it accounts payable in exchange for issuance of 930,233 shares of the Company’s common stock at a price of $0.0215.

PLATINUM STUDIOS, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$69,262	$76,275
Accounts receivable	200,000	-
Prepaid expenses	46,549	100,940
Other current assets	1,017,557	438,799
Total current assets	1,333,368	616,014
Property and equipment, net	56,975	76,631
Investment in film library, net	295,919	9,449,207
Assets held for sale	12,000	12,000
Deposits and other	60,812	321,160
Total assets	$1,759,074	$10,475,012

(Continued)

PLATINUM STUDIOS, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

	September 30, 2011	December 31, 2010
	(Unaudited)
LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$1,257,540	$1,195,673
Accrued expenses and other current liabilities	2,660,378	1,278,092
Deferred revenue	49,583	3,973,738
Short term notes payable	5,672,410	10,960,274
Related party payable	447,500	347,500
Related party notes payable, net of debt discount	662,286	1,279,018
Derivative liability	18,947,707	7,763,968
Accrued interest - related party notes payable	-	189,770
Capital leases payable	5,893	11,627
Total current liabilities	29,703,297	26,999,660

Commitments and contingencies

Shareholders' Deficit:
Common stock, $.0001 par value; 2,500,000,000 shares authorized; 413,234,555 and 310,345,811 issued and outstanding, respectively	41,323	31,035
Additional paid in capital	19,881,312	17,478,740
Accumulated deficit	(47,866,858)	(34,034,423)
Total shareholders' deficit	(27,944,223)	(16,524,648)
Total liabilities and shareholders' deficit	$1,759,074	$10,475,012

The accompanying footnotes are an integral part of these condensed consolidated financial statements

PLATINUM STUDIOS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net revenue	$4,943,963	$150,645	$10,469,444	$2,248,693

Costs and expenses:
Cost of revenues	4,692,049	14,378	10,167,007	493,960
Operating expenses	1,009,398	650,260	2,276,343	2,251,495
Development costs	194,298	101,307	514,305	240,246

Total costs and expenses	5,895,745	765,945	12,957,655	2,985,701

Operating loss	(951,782)	(615,300)	(2,488,211)	(737,008)

Other income (expense):

Gain on disposition of assets	-	55,200	-	249,220
Gain (loss) on settlement of debt	(79,126)	27,492	(245,695)	109,949
Gain (Loss) on valuation of derivative liability	(1,282,318)	525,000	(4,280,048)	(245,000)
Cost of Financing	(3,153,691)	-	(3,153,691)	-
Interest expense	(826,955)	(121,279)	(3,664,790)	(1,079,444)
Total other income (expense):	(5,342,090)	486,413	(11,344,224)	(965,275)
Net loss	$(6,293,872)	$(128,887)	$(13,832,435)	$(1,702,283)

Net loss per share	$(0.02)	$(0.00)	$(0.04)	$(0.01)

Basic and diluted weighted average shares	376,150,663	289,778,706	339,050,861	282,777,651

The accompanying footnotes are an integral part of these condensed consolidated financial statements

PLATINUM STUDIOS, INC.

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ DEFICIT

(UNAUDITED)

Nine Months Ended September 30, 2011

	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Total
Balance at December 31, 2010	310,345,811	$31,035	$17,478,740	$(34,034,423)	$(16,524,648)

Shares returned	(337,000)	(34)	34	-	-
Common stock issued for services.	41,323,534	4,132	894,146	-	898,278
Common stock issued for conversion of debt and accounts payable	20,929,736	2,093	503,257	-	505,350
Shares sold under equity credit line	40,972,474	4,097	1,005,135	-	1,009,232
Net Loss	-	-	-	(13,832,435)	(13,832,435)
Balance at September 30, 2011	413,234,555	$41,323	$19,881,312	$(47,866,858)	$(27,944,223)

The accompanying footnotes are an integral part of these condensed consolidated financial statements

PLATINUM STUDIOS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities
Net loss	$(13,832,435)	$(1,702,283)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	25,782	39,188
Amortization of film library	9,153,288	45,652
Gain on disposal of assets	-	(249,220)
(Gain) Loss on settlement of debt	245,695	(109,949)
Fair value of stock issued for services	594,380	395,890
Amortization of debt discount	3,133,268	729,088
Loss on valuation of derivative liability	7,433,739	245,000
Decrease (increase) in operating assets:
Restricted cash	-	30,342
Accounts receivable	(200,000)	10,313
Investment in film library	-	(1,204,668)
Prepaid expenses and other current assets	(524,367)	(1,065,906)
Deposits and other assets	260,348	-
Increase (decrease) in operating liabilities:
Accounts payable	454,858	120,636
Related party payables	81,875	285,000
Accrued expenses	832,605	178,038
Accrued interest	157,292	(30,844)
Interest added to short term notes payable	234,477	-
Deferred revenue	(3,924,155)	2,015,630
Net cash flows (used in) provided by operating activities	4,126,650	(268,093)

Cash flows from investing activities
Proceeds from sales of property and equipment and intangibles	-	309,800
Purchases of property and equipment	(6,126)	(16,788)
Net cash flows (used in) provided by investing activities	(6,126)	293,012

Cash flows from financing activities
Proceeds from short-term notes payable	335,500	1,034,853
Proceeds from related party notes payable	257,000	7,500
Payments on short-term notes payable	(5,723,536)	(1,278,832)
Payments on related party notes payable	-	(90,562)
Payments on capital leases	(5,734)	(86,248)
Issuance of common stock, net of offering costs	1,009,233	722,549
Net cash flows (used in) provided by financing activities	(4,127,537)	309,260

Net increase (decrease) in cash	(7,013)	334,179
Cash, at beginning of year	76,275	152,067
Cash, at end of period	$69,262	$486,246

	Nine Months Ended September 30,
	2011	2010
Supplemental disclosure of cash flow information:
Cash paid for interest	$37,684	$337,632
Non-cash investing and financing activities:
Fair value of note discount	$3,750,000	$-
Stock issued as payments of notes payable, accounts payable and accrued interest	$809,248	$53,773

The accompanying footnotes are an integral part of these condensed consolidated financial statements

PLATINUM STUDIOS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine months Ended September 30, 2011 and 2010
(UNAUDITED)

(1)	Description of business

Nature of operations – The Company controls a library consisting of more than 5,000 characters and is engaged principally as a comics-based entertainment company adapting characters and storylines for production in film, television, publishing and all other media.

Platinum Studios, LLC was formed and operated as a California limited liability company from its inception on November 20, 1996 through September 14, 2006. On September 15, 2006, Platinum Studios, LLC filed with the State of California to convert Platinum Studios, LLC into Platinum Studios, Inc., (“the Company”, “Platinum”) a California corporation. This change to the Company structure was made in preparation of a private placement memorandum and common stock offering in October, 2006.

On December 10, 2008, the Company purchased Long Distance Films, Inc. to facilitate the financing and production of the film currently titled “Dead of Night”. The Company’s license to the underlying rights of the “Dead of Nights” characters was due to expire unless principal photography commenced on a feature film by a certain date. The Company had previously licensed these rights to Long Distance Films, Inc. The Company then purchased Long Distance Films, Inc., with its production subsidiary, Dead of Night Productions, LLC in order to expedite and finalize the financing of the film with Standard Chartered Bank, whose outstanding debt balance was $4,916,665 as of September 30, 2011. Long Distance Films, Inc.’s only assets are investments in its subsidiaries related to the film production of “Dead of Night” and has no liabilities or equity other than 100 shares of common stock wholly owned by Platinum Studios, Inc. Long Distance Films, Inc was created for the sole purpose of producing “Dead of Night.” At the time of the acquisition, Long Distance Films, Inc. had no assets or liabilities and no consideration was paid by the Company for the acquisition and no value was assigned to the transaction, which would be eliminated in consolidation.

(2)	Authorized Shares

During August, 2011, the Board of Directors of the Company approved an increase in the number of authorized shares from 500,000,000 to 2,500,000,000.  In October, 2011, the Company filed a Certificate of Amendment of Articles of Incorporation with the State of California to increase the authorized shares.  The amendment to the Articles was approved by the required vote of shareholders in accordance with the California Corporations Code.

(3)	Basis of financial statement presentation and consolidation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles for interim financial statements and with the instructions to Form 10-Q and Article 10 of Regulation S-X, promulgated by the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and disclosures required by United States generally accepted accounting principles for complete financial statements. The consolidated financial statements include the financial condition and results of operations of its wholly-owned subsidiaries, Long Distance Films, Inc., Platinum Studios Productions, Inc. and Platinum Studios Entertainment, Inc. Intercompany balances and transactions have been eliminated in consolidation. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for interim periods are not necessarily indicative of the results that may be expected for the fiscal year. The condensed consolidated financial statements should be read in conjunction with the Company’s December 31, 2010 consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K (the “Annual Report”). All terms used but not defined elsewhere herein have the meanings ascribed to them in the Annual Report.

The balance sheet at December 31, 2010 has been derived from the audited consolidated financial statements at that date but does not include all the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

(4)	Going concern

During the nine months ended September 30, 2011, the Company had a net loss of $13,832,435. At September, 2011, the Company had a working capital deficit of $9,422,222 (excluding its derivative liability) and a shareholders’ deficiency of $27,944,223. The Company is also delinquent in payment of $116,308 for payroll taxes as of September 30, 2011 and in default of certain of its short term notes payable including it $4,916,665 note payable to Standard Chartered Bank. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty. The Company intends to raise funds to finance operations until the Company achieves profitable operations. The Company’s capital requirements for the next 12 months will continue to be significant. If adequate funds are not available to satisfy either medium or long-term capital requirements, the Company’s operations and liquidity could be materially adversely affected and the Company could be forced to cut back its operations.

(5)	Summary of significant accounting policies

Revenue recognition - Revenue from the licensing of characters and storylines (“the properties”) owned by the Company are recognized in accordance with guidance of the Financial Accounting Standards Board (“FASB”) where revenue is recognized when the earnings process is complete. This is considered to have occurred when persuasive evidence of an agreement between the customer and the Company exists, when the properties are made available to the licensee and the Company has satisfied its obligations under the agreement, when the fee is fixed or determinable and when collection is reasonably assured.

The Company derives its licensing revenue primarily from the sale of options to purchase rights, the purchase of rights to properties and first look deals. For options that contain non-refundable minimum payment obligations, revenue is recognized ratably over the option period, provided all the criteria for revenue recognition have been met. Option fees that are applicable to the purchase price are deferred and recognized as revenue at the later of the expiration of the option period or in accordance with the terms of the purchase agreement. Revenue received under first look deals is recognized ratably over the first look period, which varies by contract provided all the criteria for revenue recognition under Staff Accounting Bulletin 104 have been met.

For licenses requiring material continuing involvement or performance based obligations, by the Company, the revenue is recognized as and when such obligations are fulfilled.

The Company records as deferred revenue any licensing fees collected in advance of obligations being fulfilled or if a licensee is not sufficiently creditworthy, the Company will record deferred revenue until payments are received.

License agreements typically include reversion rights which allow the Company to repurchase property rights which have not been used by the studio (the buyer) in production within a specified period of time as defined in the purchase agreement. The cost to repurchase the rights is generally based on the costs incurred by the studio to further develop the characters and story lines.

The Company recognizes revenue from television and film productions pursuant to FASB ASC Topic 926, Entertainment-Films. The following conditions must be met in order to recognize revenue under Topic 926: (i) persuasive evidence of a sale or licensing arrangement exists; (ii) the program is complete and has been delivered or is available for immediate and unconditional delivery; (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition or sale; (iv) the arrangement fee is fixed or determinable; and (v) collection of the arrangement fee is reasonably assured. Advance payments received from buyers or licensees are included in the condensed consolidated financial statements as a component of deferred revenue.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Those estimates and assumptions include estimates for reserves of uncollectible accounts, analysis of impairments of recorded intangibles and investments in film library, accruals for potential liabilities, and assumptions made in valuing stock instruments issued for services and in valuing derivative liabilities.

Concentrations of risk - During the three and nine months and ended September 30, 2011 and 2010, the Company had customer revenues representing a concentration of the Company’s total revenues. For the three months ended September 30, 2011, one customer represented approximately 78% of total revenues. For the nine months ended September 30, 2011, three customers represented approximately 46%, 17% and 12% of total revenues. For the three months ended September 30, 2010, two customers represented approximately 66% and 13% of total revenues, respectively. For the nine months ended September 30, 2010, one customer represented approximately 91% of total revenues.

Derivative Instruments – The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the condensed consolidated statements of operations. For stock-based derivative financial instruments, the Company uses the Binomial option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Fair Value of Financial Instruments – Fair value measurements are determined by the Company's adoption of authoritative guidance issued by the FASB, with the exception of the application of the statement to non-recurring, non-financial assets and liabilities as permitted. The adoption of the authoritative guidance did not have a material impact on the Company's fair value measurements. Fair value is defined in the authoritative guidance as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy was established, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.
Level 2—Inputs, other than the quoted prices in active markets, are observable either directly or indirectly.
Level 3—Unobservable inputs based on the Company's assumptions.

The Company is required to use observable market data if such data is available without undue cost and effort.

The following table presents certain investments and liabilities of the Company’s financial assets measured and recorded at fair value on the Company’s consolidated balance sheets on a recurring basis and their level within the fair value hierarchy as of September 30, 2011 and December 31, 2010:

	September 30, 2011 (unaudited)
	Level 1	Level 2	Level 3	Total
Fair value of convertible note conversion feature	$-	$-	$7,540,494	$7,540,494
Fair value of warrants	-	-	11,407,213	11,407,213
	$-	$-	$18,947,707	$18,947,707

	December 31, 2010
	Level 1	Level 2	Level 3	Total
Fair value of convertible note conversion feature	$-	$-	$2,017,663	$2,017,663
Fair value of warrants	-	-	5,746,305	5,746,305
	$-	$-	$7,763,968	$7,763,968

See Notes 8 and 9 for more information on these financial instruments.

Development costs - Development costs, primarily character development costs and design not associated with an identifiable revenue opportunity, are charged to operations as incurred. For the three months ended September 30, 2011 and 2010, development costs were $194,298 and $101,307, respectively. For the nine months ended September 30, 2011 and 2010, development costs were $514,305 and $240,246, respectively.

Net loss per share – Basic income per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding during the periods, excluding shares subject to repurchase or forfeiture. Diluted income per share increases the shares outstanding for the assumption of the vesting of restricted stock and the exercise of dilutive stock options and warrants, using the treasury stock method, unless the effect is anti-dilutive. Since the Company incurred net losses for the nine months ended September 30, 2011 and 2010, any increase in the denominator would be anti-dilutive and therefore, the denominator is the same for basic and diluted weighted average shares.

The potentially dilutive securities consisted of the following as of September 30, 2011 and 2010:

	September 30, 2011	September 30, 2010

Warrants	1,005,426,136	41,958,600
Options	14,265,000	24,585,000
Convertible Notes	877,975,080	85,526,319
	1,897,666,216	152,069,919

Recently issued accounting pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”. ASU No. 2011-4 does not require additional fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting. The ASU is effective for interim and annual periods beginning after December 15, 2011. The Company will adopt the ASU as required. The ASU will affect the Company’s fair value disclosures, but will not affect the Company’s results of operations, financial condition or liquidity.

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income”. The ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders’ equity, and instead requires consecutive presentation of the statement of net income and other comprehensive income either in a continuous statement of comprehensive income or in two separate but consecutive statements. ASU No. 2011-5 is effective for interim and annual periods beginning after December 15, 2011. The Company will adopt the ASU as required. It will have no affect on the Company’s results of operations, financial condition or liquidity.

In September 2011, the FASB issued ASU 2011-08, “Testing Goodwill for Impairment”, an update to existing guidance on the assessment of goodwill impairment. This update simplifies the assessment of goodwill for impairment by allowing companies to consider qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount before performing the two step impairment review process. It also amends the examples of events or circumstances that would be considered in a goodwill impairment evaluation. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. The Company will adopt the ASU as required. It will have no affect on the Company’s results of operations, financial condition or liquidity.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the Securities Exchange Commission (the "SEC") did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

(6)	Investment in Film Library

As of September 30, 2011 and December 31, 2010, the investment in film library of $295,919 and $9,449,207, respectively, is related to the “Dead of Night” production, a completed film and is net of amortization of $9,153,288 and $0, respectively. The film was released theatrically in Italy on March 16, 2011 and in the United States on April 29, 2011. The majority of the remaining foreign territories were available for release upon the United States release date. During the nine months ended September 30, 2011, the Company recognized $10,207,479 of revenue upon the availability of the film in all of the territories and the theatrical release in the United States. The balance of the remaining ultimate revenues and unamortized costs of $295,919 should be principally amortized during the fourth quarter of 2011.

7 )	Short Term notes payable

Short-term notes payable consists of the following as of:

	September 30, 2011 (Unaudited)	December 31, 2010

Loans payable to various parties, including minority shareholders, unsecured, interest at 12% per annum, due on demand	$450,039	$482,085

Convertible note payable to a minority shareholder, unsecured, interest at 12% per annum, due on December 31, 2011. Note is convertible into Company's Common Stock at $0.048 per share.	102,853	161,023

Bank term loan, unsecured, interest at 7.5% per annum, payable in monthly installments of principal and interest	20,353	32,288

Standard Chartered Bank note payable of $13,365,000 loan secured by all rights in the sales agency agreement and the distribution agreement in connection with the film "Dead of Night". Company is currently in default. The interest rate is currently the default rate of Libor plus 8%.	4,916,665	9,799,878

Note payable to Omnilab Pty Ltd - 10% funded of gap investment of $4,850,000 for production "Dead of Night," to be recovered from gross receipts in North America. Interest rate of 4.09% per annum.	-	485,000

Convertible notes payable, unsecured, interest at 8% per annum, due from October 12, 2011 to May 8, 2012. Note is convertible into the Company's stock at 61% of the average of the lowest three trading days during the ten day trading period prior to conversion.	82,500	-

Convertible note payable, unsecured, interest at 9.875% (semi-annually), due from September 17, 2011 to October 8, 2011. Note is convertible into the Company's stock at lessor of 75% of the average of the last five trading days prior to conversion or closing price on the day prior to conversion, not to exceed $0.05. See Note 13.	100,000	-

Total	$5,672,410	$10,960,274

(8)	Notes Payable Initially issued to Related Party

Related party notes payable consist of the following as of:

	September 30, 2011 (Unaudited)	December 31, 2010

May 6, 2009 secured convertible notes payable	$2,400,000	$2,400,000
June 3, 2009 secured convertible notes payable	1,350,000	1,350,000

Related party notes payable	3,750,000	3,750,000
Less valuation discount	(3,087,714)	(2,470,982)
Total short-term notes payable	$662,286	$1,279,018

The Company entered into a Credit Agreement on May 6, 2009, with Mr. Rosenberg, its Chairman and Chief Executive Office, in connection with the issuance of two secured promissory notes. Two warrants were issued to Mr. Rosenberg in connection with the issuance of various promissory notes as of May 6, 2009 and June 3, 2009. The advances in 2009 increased Rosenberg’s security interest held in the Company’s assets to approximately $3,750,000. These transactions were:

May 6, 2009 Secured Debt - The May 6, 2009 secured debt has an aggregate principal amount of $2,400,000, is convertible into shares of the Company’s common stock at a conversion price of $0.048 and bears interest at the rate of eight percent per annum. The original principal amount of $2,400,000 is to be repaid upon the expiration of the notes on May 6, 2010. The Company may prepay the notes at any time. In connection with this debt the Company also issued ten-year warrants to purchase 25,000,000 shares of the Company’s common stock for $0.048 per share.

June 3, 2009 Secured Debt - The June 3, 2009 secured debt amounted to an aggregate principal amount of $1,350,000, is convertible into shares of the Company’s common stock at a conversion price of $0.038 and bears interest at the rate of eight percent per annum. The original principal amount of $1,350,000 is to be repaid upon the expiration of the notes on June 3, 2010 but may be prepaid at any time. In connection with this debt the Company also issued ten-year warrants to purchase 14,062,500 shares of the Company’s common stock for $0.038 per share.

First Modification of Secured Convertible Notes Payable – On October 22, 2010, the Company entered into a series of agreements with its CEO, Chairman, and a major shareholder to extend the due date of certain existing loans made by the CEO. Pursuant to the terms of the agreements, the new due date for the secured convertible notes payable totaling $2,400,000 was extended to May 6, 2011 and the new due date for the secured convertible notes payable totaling $1,350,000 was extended to June 3, 2011. The interest rate under these loans was increased from 8% to 10%, effective upon the original due date of May 6, 2010 and June 3, 2010, respectively.

In exchange for these due date extensions, the Company granted to the CEO:

Two additional sets of warrants to purchase the Company’s common stock. The first set allowing for the exercise of up to 40,000,000 warrants to purchase shares of the Company’s common stock, at an exercise price of $0.11 per share, and the second set allowing for the acquisition of up to $3,750,000 in stock, also at an exercise price of $0.11 per share. Both sets (“New Warrants”) vested immediately and will expire on October 22, 2020; and

As more fully described in the Intellectual Property Rights Assignment Agreement between the Company and Scott Rosenberg (included as an exhibit to the Company’s 8K filing, as amended, on December 28, 2010), 25% of gross revenues from those certain co-ownership rights assigned to Scott Rosenberg. A list of intellectual property that is excluded from this agreement is also in the exhibit to the 8K filing.

The notes and warrants were assigned in October, 2010 to Assignment & Collateral Holdings, LLC “(ACH)”, an entity managed at that time by a Director of the Company and Mr. Rosenberg, the CEO and Chairman of the Company.

Second Modification of Secured Convertible Notes Payable – In August, 2011, the Company entered into a series of agreements with ACH to extend the due date of certain existing loans originally made by the CEO. Pursuant to the terms of the agreements, the new due date for the secured convertible notes payable totaling $2,400,000 was extended to May 6, 2012 and the new due date for the secured convertible notes payable totaling $1,350,000 was extended to June 3, 2012.

In exchange for these due date extensions, the Company granted to ACH:

Two additional sets of warrants to purchase the Company’s common stock. The first set allowing for the exercise of up to 40,000,000 warrants to purchase shares of the Company’s common stock, at an exercise price of $0.11 per share, and the second set allowing for the acquisition of up to $3,750,000 in stock, also at an exercise price of $0.11 per share. Both sets (“New Warrants”) vested immediately and will expire on August 12, 2021.

The exercise price and the number of shares underlying the warrants are subject to anti-dilution adjustments from time to time if the Company issues common stock at below the exercise price at that time for the warrants. The dilutive issuances provisions of the warrants and convertible notes were triggered during the second quarter of 2011 due to issuances of common stock pursuant to the Dutchess Opportunity Fund Agreement. As of June 30, 2011, the revised pricing on the warrants and conversions was set at $0.0121. The revised pricing was reduced further during the third quarter of 2011 due to conversions of debt by holders of convertible notes. As of September 30, 2011, the revised pricing on the warrants and conversion is now set at $0.0044 for the warrants that were issued originally and as part of the first debt modification.

The Company considered authoritative guidance and determined that the debt modification represented a substantial debt modification. As such the proper accounting treatment for the conversion price was reevaluated. FASB guidance indicates that any adjustment to the fixed amount (either conversion price or number of shares) of the instrument (or embedded feature), regardless of the probability or whether or not within the issuers’ control, means the instrument is not indexed to the issuers own stock. Accordingly, the embedded conversion feature of the notes and the conversion feature of the warrants resulted in a derivative liability being recorded by the Company when the Notes were modified and the New Warrants were granted (see Note 8). The Company determined the fair value at the second modification of the conversion feature of the Notes was $5,421,917 and the fair value of the New Warrants was $1,481,774 based on a binominal valuation model with the following assumptions: risk-free interest rate of 0.11% to 2.24%; dividend yield of 0%; volatility factor of 279%; and an expected life of 8 months to 10 years, resulting in total derivative at modification of $6,903,691. For financial statement purposes, $3,750,000 of this amount was allocated to debt discount (i.e. up to face amount of the Notes) and is being amortized over the term of the Notes. The balance of the derivative of $3,153,691 represents excess of the fair value of the derivatives over the face amount of the notes and has been recognized as Cost of Financing during the three and nine months ended September 30, 2011. For the three months ended September 30, 2011, $662,286 of discount amortization is included in interest expense. For the nine months ended September 30, 2011, $3,133,268 of discount amortization is included in interest expense, of which $2,470,982 was related to the first modification and $662,286 related to the second modification. At September 30, 2011, the unamortized balance of the discount is $3,087,717.

Due to the resignation of Mr. Rosenberg in May of 2011 as manager of ACH and the Director’s resignation as manager in September, 2011, the Company no longer considers ACH a related party.

(9)	Derivative Liabilities

In September 2008, the FASB issued authoritative guidance on determining whether an instrument (or embedded feature) is indexed to an entity’s own stock. Under the authoritative guidance, effective January 1, 2009, instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The conversion feature of the Company’s secured convertible related party notes payable (described in Note 7), and the related warrants, do not have fixed settlement provisions because their conversion and exercise prices, respectively, may be lowered if the Company issues securities at lower prices in the future. In accordance with the FASB authoritative guidance, the conversion feature of the Notes was separated from the host contract (i.e., the Notes) and recognized as a derivative instrument. Both the conversion feature of the Notes and the related warrants have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The derivative liabilities were valued using a Binomial valuation model with the following assumptions:

		August 12,
	September 30,	2011	December 31,
	2011	(Modification)	2010

Conversion Feature:
Risk-free interest rate	0.13%	0.11%	0.21%
Expected volatility	173%	279%	91.5%
Expected life (in months)	8 to 9	9 to 10	4 to 5
Expected dividend yield	0%	0%	0%

Warrants:
Risk-free interest rate	1.43 to 1.92%	2.24%	2.6 to 2.8%
Expected volatility	173%	279%	91 to 92%
Expected life (in years)	7.62 to 10	10	8.42 to 9.83
Expected dividend yield	0%	0%	0%

Fair Value:
Conversion feature	$7,540,494	$5,421,917	$2,017,663
Warrants	11,407,213	1,481,774	5,746,305
	$18,947,707	$6,903,691	$7,763,968

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock. The expected life of the conversion feature of the notes was based on the term of the notes and the expected life of the warrants was determined by the expiration date of the warrants. The expected dividend yield was based on the fact that the Company has not paid dividends to common shareholders in the past and does not expect to pay dividends to common shareholders in the future.

As of September 30, 2011, August 12, 2011 and December 31, 2010, the fair value of the derivative liability was $18,947,707, $6,903,691 and $7,763,968, respectively. For the three and nine months ended September 30, 2011, the Company recorded a change in fair value of the derivative liabilities of ($1,282,318) and ($4,280,048), respectively.

(10)	Commitments and Contingencies

Commitments

Payroll Tax Penalties – As of September 30, 2011 and December 31, 2010, the Company’s liabilities include a payable to the Internal Revenue Service in the amount of $116,308 and $123,248, respectively, associated with payroll tax liabilities for the second, third and fourth quarters of 2008, along with associated penalties and interest for late payment. The Company has entered into an installment agreement with the Internal Revenue Service in the amount of $1,000 per month.

Contingencies

The Company’s legal proceedings are as follows:

Rustemagic v. Rosenberg & Platinum Studios. On or about June 30, 2009, Ervin Rustemagic filed suit against the Company and its President, Scott Rosenberg, in the California Superior Court for the County of Los Angeles (Case No. BC416936) alleging that the Company (and Mr. Rosenberg) breached an agreement with Mr. Rustemagic thereby causing damages totaling $125,000.  The matter was settled through arbitration in April, 2011 with only minimal liability to the Company.  Under the settlement agreement, the Company has guaranteed additional payments due by Scott Rosenberg in the amount of $77,000 and that payment by Rosenberg has not been made, leading to additional litigation over the guaranteed amount and a subsequent judgment for the sum in excess of $125,000, with interest, currently due and payable. If the Company makes the guarantee payment on behalf of Mr. Rosenberg, such amount will be offset against amounts currently due him.

Harrison Kordestani v. Platinum. Harrison Kordestani was a principal of Arclight Films, with whom the Company had entered into a film slate agreement. One of the properties that had been subject to the slate agreement was “Dead of Night.” Arclight fired Mr. Kordestani and subsequently released Dead of Night from the slate agreement. In late January 2009, Mr. Krodestani had an attorney contact the Company as well as its new partners who were on the verge of closing the financing for the “Dead of Night.” Mr. Kordestani, through his counsel, claimed he was entitled to reimbursement for certain monies invested in the film while it had been subject to the Arclight slate agreement. Management believes Mr. Krodestani’s claim was wholly without merit and an attempt to force an unwarranted settlement because he knew we were about to close a deal. We responded immediately through outside counsel and asserted that he was engaging in extortion and the company would pursue him vigorously if he continued to try and interfere with our deal. The company has not heard anything further from Mr. Kordestani but will vigorously defend any suit that Mr. Kordestani attempts to bring.  The Company has not reserved any payable for this proceeding.

Douglass Emmet v. Platinum Studios On August 20, 2009, Douglas Emmet 1995, LLC filed an Unlawful Detainer action against the Company with regard to the office space previously occupied by the Company. The suit was filed in the California Superior Court, County of Los Angeles, (Case No. SC104504) and alleged that the Company had failed to make certain lease payments to the Plaintiff and was, therefore, in default of its lease obligations. The Plaintiff prevailed on its claims at trial and, subsequently, on October 14, 2009 entered into a Forbearance Agreement with the Company pursuant to which Douglas Emmet agreed to forebear on moving forward with eviction until December 31, 2009, if the Company agreed to pay to Douglas Emmet 50% of three month’s rent, in advance, for the months of October, November and December 2009. As of January 1, 2010, the Company was required to pay to Douglas Emmet the sum of $466,752 to become current under the existing lease or face immediate eviction and judgment for that amount. Prior to January 1, 2010, Douglas Emmet agreed to a month-to-month situation where Platinum pays 50% of its rent at the beginning of the month and the landlord holds back on eviction and enforcement of judgment while they evaluated whether they will consider negotiating a new lease with the Company that would potentially demise some of the Company’s current office space back to the landlord as well as potentially forgive some of the past due rent. As of June 30, 2010, the Company has abandoned the leasehold and moved to new offices. In January, 2011, Douglas Emmett served the Company a new lawsuit to recover unpaid rent and damages.  The parties are in meaningful discussions for a settlement.  The accounts payable of the Company include a balance to Douglass Emmet sufficient to cover the liability, in managements’ assessment.

Franklin v Platinum (and a derivative action, by Franklin, against Scott Rosenberg)  During mid-September 2011, Jeff Franklin, an independent contractor with the Company, was terminated, and, after settlement discussions as to his termination payments broke down, Franklin initiated arbitration, under his January 2010 written agreement, against Platinum on October 5, 2011.  Franklin is seeking approximately $350,000 in cash, 10% of the Company in an equity position, and 25% of all intellectual property rights on certain film projects for the next five years.  The Company has countered with a claim for a return of approximately $80,000 that it believes was over-paid to Franklin against commissions due under the written agreement.

On a parallel track, Franklin, claiming the position of lead plaintiff, is asserting the right, on behalf of the Company to sue Scott Rosenberg for intellectual property transfers that Franklin believes are injurious to Platinum and which were conducted in a fraudulent and derogatory manner by both Scott Rosenberg and the Board of Directors.

The Company believes both of these claims are without merit and has not reserved any payable for either of these proceedings.

With exception to the litigation disclosed above, we are not currently a party to, nor is any of our property currently the subject of, any additional pending legal proceeding that will have a material adverse effect on our business, nor are any of our directors, officers or affiliates involved in any proceedings adverse to our business or which have a material interest adverse to our business.

(11)	Related party transactions

The Company has an exclusive option to enter licensing/acquisition of rights agreements for individual characters, subject to existing third party rights, within the RIP Awesome Library of RIP Media, Inc., an entity in which Scott Rosenberg is the Manager. Scott Mitchell Rosenberg also provides production consulting services to the Company’s customers (production companies) through Scott Mitchell Rosenberg Productions (another related entity) wholly owned by Scott Mitchell Rosenberg. At the time the Company enters into a purchase agreement with a production company, a separate contract may be entered into between the related entity and the production company. In addition, consulting services regarding development of characters and storylines may also be provided to the Company by this related entity.  Revenue would be paid directly to the related entity by the production company.

As consideration for the Amendment of the assigned secured convertible notes payable to an entity managed by the CEO and one of the Company’s Directors, the Company must pay to such entity 25% of all gross revenues derived from Co-Owned intellectual property, including the merchandising revenue received from the film, “Cowboys and Aliens”. During the three and nine months ended September 30, 2011, the Company incurred participation fees relating to this agreement of $18,750 and $31,875. As of September 30, 2011, the Company had unpaid fees relating to this agreement of $379,375.  As of September 30, 2011, the entity was no longer managed by CEO nor one of the Company’s directors and is now considered an unrelated party.

In September 2010, the Company consummated a sale of its Drunkduck.com website to an affiliate of Brian Altounian, President and Chief Operating Officer of the Company. The sale includes all components of the website, all copyrights, trade secrets, trademarks, trade names and all material contracts related to the website’s operations with a cost basis of $40,000. The selling price totaled $1,000,000 which was comprised of $500,000 in cash to be paid in installments through October 28, 2010 and $500,000 in future royalties. For accounting purposes, the Company determined recognition of this sale on the installment method was appropriate since the collection of the purchase price could not be assured.  The Company has received $350,000, or 70% of the cash proceeds with the balance past due as of September 30, 2011.  The Company will also receive payments equal to 10% of Net Revenues generated from the website until the $500,000 in royalties is received. The Company retains partial ownership until the total selling price has been received.

As of September 30, 2011 and December 31, 2010, the Company had accrued payroll, included in Accrued expenses and other current liabilities, of $584,576 and $502,784, respectively, accrued interest, included in Accrued interest-related party notes payable, of $0 and $189,770, respectively, and accrued participation fees, included in Related party payable, of $347,500, due to Scott Rosenberg or entities in which he is a manager.  Related party payable as of September, 2011 also includes a short term loan of $100,000 from an entity which is managed by Scott Rosenberg.

(12)	Common Stock

Common stock consists of $0.0001 par value, 2,500,000,000 shares authorized, 413,234,555 shares issued and outstanding as of September 30, 2011 and 310,345,811 shares issued and outstanding as of December 31, 2010.

During the nine months ended September 30, 2011, 337,000 shares that were previously issued as a finder’s fee were returned to the Company.

During the nine months ended September 30, 2011, the Company issued 41,323,534 shares of common stock for services with a total value of $898,278. The number of shares issued for the services was based upon the fair market value of the stock on the date of issuance, with the differences between the fair market value of the stock and the fair market value of the services, or $791,371, recognized as loss on extinguishment of debt of $106,907

During the nine months ended September 30, 2011, the Company issued 20,929,737 shares of common stock for conversion of debt or payment of accounts payable with a total value of $505,350. The number of shares issued for the conversion of debt and payment of accounts payable was based upon the fair market value of the stock on the date of conversion or payment, with differences between the fair market value of the stock and the fair market value of the debt recognized, or $366,562, as loss on extinguishment of debt of $138,788.

In July, 2011, the Company established a compensation and benefit plan to provide incentive to employees and consultants.  The Company filed Form S-8 to register 15,000,000 shares for the plan. The Company issued 11,860,085 shares under the plan.

In January, 2011, the Company’s S-1 filing became effective with 41,000,000 shares available pursuant to the Dutchess Opportunity Fund agreement.  Of such shares, (i) Dutchess has agreed to purchase 41,000,000 pursuant to the investment agreement dated January 12, 2010, between Dutchess and the Company, and (ii) NO shares were issued to Dutchess in consideration for the investment. Subject to the terms and conditions of such investment agreement, we have the right to put up to $5,000,000 in shares of our common stock to Dutchess.  This arrangement is sometimes referred to as an Equity Line.

We will not receive any proceeds from the resale of these shares of common stock offered by Dutchess. We will, however, receive proceeds from the sale of shares to Dutchess pursuant to the Equity Line. When we put an amount of shares to Dutchess, the per share purchase price that Dutchess will pay to us in respect of such put will be determined in accordance with a formula set forth in the Investment Agreement. Generally, in respect of each put, Dutchess will pay us a per share purchase price equal to ninety-five percent (95%) of the daily volume weighted average price of our common stock during the five (5) consecutive trading day period beginning on the trading day immediately following the date of delivery of the applicable put notice.

Dutchess may sell the shares of common stock from time to time at the prevailing market price on the Over-the Counter (OTC) Bulletin Board, or on an exchange if our shares of common stock become listed for trading on such an exchange, or in negotiated transactions. Dutchess is an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in connection with the resale of our common stock under the Equity Line.

Pursuant to the agreement, the Company sold 40,972,474 shares of the Company’s common stock during the first nine months of 2011 to Dutchess Opportunity Fund for $1,019,232, resulting in net proceeds to the Company of $1,009,232 after costs.

(13)	Stock Options and Warrants

Stock Options

In 2007, the Company adopted the Platinum Studios, Inc. 2007 Incentive Plan (the “Plan”). The options under the plan shall be granted from time to time by the Board of Directors. Individuals eligible to receive options include employees of the Company, consultants to the Company and directors of the Company. The options shall have a fixed price, which will not be less than 100% of the fair market value per share on the grant date. The total number of options authorized is 45,000,000.

During the nine months ended September 30, 2011, the Company issued no options to purchase the Company's common stock.  The aggregate value of the options vesting, net of forfeitures, during the nine months ended September 30, 2011 and 2010 was $0 and $108,695, respectively and has been reflected as compensation cost. As of September 30, 2011, the aggregate value of unvested options was $4,560 which will be amortized as compensation cost as the options vest, over 2 months.

Additional information regarding options outstanding as of September 30, 2011 is as follows:

	Options Outstanding at September 30, 2011			Options Exercisable at September 30, 2011
Range of Exercise Price	Number of Shares Outstanding	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number of Shares Exercisable	Weighted Average Exercise Price

$0.01 - $0.05	4,000,000.50		$0.05	4,000,000	$0.05
$0.06 - $0.10	10,265,000	3.05	$0.10	10, 115,000	$0.10
	14,265,000			14,115,000

The options had no intrinsic value as of September 30, 2011.

Stock Warrants

The following table summarizes the outstanding warrants to purchase Common Stock at September 30, 2011:

Number	Exercise Price	Expiration Dates

25,000,000	$0.0044	May, 2019
14,062,500	$0.0044	June, 2019
40,000,000	$0.0044	October, 2020
852,272,727	$0.0044	October, 2020
40,000,000	$0.11	August, 2021
34,090,909	$0.11	August, 2021
1,005,426,136

As of September 30, 2011, the intrinsic value of the warrants outstanding was $6,519,347 based upon the trading price of the common shares as of that date.

(14)	Subsequent events

Common Stock
In October, 2011, the Company filed a Certificate of Amendment of Articles of Incorporation with the State of California to increase is authorized shares from 500,000,000 to 2,500,000,000.

Common Stock Issued for Conversion of Debt and Services

Subsequent to September 30, 2011, the Company issued 5,210,228 shares of our common stock for services with a value of $29,460.

Subsequent to September 30, 2011, the Company issued 33,034,009 shares of our common stock in exchange for debt with a value of $229,599.

Subsequent to September 30, 2011, the Company issued 87,844,317 shares of our common stock with a value of $483,144 in a series of cashless warrant exercises.

Equity Line of Credit

In November, 2011, the Company’s signed a new Investment Agreement and Registration Rights Agreement with Dutchess Opportunity Fund II, LP, or "Dutchess".  Pursuant to the agreement,  Dutchess has agreed to purchase 98,000,000 shares of the Company’s common stock.  Subject to the terms and conditions of such investment agreement, we have the right to put up to $10,000,000 in shares of our common stock to Dutchess.  This arrangement is sometimes referred to as an Equity Line.

We will not receive any proceeds from the resale of these shares of common stock offered by Dutchess. We will, however, receive proceeds from the sale of shares to Dutchess pursuant to the Equity Line. When we put an amount of shares to Dutchess, the per share purchase price that Dutchess will pay to us in respect of such put will be determined in accordance with a formula set forth in the Investment Agreement. Generally, in respect of each put, Dutchess will pay us a per share purchase price equal to ninety-five percent (95%) of the daily volume weighted average price of our common stock during the five (5) consecutive trading day period beginning on the trading day immediately following the date of delivery of the applicable put notice.

Dutchess may sell the shares of common stock from time to time at the prevailing market price on the Over-the Counter (OTC) Bulletin Board, or on an exchange if our shares of common stock become listed for trading on such an exchange, or in negotiated transactions. Dutchess is an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in connection with the resale of our common stock under the Equity Line.

Pursuant to the terms of a Registration Rights Agreement, dated July 25, 2011, between Dutchess and us, we are obligated to file one or more registration statements with the SEC to register the resale by Dutchess of shares of common stock issued or issuable under the Investment Agreement. We must file with the SEC an initial registration statement on Form S-1 of which this prospectus forms a part, in order to access the credit line, covering the resale of  the 98,000,000 shares of common stock which is less than one-third (1/3) of our current public float (where "public float" shall be derived by subtracting the number of shares of common stock held by our officers, directors and "affiliates" (as such term is defined in Rule 144(a)(1) of the 1933 Act) from the total number of shares of our common stock then outstanding). After the later of (i) sixty (60) days after the time that Dutchess shall have resold substantially all of the shares registered for resale under the initial registration statement, or (ii) six (6) months after the effective date of the initial registration statement, we are obligated to register for resale another portion of the credit line amount, utilizing available equity equal to one-third (1/3) of our then outstanding public float. This registration process will continue until such time as all of the dollar amounts available under the credit line, using shares of common stock issuable under the Investment Agreement, have been registered for resale on effective registration statements. In no event will we be obligated to register for resale more than $10,000,000 in value of shares of common stock.

PLATINUM STUDIOS, INC AND SUBSIDIARIES
98,000,000 SHARES

COMMON STOCK

PROSPECTUS

Through and including January 17, 2012 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution

The following table sets forth expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$500
Legal fees and expenses	9,000
Accountants' fees and expenses	15,000
Miscellaneous fees	500
Total	24,850

Item 14.   Indemnification of Directors and Officers

Our By-laws, as amended, provide to the fullest extent permitted by California law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our By-laws, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our By-laws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In May, 2007, the Company entered into indemnification agreements with each of the Officers and Directors of the Corporation individually.

Item 15.   Recent Sales of Unregistered Securities

The following is a summary of transactions by us within the past three years involving sales of our securities that were not registered under the Securities Act. Each offer and sale was exempt from registration under either Section 4(2) of the Securities Act or Rule 506 under Regulation D of the Securities Act because (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the offerings; (iii) each investor was given the opportunity to ask questions and receive answers concerning the terms of and conditions of the offering and to obtain additional information; (iv) the investors represented that they were acquiring the securities for their own account and for investment; and (v) the securities were issued with restrictive legends.

On February 20, 2009 the Company opened a Private Placement round, offering up to 30,000,000 shares of common stock at an offer price of $0.05/share.  As of April 1, 2009, the Company had sold 1,300,000 shares for a total of $65,000.

In September, 2009, the Company opened a Private Placement round offering up to 30,000,000 shares of common stock at an offer price of $0.05/share.  This round was completed on December 21st with the Company selling 19,250,821 shares valued at $962,541 in cash and debt conversion.  This Private Placement was offered pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In March 2010, the Company issued to a consultant 183,000 shares of common stock for $0.05/share which represented market value on the date of issuance totaling $9,150. Related services represented a finders’ fee associated with the current private placement with the value of the services charged to additional paid-in capital.

In April 2010, the Company issued 15,143,924 in fulfillment of previously received common stock subscriptions.  The Company also issued 2,764,355 shares with a value of $138,217 as payment for services and accrued wages.  The Company issued an additional 300,000 shares to Brian Altounian, the President of the Company, with a value of $15,000 for salary due.

In September, 2010, the Company issued to a consultant 1,212,725 shares of common stock for services performed.  The issuance represented a market value of $70,000.

In October, 2010, the Company issued 14,802,500 shares in fulfillment of previously received common stock subscriptions with a value of $740,125.

In October, 2010, the Company issued 1,337,000 shares with a value of $66,850 which represented a finders’ fee associated with the current private placement with the value of the services charged to additional paid-in capital.

In October, 2010, the Company issued 1,603,853 shares with a value of $80,193 for services and in settlement of debt.

In December, 2010, the Company issued 1,742,845 shares of common stock to consultants for services performed with a value of $94,140.

During the three months ended March 31, 2011, the Company issued 2,386,240 shares of our common stock for services with a value of $151,000.

During the three months ended March 31, 2011, the Company issued 3,896,936 shares of our common stock in exchange for debt with a value of $147,690.

During the three months ended June 30, 2011, the Company issued 1,459,018 shares of our common stock for services with a value of $55,000.

During the three months ended June 30, 2011, the Company issued 3,631,579 shares of our common stock in exchange for debt with a value of $151,579.

During the three months ended September 30, 2011, the Company issued 15,833,444 shares of our common stock for services and settlement of accounts payable with a value of $137,942.

During the three months ended September 30, 2011, the Company issued 14,534,740 shares of our common stock in exchange for debt with a value of $236,126.

Subsequent to September 30, 2011, the Company issued 5,210,228 shares of our common stock for services with a value of $29,460.

Subsequent to September 30, 2011, the Company issued 33,034,009 shares of our common stock in exchange for debt with a value of $229,599.

Subsequent to September 30, 2011, The Company issued 87,844,317 shares of our common stock with a value of  $483,144 in a series of cashless warrant exercises.

Item 16.  Exhibits and Financial Statement Schedules

The exhibits set forth under the caption “Exhibit Index” below are included in this filing and incorporated by reference.  The financial statement schedules have been omitted because they are not applicable not required, or the information is included in the consolidated financial statements or notes thereto.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 23, 2011.

PLATINUM STUDIOS, INC.
By:	/s/ Scott Mitchell Rosenberg
Name:	Scott Mitchell Rosenberg
Title:	Chief Executive Officer

PLATINUM STUDIOS, INC.
By:	/s/ Scott Mitchell Rosenberg
Name:	Scott Mitchell Rosenberg
Title:	Principal Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Platinum Studios, Inc., do hereby constitute and appoint Scott Mitchell Rosenberg our true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Scott Mitchell Rosenberg Scott Mitchell Rosenberg	Chief Executive Officer and Chairman (Principal Executive Officer)	December 23, 2011

/s/ Scott Mitchell Rosenberg Scott Mitchell Rosenberg	Principal Financial Officer	December 23, 2011

/s/ Mark Canton	Director	December 23, 2011
Mark Canton

/s/ Adam Post	Director	December 23, 2011
Adam Post

/s/ Gerald Kline	Director	December 23, 2011
Gerald Kline

EXHIBIT INDEX

1. Exhibit No.	Description

3.1
Articles of Incorporation of Platinum Studios, Inc. filed with the Secretary of State of the State of California on September 15, 2006. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on September 4, 2007)

3.2
Certificate of Amendment of Articles of Incorporation filed with the Secretary of State of the State of California on October 16, 2006 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on September 4, 2007)

3.3	Bylaws of Platinum Studios, Inc. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on September 4, 2007)

3.4	Amendment to Articles, filed October 24, 2011 with the State of California (filed as an exhibit to Form 8K on November 7, 2011)

4.1	Platinum Studios, Inc. 2007 Incentive Plan (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

4.2	Platinum Studios, Inc. 2007 Incentive Plan (filed on Form S8 on September 17, 2008)

4.3	Platinum Studios, Inc. 2007 Incentive Plan (filed on Form S8 POS on October 28, 2008)

4.4	Secured Promissory Note in the amount of $400,000 issued to Scott M. Rosenberg, dated May 6, 2009 (filed as an exhibit on Form 8K on May 12, 2009)

4.5	Secured Promissory Note in the amount of $2,000,000 issued to Scott M. Rosenberg, dated May 6, 2009 (filed as an exhibit on Form 8K on May 12, 2009).

4.6	Unsecured Promissory Note in the amount of $1,664,835 issued to Scott M. Rosenberg, dated May 6, 2009 (filed as an exhibit on Form 8K on May 12, 2009)

4.7	Form of Warrant issued to Scoitt M. Rosenberg (filed as an exhibit on Form 8K on May 12, 2009)

4.8	2011 Equity Incentive Plan for Employees and Consultants, dated March 3, 2011 (filed as an exhibit on Form S8 on March 17, 2011)

4.9	Platinum Studios, Inc. 2011 Mid-Year Equity Incentive Plan for Employees and Consultants, dated July 5, 2011 (filed as an exhibit to Form S8 on July 13, 2011)

10.1	Form of Subscription Agreement dated as of October 12, 2006. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on September 4, 2007)

10.2
Distribution Agreement between Platinum Studios, Inc. and Top Cow Productions, Inc. effective as of January 1, 2007 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.3
Publisher Distribution Agreement between Ingram Periodicals Inc. and Platinum Studios, Inc. dated as of 7/13/07 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.4
Co-Development, Financing and Production Agreement dated as of December 19, 2006 between Platinum Studios, Inc. and Arclight Films International PTY, LTD. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.5	Cancellation of Indebtedness Agreement dates as of July 1, 2007 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on September 4, 2007)

10.6
Option Agreement between Platinum Studios, LLC and Top Cow Productions dated as of August 1, 2004. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.7
Publishing License Agreement between Kiss Catalog Ltd. and Platinum Studios LLC dated April 28, 2005. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.8
Lease Agreement between Douglas Emmett 1995, LLC and Platinum Studios, LLC dated July 10, 2006. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.9	Bonelli Rights Agreements dated as of July 2, 1997. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.10
Agreement between Diamond Comic Distributors, Inc. and Platinum Studios, Inc. dated August 30, 2007. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.11
Licensing Services and Sponsorship Agreement dated May 29, 2007 between AT&T and Platinum Studios, Inc. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.12
Option Agreement dated September 16, 2006 by and among Scott Mitchell Rosenberg, RIP Media and Platinum Studios, Inc. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.13	Agreement with Escape Artists Productions, LLC dated as of February 15, 2002 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.14
Option Acquisition of Rights Agreement with Walt Disney Pictures dated as of December 11, 2003 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.15	Title and Option Agreement with Dimensions Films dated as of November 2, 2004 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.16	First Look Agreement with Miramax Film Corp dated as of December 15, 1998. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.17
Letter Agreement dated January 10, 2008 between Platinum Studios, Inc. And Hyde Park Entertainment, Inc. (Incorporated by reference to the Registrant’s entry into a material definitive agreement on Form 8K as filed on May 15, 2008)

10.18
License for Software Development and Distri bution Agreement dated June 30, 2008 between Platinum Studios, Inc., and Brash Entertainment, LLC (Incorporated by reference to the Registrant’s entry into a material definitive agreement on Form 8K as filed on July 7, 2008).

10.19
Acquisition dated July 15, 2008 between Platinum Studios, Inc., and WOWIO, LLC (Incorporated by reference to the Registrant’s entry into a material definitive agreement on Form 8K as filed on July 16, 2008).

10.20	Form of Covenant Not to Compete (filed on Form 8K on July 16, 2008)

10.21	Form of Lock-up/Leak-out Agreement (filed on Form 8K on July 16, 2008)

10.22	Security Agreement between the Company and Scott M. Rosenberg, dated May 6, 2009 (filed on Form 8K on May 12, 2009).

10.23	Credit Agreement between the Company and Scott M. Rosenberg, dated May 6, 2009 (filed as an exhibit on Form 8K on May 12, 2009).

10.24	Trademark Security Agreement between the Company and Scott M. Rosenberg, dated May 6, 2009 (filed as an exhibit of Form 8K, on May 12, 2009).

10.25	Copyright Security Agreement between the Company and Scott M. Rosenberg, dated May 6, 2009 (filed as an exhibit on Form 8K on May 12, 2009)

10.26	Securities Purchase Agreement between the Company, Wowio, LLC, and Altounian, dated June 30, 2009 (filed as an exhibit on Form 8K on July 7, 2009)

10.27	Assignment and Assumption Agreement between the Company, Wowio, LLC and Altounian, dated June 30, 2009 (filed as an exhibit to Form 8K on July 7, 2009)

10.28	Investment Agreement between the Company and Dutchess Opportunity Fund II, a Delaware Limited Partnership, dated January 12, 2009 (filed as an exhibit to Form S-1 on December 23, 2009)

10.29	Registration Rights Agreement between the Company and Dutchess Opportunity Fund II, a Delaware Limited Partnership, dated January 12, 2009 (filed as an exhibit to Form S-1 on December 23, 2009).

10.30	Amendment to Investment Agreement between the Company and Dutchess Opportunity Fund II, a Delaware Limited Partnership, dated January 12, 2009 (filed as an exhibit to Form S-1/A on May 4, 2010)

10.31	Asset Purchase Agreement between the Company and Wowio, LLC, dated June 7, 2010 (filed as an exhibit to Form 8K on May 19, 2010).

10.32	Investment Agreement between Platinum Studios, Inc. And Dutchess Oppportunity Fund, II, LP, dated June 4, 2010 (filed as an exhibit to Form S-1 on July 15, 2010)

10.33	Registration Rights Agreement between Platinum Studios, Inc. And Dutchess Opportunity Fund, II LP, dated June 4, 2010 (filed as an exhibit to Form S-1 on July 15, 2010)

10.34	Amendment of Promissory Notes Agreement between the Company and Scott M. Rosenberg (with Schedules and Exhibits), dated October 22, 2010 (filed as an exhibit on Form 8K on December 27, 2010)

10.35	Intellectual Porperty Rights Agreement between the Company and Scott M. Rosenberg (with Schedules and exhbits), dated October 22, 2010 (filed as an exhibit to Form 8K, on December 27, 2010)

10.36	Investment Agreement between Platinum Studios, Inc. and Dutchess Opportunity Fund, II, LP, dated November 1, 2011 (filed as exhibit to Form S-1 on November 14, 2011)

10.37	Registration Rights Agreement between Platinum Studios, Inc. and Dutchess Opportunity Fund, II, LP, dated November 1, 2011 (filed as exhibit to Form S-1 on November 14, 2011)

5.1*	Opinion re Legality, attached as Exhibit to S-1

23.1*	Consent of Counsel (included in Exhibit 5.1)

23.2*	Consent of Auditors
* Filed herewith